DANIEL LAKE PROPERTY

PROPERTY OPTION AGREEMENT

Dated, for reference, January 24, 2007

Between:

AZIMUT EXPLORATION INC.

and

NORTHWESTERN MINERAL VENTURES INC.

INDEX

1.	DEFINITIONS	2
2.	GRANT OF OPTION	4
3.	TECHNICAL COMMITTEE	7
4.	OPTION ONLY	8
5.	EXERCISE OF OPTION – JOINT VENTURE	9
6.	TRANSFER OF TITLE – CLAIM ABANDONMENT	9
7.	RIGHT OF ENTRY	10
8.	REPRESENTATIONS AND WARRANTIES OF AZIMUT	10
9.	REPRESENTATIONS AND WARRANTIES OF NORTHWESTERN	13
10.	COVENANTS OF AZIMUT	13
11.	COVENANTS OF NORTHWESTERN	14
12.	TERMINATION	15
13.	INDEPENDENT ACTIVITIES	17
14.	CONFIDENTIALITY OF INFORMATION	17
15.	DELAYS	18
16.	ASSIGNMENT	18
17.	NOTICES	18
18.	AREA OF COMMON INTEREST	19
19.	RULES OF INTERPRETATION	20
20.	ARBITRATION	20
21.	GENERAL TERMS AND CONDITIONS	22

SCHEDULE “A”:	The Property
SCHEDULE “B”:	Work Expenditures
SCHEDULE “C”:	Bankable Feasibility Study
SCHEDULE “D”:	Joint Venture Agreement

DANIEL LAKE PROPERTY

PROPERTY OPTION AGREEMENT

THIS AGREEMENT is dated for reference as of the 24th day of January, 2007

BETWEEN:	AZIMUT EXPLORATION INC., a company duly incorporated under the laws of the province of Quebec and having a place of business at Suite 214, 110 rue De La Barre, Longueuil, Québec, J4K 1A3;

(hereinafter called “AZIMUT”)
ON THE FIRST PART

AND:	NORTHWESTERN MINERAL VENTURES INC., a company duly constituted under the laws of Ontario and having its head office at 36 Toronto Street, Suite 1000, Toronto, Ontario, M5C 2C5;

(hereinafter referred to as “NORTHWESTERN”)

OF THE SECOND PART

WHEREAS AZIMUT is the recorded and beneficial owner of a 100% interest in certain mineral claims comprising the Daniel Lake property in Northern Quebec, to wit:

Block AB and Block C

located on the eastern side of the Ungava Bay region, more particularly described in Schedule “A” attached hereto and made a part hereof (hereinafter called the “Property”);

AND WEREAS AZIMUT wishes to grant and NORTHWESTERN wishes to acquire an undivided interest in and to the Property on the terms and subject to the conditions set out in this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSSETH that in consideration of the mutual covenants and agreements herein contained and subject to the terms and conditions hereafter set out, the parties hereto agree as follows:

Property Option Agreement Azimut Exploration Inc & Northwestern Mineral Ventures Inc.
1.	DEFINITIONS

“Aboriginal Peoples” shall mean any peoples native to Canada that may claim or have a right or interest in or to the Property that is dependent upon treaty rights, constitutional, or other lawful non-contractual rights or powers.

“Agreement” means this Property Option Agreement, including all schedules, and all instruments supplementing, amending or confirming this Agreement and references to article, “paragraph” and “subparagraph” are to the specified article, paragraph or subparagraph of this Agreement.

“Applicable Law” means any applicable Canadian or foreign federal, provincial, state or local statute, regulation, rule, by-law, ordinance, order, policy or consent, including the common law, as well as any other enactment, treaty, official directive or guideline issued by a Governmental Authority and the terms and conditions of any permit, license or similar document or approval issued by a Governmental Authority, and shall also include any order, judgment, decree, injunction, ruling, award or declaration, or other decision of whatsoever nature of a court, administrative or quasi-judicial tribunal, an arbitrator or arbitration panel or a Governmental Authority of competent jurisdiction that is not subject to appeal or that has not been appealed within the requisite time therefore.

“Claim” means any claim, demand, action, cause of action, damage, loss, cost, liability or expense, including reasonable legal fees and all reasonable Costs incurred in investigating or pursuing any of the foregoing or any proceeding relating to any of the foregoing.

“Costs” means any and all damages, including exemplary and punitive damages, losses, including economic losses, costs, expenses, liabilities and obligations of whatsoever kind, direct or indirect, including fines, penalties, interest, lawyers’ fees and disbursements, and taxes thereon.

“Encumbrances” means any pledge, lien, restriction, charge, security agreement, lease, conditional sale, title retention agreement, mortgage, encumbrance, assignment by way of or in effect as security, or any other security interest, and any option or adverse Claim, of any kind or character whatsoever.

“Environmental Laws” means all Applicable Laws relating to the protection of the environment, including air, soil, surface water, ground water, biota, wildlife or personal or real property, or to employee and public health and safety, and includes those Environmental Laws that regulate, ascribe, provide for or pertain to liabilities or obligations in relation to the existence, use, production, manufacture, processing, distribution, transport, handling, storage, removal, treatment, disposal, emission, discharge, migration, seepage, leakage, spillage or release of Substances or the construction, alteration, use or operation, demolition or decommissioning of any facilities or other real or personal property.

“Governmental Authorities” means all applicable federal, provincial or state and municipal agencies, boards, tribunals, ministries and departments, both Canadian and foreign.

Property Option Agreement Azimut Exploration Inc & Northwestern Mineral Ventures Inc.

“Joint Venture Agreement” means the agreement for the further exploitation and development of the Property that both parties have undertaken to negotiate in good faith and use their best efforts to execute on such terms as are mutually agreeable to the parties, on or before the exercise by the Optionee of the Second Option in accordance with the terms and conditions of this Agreement, on the basis of the material terms set forth in Schedule D hereof.

“Operator” means the party that is entitled to direct exploration work, including work plans and budgets to be implemented, in respect of the Property, all in accordance with paragraph 2.3 hereof.

“Permitted Encumbrances” means:

(a)

easements, rights of way, servitude and similar rights in land including, but not limited to, rights of way and servitude for highways and other roads, railways, sewers, drains, gas and oil pipelines, gas and water mains, electric power, telephone, telegraph or cable television conduits, poles, wires and cables which are not material;

(b)

the right reserved to or vested in any Governmental Authority by the terms of any lease, licence, grant or permit forming part of the Property, or by any statutory provision, to terminate any such lease, licence, grant or permit or to require annual or other periodic payments as a condition of the continuance of them, as well as all other reservations, limitations, provisos and conditions in any original grant from Governmental Authorities;

(c)

the right of any Governmental Authority to levy taxes on minerals or the revenue there from and governmental restrictions on production rates on the operation of a mine on the Property, as well as all other rights vested in any Governmental Authority to control or regulate the Property pursuant to Applicable Laws; and

(d)	any liens, charges or other Encumbrances:
(i)	for taxes, assessments or governmental charges;
(ii)

incurred, created and granted in the ordinary course of business to a public utility or Governmental Authority in connection with operations conducted with respect to the Property, but only to the extent those liens relate to Costs for which payment is not due.

“Work Expenditures” shall have the meaning ascribed thereto in Schedule B.

“Yellow Cake Royalty” shall have the meaning ascribed thereto in Appendix II of the Joint Venture Agreement, appended as Schedule D hereto.

Property Option Agreement Azimut Exploration Inc & Northwestern Mineral Ventures Inc.
2.	GRANT OF OPTION
2.1

AZIMUT hereby grants to NORTHWESTERN the sole, exclusive and irrevocable right and option (the “First Option”) to acquire a 50% undivided recorded and beneficial interest in and to the Property and all of AZIMUT’s rights, licenses and permits appurtenant thereto or held for the specific use and enjoyment thereof, free and clear of all Encumbrances and Claims, save and except for the Yellow Cake Royalty and the Permitted Encumbrances, exercisable by paying to AZIMUT a total amount of $230,000, by issuing to AZIMUT 200,000 fully paid and non-assessable treasury common shares and by incurring a minimum of $2,600,000 in Work Expenditures (as defined in Schedule “B” attached hereto and made a part hereof) over the next five (5) years (the “First Option Period”), to be paid and incurred by NORTHWESTERN as follows:

a)

Issuance of 100,000 common shares (subject to the receipt of TSX Venture Exchange approval, which NORTHWESTERN shall use its commercially reasonable efforts to obtain as promptly as possible) and the payment to Azimut of $50,000 within 15 days of this Agreement;

b)	Work Expenditures of $300,000 on or prior to January 24, 2008;
c)	The issuance of a further 100,000 common shares on or prior to January 24, 2008;
d)	The payment to Azimut of an additional $30,000 on or prior to January 24, 2008;
e)	The payment to Azimut of an additional $40,000 on or prior to January 24, 2009;
f)	Additional Work Expenditures of $400,000 on or prior to January 24, 2009;
g)	The payment to Azimut of an additional $50,000 on or prior to January 24, 2010;
h)	Additional Work Expenditures of $500,000 on or prior to January 24, 2010;
i)	The payment to Azimut of an additional $60,000 on or prior to January 24, 2011;
j)	Additional Work Expenditures of $600,000 on or prior to January 24, 2011; and
k)	Additional Work Expenditures of $800,000 on or prior to January 24, 2012.

A minimum of $ 50,000 of Work Expenditures per claim block at Daniel Lake (Block AB and Block C) per annum must be spent to maintain the First Option on each of the claim blocks.

NORTHWESTERN shall have the right to accelerate any of the above payments, Work Expenditures or common share issuances at its sole option, and any Work Expenditures exceeding the minimum in any given year shall be credited to the following year.

Property Option Agreement Azimut Exploration Inc & Northwestern Mineral Ventures Inc.
2.2

The issuance of the 100,000 common shares (subject to the receipt of TSX Venture Exchange approval, which NORTHWESTERN shall use its commercially reasonable efforts to obtain as promptly as possible) and the first payment of $50,000 contemplated by subparagraph 2.1(a) and the Work Expenditures of $300,000 contemplated in subparagraph 2.1 (b) constitute a firm commitment by NORTHWESTERN, after which NORTHWESTERN may terminate the First Option on the Property at any time. Notwithstanding the foregoing, each budget voted on a yearly basis by the Technical Committee (as established pursuant to article 3 herein) shall represent a firm commitment by NORTHWESTERN to maintain the First Option in good standing.

2.3

During (i) the First Option Period until NORTHWESTERN exercises the First Option or the First Option expires unexercised, and (ii) in the event the First Option has been exercised by NORTHWESTERN, at all times during the Second Option Period, NORTHWESTERN shall, subject to the provisions of paragraph 12.3 hereof, have the right to be the Operator of all the exploration programs on the Property. As Operator, NORTHWESTERN shall be responsible in its reasonable discretion for carrying out and administering exploration, development and mining work on the Property. As Operator, NORTHWESTERN shall have the sole, exclusive and immediate right to enter upon and work the Property and have quiet and exclusive possession of the Property, subject to the rights of AZIMUT under this Agreement to enter in, upon or under the Property to inspect same. Furthermore, NORTHWESTERN shall be entitled to an administrative fee of 5% on contract work and 10% on internal work in lieu of overhead, management and other unallocatable costs which amount shall be credited against all Work Expenditures to be incurred by NORTHWESTERN hereunder.

2.4

If NORTHWESTERN issues the 200,000 common shares, makes the cash payments of $230,000 and incurs the minimum Work Expenditures of $2,600,000 in accordance with paragraph 2.1, then NORTHWESTERN will be deemed to have duly exercised the First Option, effective as at the date NORTHWESTERN provides notice of completion of the required Work Expenditures in accordance with paragraph 2.5 (the “Operative Date”). On the Operative Date, (i) NORTHWESTERN shall have earned a 50% undivided interest in and to the Property, free and clear of any Claims and Encumbrances, save and except for the Yellow Cake Royalty and the Permitted Encumbrances, and AZIMUT shall take all actions and do all things necessary and desirable to effect the transfer of 50% of its legal and beneficial right, title and interest in and to the Property to NORTHWESTERN, (ii) the parties shall enter into the Joint Venture Agreement; and (iii) AZIMUT will retain a two percent (2%) Yellow Cake Royalty.

2.5

NORTHWESTERN shall deliver to AZIMUT within thirty (30) days after the Operative Date a certificate of a senior officer stating the completion and amount of the required Work Expenditures incurred and an itemized statement of such Work Expenditures;

2.6

AZIMUT hereby also grants to NORTHWESTERN the sole, exclusive and irrevocable right and option (the “Second Option”), exercisable only following the exercise of the First Option, to increase NORTHWESTERN’s undivided interest in and to the Property from 50% to 65%, free and clear of all Encumbrances and Claims save and except for the

Property Option Agreement Azimut Exploration Inc & Northwestern Mineral Ventures Inc.

Yellow Cake Royalty, by electing accordingly pursuant to paragraph 2.7 below and by paying an amount of $30,000 a year to AZIMUT for each of the next five (5) years immediately following the Operative Date (the “Second Option Period”), and issuing 100,000 NORTHWESTERN common shares within two (2) months following the Operative Date, subject to paragraph 2.10, and incurring minimum Work Expenditures of $200,000 per year for each year during the Second Option Period, and by delivering to AZIMUT a Bankable Feasibility Study (as defined in Schedule “C” attached hereto and made a part hereof) on or by the expiry of the Second Option Period, subject to paragraph 2.10.

2.7	Within two (2) months following the Operative Date, NORTHWESTERN shall give AZIMUT notice that either:
(a)	NORTHWESTERN elects to exercise the Second Option; or
(b)	NORTHWESTERN elects not to exercise the Second Option.

Failure to so elect within the required time shall be deemed to be an election not to exercise the Second Option.

2.8

Should NORTHWESTERN elect not to exercise the Second Option contemplated by subparagraph 2.7(b), then the parties’ respective interest in and to the Property shall remain at 50%, but NORTHWESTERN shall nevertheless make a final cash payment to AZIMUT of $100,000 on or by the expiry of the two (2) month period set forth in paragraph 2.7.

2.9

Should NORTHWESTERN elect to exercise the Second Option contemplated by subparagraph 2.7(a) but decides nevertheless to terminate said option after the first year of the Second Option Period, then NORTHWESTERN shall pay to AZIMUT an amount of $30,000 per year for each year of the Second Option Period then remaining.

2.10

The Second Option Period contemplated by paragraph 2.6 for the delivery by NORTHWESTERN of a Bankable Feasibility Study may be extended by NORTHWESTERN for up to three (3) subsequent, annual and consecutive periods of one (1) year each, by paying to AZIMUT a sum of $100,000 per year on the anniversary date of the Operative Date immediately preceding the applicable extension period.

2.11

Should NORTHWESTERN exercise the Second Option contemplated by paragraph 2.6, (as same may be extended by paragraph 2.10), then NORTHWESTERN shall have acquired a 65% undivided interest in and to the Property, free and clear of all Encumbrances and Claims save and except for the Yellow Cake Royalty and the Permitted Encumbrances, and AZIMUT shall take all actions and do all things necessary and desirable to effect the transfer of an additional 15% of its legal and beneficial right, title and interest in and to the Property to NORTHWESTERN, such that NORTHWESTERN shall thereafter hold a 65% legal and beneficial undivided interest in the Property. Thereafter the total deemed contributions of each of the parties pursuant to

Property Option Agreement Azimut Exploration Inc & Northwestern Mineral Ventures Inc.

the Joint Venture Agreement shall be adjusted such that the deemed contributions of NORTHWESTERN will be equal to its total incurred Work Expenditures, plus its expenses to produce the Bankable Feasibility Study, and the deemed contributions of AZIMUT will be equal to the figure required to equate to a 35% undivided interest.

2.12

If NORTHWESTERN fails to incur all of the Work Expenditures stipulated in subparagraphs 2.1 (b), (f), (h) (i) (j) or (k) or paragraph 2.6, by the end of the last day by which the same was due to be incurred pursuant to paragraphs 2.1 and 2.6 or as deferred by reason of article 15, NORTHWESTERN may, at any time within 15 days of such day, make a cash payment to AZIMUT in an amount equal to the deficiency in the Work Expenditures. Any cash payment so made shall be deemed to have been Work Expenditures duly and properly incurred in an amount equal to the cash payment.

2.13

NORTHWESTERN shall have the right to record notice of this Agreement for the sole purpose of giving notice of its option rights hereunder. Such notice shall be cancelled and removed by NORTHWESTERN upon termination of this Agreement.

3.	TECHNICAL COMMITTEE
3.1

While this agreement is in force and until the First Option has been exercised by NORTHWESTERN, a technical committee (the “Technical Committee”) shall be established. Except as herein otherwise provided, the Technical Committee shall have the responsibility of approving the proposed Work Expenditures.

3.2	The Technical Committee shall consist of two (2) representatives, and each party shall forthwith appoint one (1) representative to the Technical Committee.
3.3	The Operator shall convene a meeting of the Technical Committee at least once every twelve (12) months and, in any event, within fourteen (14) days of being requested to do so by any representative.
3.4

The Operator shall give notice, specifying the time and place and the agenda for each meeting of the Technical Committee, to all representatives at least seven (7) days prior to the time appointed for the meeting. An exploration program proposal, which includes a budget, shall be submitted by the Operator at least 7 business days before the date of the Technical Committee meeting.

3.5	Notice of a meeting of the Technical Committee shall not be required if representatives of all the parties are present and unanimously agree upon the agenda.
3.6

A quorum for any Technical Committee meeting shall be present if each party’s representative is present. If a quorum is present at the meeting, the Technical Committee shall be competent to exercise all of the authorities, powers and discretions bestowed upon it hereunder. The Technical Committee shall not transact any business at a meeting unless a quorum is present at the commencement of the meeting.

Property Option Agreement Azimut Exploration Inc & Northwestern Mineral Ventures Inc.
3.7

The Technical Committee shall decide every question submitted to it by a vote with each representative being entitled to cast one (1) vote. In the case of an equality of votes on any matter which cannot be resolved by agreement of the parties, the Operator shall have a second and casting vote.

3.8	The representative of the Operator shall be chairman and secretary of each Technical Committee meeting.
3.9	The secretary of the Technical Committee meeting shall take minutes of that each meeting and circulate copies thereof to each representative.
3.10

The Technical Committee may make decisions by obtaining the consent in writing of the representatives of each party. Any decision so made shall be as valid as a decision made at a duly called and held meeting of the Technical Committee.

3.11	Decisions of the Technical Committee made in accordance with this Agreement shall be binding upon all parties.
3.12	Each party shall bear the expenses incurred by its representatives in attending meetings of the Technical Committee.
3.13

The Technical Committee may, by agreement of the representatives of all the parties, establish such other rules of procedure, not inconsistent with this Agreement, as the Technical Committee deems fit.

4.	OPTION ONLY
4.1

This Agreement represents an option only, and after NORTHWESTERN has issued to AZIMUT the 100,000 common shares (subject to the receipt of TSX Venture Exchange approval, which NORTHWESTERN shall use its commercially reasonable efforts to obtain as promptly as possible), has paid to AZIMUT $50,000 cash and has incurred $300,000 in Work Expenditures in the manner provided for in paragraph 2.2 hereof, NORTHWESTERN shall be under no further obligation to AZIMUT except as otherwise set forth herein. No act done or payment made by NORTHWESTERN hereunder shall obligate NORTHWESTERN to do any further act or make any further payment and, except as provided herein to the contrary, in no event shall this Agreement or any act done or any payment made be construed as an obligation of NORTHWESTERN to do or perform any work or make any payments on or with respect to the Property. Notwithstanding any other provision hereof, the parties acknowledge and agree that this Agreement remains conditional upon the receipt by NORTHWESTERN of the requisite approval of the TSX Venture Exchange regarding same, which NORTHWESTERN hereby undertakes to use its commercially reasonable efforts to obtain as promptly as possible following the execution hereof. In the event that the aforementioned approval of the TSX Venture Exchange is not obtained by NORTHWESTERN within fifteen (15) days following the execution hereof, the parties acknowledge and agree that neither party shall have any further rights or obligations hereunder.

Property Option Agreement Azimut Exploration Inc & Northwestern Mineral Ventures Inc.
5.	EXERCISE OF OPTION – JOINT VENTURE
5.1

NORTHWESTERN shall have exercised the First Option and shall have acquired a 50% undivided interest in and to the Property by issuing to AZIMUT 200,000 common shares, by paying to AZIMUT $230,000 in cash and by incurring a minimum of $2,600,000 in Work Expenditures in accordance with paragraph 2.1 hereof. However, NORTHWESTERN shall acquire no additional interest in and to the Property by electing to exercise, and subsequently failing to exercise, the Second Option, and in such event, shall receive no credit for incurring Work Expenditures in excess of $2,600,000.

5.2

NORTHWESTERN shall have exercised the Second Option and shall have acquired a 65% undivided interest in and to the Property by having exercised the First Option and by paying to AZIMUT an amount of $30,000 per year during each year of the Second Option Period, by issuing 100,000 NORTHWESTERN common shares within two (2) months following the Operative Date, by incurring minimum Work Expenditures of $200,000 per year during each year of the Second Option Period and by delivering the Bankable Feasibility Study contemplated by paragraph 2.6, and if required, by making the additional payments contemplated by paragraph 2.10.

5.3

If the First Option is exercised and NORTHWESTERN elects not to exercise the Second Option, or if both the First and Second Options are exercised, all further work on and with respect to the Property, and the subsequent relationship between AZIMUT and NORTHWESTERN in relation to the Property, shall be governed by the Joint Venture Agreement.

6.	TRANSFER OF TITLE – CLAIM ABANDONMENT
6.1

Upon the exercise of the First Option, AZIMUT shall deliver to NORTHWESTERN recordable transfers or other applicable conveyancing documentation sufficient to effect the transfer of a 50% undivided interest in and to the Property to NORTHWESTERN and NORTHWESTERN may record notice of its interest on title.

6.2

Upon the exercise of the Second Option, AZIMUT shall deliver to NORTHWESTERN recordable transfers or other applicable conveyancing documentation sufficient to effect the transfer of an additional 15% undivided interest in and to the Property to NORTHWESTERN and NORTHWESTERN may record notice of its interest on title.

6.3

At any time during the currency of this Agreement, NORTHWESTERN may elect to abandon any portion or portions of the Property by giving notice of such election to AZIMUT not less than ninety (90) days prior to the proposed date of abandonment. The notice shall identify the specific claims proposed to be abandoned, and their respective expiry dates.

6.4	Upon the written request of AZIMUT, received by NORTHWESTERN not less than 30 days prior to the proposed date of abandonment, NORTHWESTERN shall deliver to

Property Option Agreement Azimut Exploration Inc & Northwestern Mineral Ventures Inc.

AZIMUT recordable conveyances entitling AZIMUT to be the recorded owner of the claims set out in the notice. Upon the delivery of such conveyances, the subject claims shall cease to be subject to the terms and conditions of this Agreement.

7.	RIGHT OF ENTRY
7.1

During the currency of this Agreement prior to the exercise of the First Option and the Second Option, NORTHWESTERN, its servants, agents and workmen and any persons duly authorized by NORTHWESTERN, shall have the right of access to and from and, subject to subparagraph 11.1(f) hereof, the exclusive right to enter upon and take possession of and prospect, explore and develop the Property and incur Work Expenditures in accordance with approved work programs in such manner and at such times as NORTHWESTERN in its sole discretion may deem advisable and, subject to subparagraph 11.1 (f) hereof, to have quiet and exclusive possession of the Property during the currency of this Agreement with full power and authority to take and install thereon all such buildings, plant, machinery, equipment, tools, appliances or supplies as NORTHWESTERN shall deem necessary and proper and the right to remove quantities of rocks, ore and/or minerals and transport same for the purpose of sampling, testing and assaying.

8.	REPRESENTATIONS AND WARRANTIES OF AZIMUT
8.1	AZIMUT hereby represents and warrants to NORTHWESTERN that:
a)	it is the sole recorded and beneficial owner of a 100% interest in and to the Property free and clear of all Encumbrances, Claims and defects in title other than the Permitted Encumbrances;
b)

the mineral claims comprising the Property have been validly located and are now duly recorded and in good standing in accordance with the laws of the jurisdiction in which the mineral claims are situated and the Property is in good standing pursuant to all applicable laws;

c)	it has full corporate power and authority to enter into this Agreement;
d)

it is a company validly existing and in good standing under the laws of the province of Quebec and is up to date with respect to its filings with the applicable governmental corporate agency and has all necessary corporate capacity to own its property and assets and to conduct its business as presently conducted;

e)

the entering into this Agreement and compliance with the terms hereof does not conflict with any applicable laws or with its charter documents nor does it conflict with, or result in a breach of or accelerate the performance required by any contract or other commitment to which it is party or by which it is bound or result in the creation of any Encumbrance on the Property;

Property Option Agreement Azimut Exploration Inc & Northwestern Mineral Ventures Inc.
f)

it has the exclusive right and all necessary power, authority and capacity to enter into this Agreement and all necessary authority to assign to NORTHWESTERN up to a 65% right, title and interest in and to the Property, in accordance with the terms and conditions of this Agreement, free and clear of all Claims and Encumbrances, save and except for the Yellow Cake Royalty and the Permitted Encumbrances, and the consummation of the transactions contemplated hereby have been authorized by all necessary corporate action on its part;

g)

it has the exclusive right to receive 100% of the proceeds from the sale of minerals, metals, ores or concentrates removed from the Property and no other person, firm or corporation is entitled to any royalty, net profits interest or other payment in the nature of rent or royalty on such materials removed from the Property or is entitled to take such material in kind;

h)

the Property is free and clear of all Claims and Encumbrances as is its interest inherent in the Property and Azimut has not made, committed or executed any act, deed, matter or thing whereby its interest in the Property may be encumbered in title or otherwise;

i)

the Property is not subject to any actual, pending or to the best of its knowledge, threatened Claim or challenge, nor to the best of its information, knowledge and belief is there any basis therefore, and there is not presently outstanding against AZIMUT any judgment, decree, injunction, rule or order of any court, Governmental Authority or arbitrator which would have a material effect upon the Property; reclamation and rehabilitation of those parts of the Property which have been previously worked by AZIMUT have been properly completed in compliance with all applicable laws and AZIMUT hereby covenants and agrees to save NORTHWESTERN harmless from and against any loss, liability, Claim, demand, damage, expense, injury or death arising out of or in connection with the operations or activities which were carried out the Property by AZIMUT prior to the date of this Agreement;

j)

to the best of its knowledge and belief after having made reasonable enquiry, reclamation and rehabilitation of those parts of the Property which have been previously worked by persons other than AZIMUT have been properly completed in compliance with all applicable laws by such other persons;

k)	the description of the Property set forth herein is true and correct;
l)

it has obtained all required approvals and authorizations to grant the First Option and Second Option to NORTHWESTERN, and to transfer up to a 65% undivided interest in the Property to NORTHWESTERN in accordance with the terms hereof; no consents, approvals or authorizations of any third party are required in connection therewith; and AZIMUT has sole and complete power and authority to deal with the Property in the manner contemplated in this Agreement;

Property Option Agreement Azimut Exploration Inc & Northwestern Mineral Ventures Inc.
m)

all taxes, assessments, rentals, levies and other payments, as well as all reports, relating to the Property and required to be made, performed and filed to and with any Governmental Authority in order to maintain the Property in good standing have been so made, performed or filed, as the case may be;

n)	to the best of AZIMUT’s knowledge there has been no claim made by any Aboriginal Peoples, nor is there any basis therefor, with respect to any right or interest in or to the Property;
o)

to the best of AZIMUT’s knowledge, conditions on and relating to the Property respecting all past and current operations thereon are in compliance in all material respects with all Applicable Laws, including all Environmental Laws;

p)

it has not received any notice of, or communication relating to, any actual or alleged breach of any Environmental Laws, and there are no outstanding work orders or actions required to be taken relating to environmental matters respecting the Property or any operations carried out thereon;

q)

it is not a party to or bound by any guarantee, indemnification, surety or similar obligation pertaining to the Property and, except for this Agreement, no material contracts have been entered between AZIMUT and any other person with respect to the Property other than this Agreement;

r)

this Agreement constitutes a valid and binding obligation of it, enforceable against it in accordance with the terms of this Agreement, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought; and

s)	it has not incurred any liability, contingent or otherwise, for brokers’ or finders’ fees in respect of the transactions contemplated herein.

No investigations made by or on behalf of NORTHWESTERN at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty made by AZIMUT in or pursuant to this Agreement. No waiver by NORTHWESTERN of any condition or other provision, in whole or in part, shall constitute a waiver of any other condition or provision.

8.2

The representations and warranties hereinbefore set out are conditions upon which NORTHWESTERN has relied on entering into this Agreement, shall be true and correct at all times while the First Option or Second Option remains outstanding and shall survive the exercise of the First and Second Option, and AZIMUT hereby indemnifies and saves NORTHWESTERN harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach or any representation or warranty made by it and contained in this Agreement. For greater certainty and without limiting the

Property Option Agreement Azimut Exploration Inc & Northwestern Mineral Ventures Inc.

generality of the foregoing, the parties agree that NORTHWESTERN shall not be responsible for any environmental or other liabilities attributed to the Property prior to the date of this Agreement.

9.	REPRESENTATIONS AND WARRANTIES OF NORTHWESTERN
9.1	NORTHWESTERN represents and warrants to AZIMUT that:
a)	it is a company validly existing and in good standing under the laws of Ontario and is up to date with respect to its filings with the applicable governmental corporate agency;
b)	it has full corporate power and authority to enter into this Agreement;
c)

the entering into of this Agreement does not conflict with any applicable laws or with its charter documents nor does it conflict with, or result in a breach of, or accelerate the performance required by any contract or other commitment to which it is party or by which it is bound; and

d)	it is eligible to acquire and hold mineral claims in the jurisdiction in which the property is situated;
9.2

The representations and warranties hereinbefore set out are conditions upon which AZIMUT has relied on entering into this Agreement and shall survive the exercise of the First Option and the Second Option, and NORTHWESTERN hereby indemnifies and saves AZIMUT harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation or warranty made by it and contained in this Agreement.

10.	COVENANTS OF AZIMUT
10.1	AZIMUT hereby covenants with and to NORTHWESTERN that:
(a)

subject to paragraph 10.2, it will, within ten (10) days of the execution and delivery of this Agreement, provide NORTHWESTERN with all of the data and information in its possession or under its control relating to the mineral potential of the Property and to AZIMUT’s exploration activities on the Property, including but not limited to all reports, maps and surveys, but excluding any data or results related to the proprietary targeting methodology used by Azimut;

(b)

until such time as the First Option and Second Option are exercised or otherwise terminate, it will not deal, or attempt to deal with its right, title and interest in and to the Property in any way that would or might affect the right of NORTHWESTERN to become absolutely vested in a 65% interest in and to the Property, free and clear of Claims and Encumbrances, except for the Yellow Cake Royalty and the Permitted Encumbrances;

Property Option Agreement Azimut Exploration Inc & Northwestern Mineral Ventures Inc.
(c)

during the term of this Agreement, AZIMUT shall take all actions and do all things necessary or desirable to ensure that (i) no liabilities are incurred on the Property other than with the express written consent of NORTHWESTERN; and (ii) the Property remains free and clear of all Encumbrances whatsoever save and except for the Yellow Cake Royalty and the Permitted Encumbrances.

10.2

Notwithstanding the covenants contemplated in subparagraph 10.1(a), AZIMUT shall be under no obligation to disclose to or provide NORTHWESTERN with any and all information regarding the proprietary targeting methodology used by AZIMUT.

11.	COVENANTS OF NORTHWESTERN
11.1	NORTHWESTERN covenants and agrees with AZIMUT that until the First Option and the Second Option are exercised or otherwise terminated it shall:
(a)

subject to the provisions of paragraph 6.3 hereof, carry out and record or cause to be carried out and recorded all such assessment work upon the Property as may be required in order to maintain the Property in good standing at all times (and, for greater certainty, the proceeds of the Work Expenditures incurred pursuant to paragraph 2.1 or 2.6 hereof may be applied towards such payments but in no circumstances shall this subparagraph be construed so as to require any expenditures to be incurred on the Property by NORTHWESTERN in excess of the applicable Work Expenditures set forth in paragraphs 2.1 and 2.6 hereof, as applicable). All Operator’s fees paid pursuant to paragraph 2.3, and all payments necessary to keep the Property in good standing during the First Option Period and Second Option Period will be credited towards the minimum Work Expenditures requirements of NORTHWESTERN as set forth in paragraphs 2.1 and 2.6 above, as applicable;

(b)	keep the Property clear of Claims and Encumbrances other than Permitted Encumbrances arising from its operations thereon;
(c)	carry on all operations on the Property in compliance with all applicable governmental regulations and restrictions;
(d)

pay or cause to be paid any rates, taxes, duties, royalties, assessments or fees levied with respect to the Property or NORTHWESTERN’s operations thereon (which payments will be credited towards minimum Work Expenditure requirements as set forth in paragraphs 2.1 and 2.6 above as applicable);

(e)

indemnify and hold AZIMUT harmless from any and all liabilities, costs, damages or charges arising from the failure of NORTHWESTERN to comply with the covenants contained in this paragraph or otherwise arising from its operations on the Property;

Property Option Agreement Azimut Exploration Inc & Northwestern Mineral Ventures Inc.
(f)

allow AZIMUT or any duly authorized agent or representative of AZIMUT to inspect the Property upon giving NORTHWESTERN forty-eight (48) hours written notice; PROVIDED HOWEVER that it is agreed and understood that AZIMUT or any such agent or representative shall not interfere with NORTHWESTERN’s activities on the Property and shall be at its own risk and that NORTHWESTERN shall not be liable for any loss, damage or injury incurred by AZIMUT or its agent or representative arising from its inspection of the Property, however caused;

(g)

allow AZIMUT access at all reasonable times and intervals to all factual maps, reports, assay results and other factual technical data prepared or obtained by NORTHWESTERN in connection with its operations on the Property;

(h)

provide AZIMUT with all technical reports, including all pertinent databases in digital form and, on a quarterly basis, summary written reports with respect to its operations on the Property and shall provide AZIMUT with copies of any and all documents filed by NORTHWESTERN to record assessment work on the Property.

12.	TERMINATION
12.1

NORTHWESTERN may terminate this Agreement at any time upon giving notice thereof to AZIMUT provided that NORTHWESTERN has issued the common shares, has made the minimum payment and has incurred the minimum Work Expenditures referred to in subparagraphs 2.1(a) and 2.1(b) hereof,

12.2

In addition to termination of this Agreement pursuant to paragraph 12.1, if NORTHWESTERN fails to make any payment or fails to do any thing on or before the last day provided for such payment or performance under this Agreement, subject to the provisions of paragraph 2.12, AZIMUT may terminate this Agreement, but only if:

a)

it shall have first given to NORTHWESTERN written notice of the failure containing particulars of the payment which NORTHWESTERN has not made, the common shares which NORTHWESTERN has failed to issue or the act which NORTHWESTERN has not performed; and

b)

subject always to the provisions of paragraph 14.1 hereof, NORTHWESTERN has not, within thirty (30) business days following delivery of AZIMUT’s notice, if the default relates to a cash payment or share issuance, or sixty (60) days for all other defaults, given notice to AZIMUT that it has cured such failure.

Should NORTHWESTERN fail to deliver the notice provided for in subparagraph 12.2(b) within the time provided above, this Agreement shall be deemed to have terminated on the day following the last day provided for the payment or performance the failure of which by NORTHWESTERN caused AZIMUT to issue the notice referred to in subparagraph 12.2(a) hereof.

Property Option Agreement Azimut Exploration Inc & Northwestern Mineral Ventures Inc.

This Agreement will automatically terminate upon exercise of the Second Option by NORTHWESTERN.

12.3	Upon termination of this Agreement:
(i)	in the event that NORTHWESTERN has not exercised its First Option at such time:
(a)

NORTHWESTERN shall deliver to AZIMUT, within sixty (60) days of the effective date of termination, copies of all factual maps, reports, assay results and other factual data and documentation relating to its operation on the Property;

(b)

NORTHWESTERN shall forfeit any and all interest in the Property and shall cease to be liable to AZIMUT in debt, damages or otherwise save and except for the performance of those of its obligations mandated pursuant to subparagraphs 2.1(a) and 2.1 (b), which were not satisfied on the effective date of termination; and

(c)

NORTHWESTERN shall vacate the Property within a reasonable time after such termination, but shall have the right of access to the Property for a period of six (6) months thereafter for the purpose of removing its chattels, machinery, equipment and fixtures therefrom.

(ii)

in the event that NORTHWESTERN has exercised its First Option at such time, has elected to proceed with the Second Option and, subsequently, provides to AZIMUT a notice of termination of its Second Option, delivered at least sixty (60) days prior to the effective date of such termination:

(a)

NORTHWESTERN shall deliver to AZIMUT, within sixty (60) days of the effective date of termination, copies of all factual maps, reports, assay results and other factual data and documentation relating to its operation on the Property;

(b)

NORTHWESTERN shall relinquish all right to act as Operator of the exploration programs on the Property immediately upon the effective date of termination, and AZIMUT shall, thereafter, be the Operator; and

(c)

NORTHWESTERN shall vacate the Property within a reasonable time after such termination, but shall, at its own risk and expense, have the right of access to the Property during normal operating hours, upon reasonable written notice to AZIMUT, provided that such access does not interfere with AZIMUT’s exploration work.

Property Option Agreement Azimut Exploration Inc & Northwestern Mineral Ventures Inc.
13.	INDEPENDENT ACTIVITIES
13.1

Except as expressly provided herein, each party shall have the free and unrestricted right to independently engage in and receive the full benefit of any and all business endeavours of any sort whatsoever, whether or not competitive with the endeavours contemplated herein without consulting the other or inviting or allowing the other to participate therein. No party shall be under any fiduciary or other duty to the other which will prevent it from engaging in or enjoying the benefits of competing endeavours within the general scope of the endeavours contemplated herein. The legal doctrines of “corporate opportunity” sometimes applied to persons engaged in a joint venture or having fiduciary status shall not apply in the case of any party. In particular, without limiting the foregoing, no party shall have an obligation to any other party as to:

(a)

any opportunity to acquire, explore and develop any mining property, interest or right presently owned by it or offered to it outside the Property at any time, other than as specifically provided herein; and

(b)	the erection of any mining plant, mill, smelter or refinery, whether or not such mining plant, mill smelter or refinery treats ores or concentrates from the Property.
14.	CONFIDENTIALITY OF INFORMATION
14.1

Except as otherwise provided in this paragraph, both parties shall treat all data, reports, records and other information relating to this Agreement and the Property as confidential and shall seek the consent of the other party to any disclosure thereof to a third party which consent will not be unreasonably withheld. The text of any news release or any other public statements, other than those required by law or regulatory bodies or stock exchanges or other government authorities, which a party desires to make shall be sent to the other party for its comments prior to publication and shall not include references to the other party unless such party has given its prior consent. The text of any disclosure which a party is required to make by law, by regulatory bodies or stock exchanges shall be sent to the other party prior to filing in order that the other party may have the opportunity to comment thereon; if no comment is received after 24 hours, the disclosure shall be deemed approved. For all public disclosure, whether required to be made or not, any reasonable changes requested by the non-disclosing party shall be incorporated into the disclosure document. Notwithstanding the foregoing, nothing in this paragraph 14.1 shall prohibit any disclosure necessary to comply with any Applicable Laws or the rules of any applicable stock exchange;

14.2	Notwithstanding paragraph 14.1, all required Work Expenditures shall be submitted to the Ministère des Ressources naturelles et de la Faune du Québec unless the parties mutually agree otherwise.

Property Option Agreement Azimut Exploration Inc & Northwestern Mineral Ventures Inc.
15.	DELAYS
15.1

If any party should be delayed in or prevented from performing any of the terms, covenants or conditions of this Agreement by reason of a cause beyond the control of such party, whether or not foreseeable, excluding lack of funds, but including fires, floods, earthquakes, subsidence, ground collapse or landslides, interruptions or delays in transportation or power supplies, strikes, lockouts or other labour disruptions, wars, acts of God, government regulation or the inability to secure on reasonable terms any private or public permits or authorizations, including those from securities regulatory bodies, unusually harsh or adverse weather conditions, Claims by Aboriginal Peoples and legal proceedings, then any failure on the part of such party to so perform shall not be deemed to be a breach of this Agreement and the time within which such party is obliged to comply with any such term, covenant or condition of this Agreement shall be extended by the total period of all such delays. In order that the provisions of this article may become operative, such party shall give notice in writing to the other party, forthwith and for each new cause of delay or prevention and shall set out in such notice particulars of the cause thereof, and the day upon which the same arose, and shall take all reasonable steps to remove the cause of such delay or prevention, and shall give like notice forthwith following the date that such cause ceased to subsist.

16.	ASSIGNMENT
16.1

Any party may at any time dispose of all or any part of its interest in and to the Property and this Agreement (the “Assignor”) to any third party (the “Assignee”) provided that, as conditions precedent to any such assignment, the Assignor provides written notice to the non-assigning party, the non-assigning party agrees to such assignment in writing, and the Assignee shall have delivered to the non-assigning party its covenant with and to the non-assigning party that:

(a)	to the extent of the disposition, the Assignee agrees to be bound by the terms and conditions of this Agreement as if it had been an original party hereto; and
(b)	it will subject any further disposition of the interest acquired to the restrictions contained in this paragraph.

No such assignment shall have the effect of relieving a party of its obligations hereunder without the written consent of the other party which consent shall not be unreasonably withheld.

17.	NOTICES
17.1

Any notice, election, consent or other writing required or permitted to be given hereunder shall be deemed to be sufficiently given if delivered or if mailed by registered air mail or by fax, addressed as follows:

Property Option Agreement Azimut Exploration Inc & Northwestern Mineral Ventures Inc.

In the case of AZIMUT:

Azimut Exploration Inc.

110 rue De La Barre, Suite 214

Longueuil, Québec J4K 1A3

Attention: Jean-Marc Lulin

Fax No.: (450) 646-3045

In the case of NORTHWESTERN:

Northwestern Mineral Ventures Inc.

Suite 1000

36 Toronto Street

Toronto, Ontario M5C 2C5

Attention: Marek Kreczmer

Fax No.: (416) 367-6891

and any such notice given as aforesaid shall be deemed to have been given to the parties hereto if delivered, when delivered, or if mailed, on the third business day following the date of mailing, or if faxed, on the next succeeding business day following the faxing thereof PROVIDED HOWEVER that during the period of any postal interruption in either the country of mailing or the country of delivery, any notice given hereunder by mail shall be deemed to have been given only as of the date of actual delivery of the same. Any party may from time to time by notice in writing change its address for the purpose of this paragraph.

18.	AREA OF COMMON INTEREST
18.1	There will be an area of common interest (the “Area of Common Interest”) as outlined on the map annexed to and forming part of Schedule A (which includes a list of the control points);
18.2

If at any time during the currency of this Agreement any party (in this article 18, only, called the “Acquiring Party”) stakes or otherwise acquires, directly or indirectly, any right to or interest in any mining claim, licence, lease, grant, concession, permit, patent or other mineral property interest located wholly or partly within the Area of Common Interest (in this article 18, only, called the “Acquired Interest”), the Acquiring Party shall forthwith give notice to the other party of that staking or acquisition, the total cost thereof and all details in the possession of that party with respect to the details of the acquisition, the nature of the Acquired Interest and the known mineralization;

18.3

The other party may, within 30 days of receipt of the Acquiring Party’s notice, elect, by notice to the Acquiring Party, to require that the Acquired Interest be included in and thereafter form part of the Property for all purposes of this Agreement;

18.4	If the election aforesaid is made, NORTHWESTERN shall pay all of the reasonable costs of such acquisition, and such costs shall constitute Work Expenditures hereunder;

Property Option Agreement Azimut Exploration Inc & Northwestern Mineral Ventures Inc.
18.5

Any Acquired Interest so acquired either by NORTHWESTERN or by AZIMUT will be recorded in AZIMUT’s name until the execution of the Joint Venture Agreement by the parties. Where any Acquired Interest is so acquired by NORTHWESTERN and, within the stipulated period of 30 days, AZIMUT elects not to include such Acquired Interest in the Property, AZIMUT shall transfer to and record in NORTHWESTERN’s name the Acquired Interest, at AZIMUT’s sole expense;

18.6

If the other party fails to make the election aforesaid within the stipulated period of 30 days, the Acquired Interest so acquired shall not form part of the Property and the Acquiring Party shall be solely entitled thereto.

19.	RULES OF INTERPRETATION
19.1	In this Agreement and the Schedules hereto:
(a)	time is of the essence in the performance of the parties’ respective obligations;
(b)

the use of words in the singular or plural, or with a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement to such person or persons or circumstances as the context otherwise permits;

(c)

unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next business day following if the last day of the period is not a business day. Whenever any payment is to be made or any action under this Agreement is to be taken on a day other than a business day, such payment shall be made or action taken on the next business day following;

(d)	the use of the words, “include” or “including” shall be deemed to mean “include, without limitation”, or “including, without limitation”, if applicable;
(e)	Except as otherwise provided, all costs incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring them.
20.	ARBITRATION
20.1

In the event of a dispute in relation to this Agreement, including, without limitation, the existence, validity, performance, breach or termination thereof, or any matter arising therefrom, including whether any matter is subject to arbitration, the parties agree to negotiate diligently and in good faith in an attempt to resolve such dispute. Submission to arbitration under this article 20 shall be a condition precedent to bringing any action with respect to such dispute.

Property Option Agreement Azimut Exploration Inc & Northwestern Mineral Ventures Inc.
20.2	Failing resolution satisfactory to either party, either party may request that the dispute be resolved by binding arbitration, conducted in English, in Montreal, Quebec.
20.3

To demand arbitration any party (the “Demanding Party”) shall give written notice to the other party (the “Responding Party”). Such notice shall specify the nature of the allegation and issues in dispute, the amount or value involved (if applicable) and the remedy requested. Within 20 days of the receipt of the notice, the Responding Party shall answer the demand in writing, specifying the allegations and issues that are disputed.

20.4

The Demanding Party and Responding Party shall each select one qualified arbitrator within 10 days of the Responding Party’s answer. Each of the arbitrators shall be a disinterested person qualified by experience to hear and determine the issues to be arbitrated. The arbitrators so chosen shall select a neutral arbitrator within 10 days of their selection.

20.5

No later than 20 business days after hearing the representations and evidence of the parties, the arbitrators shall make their majority determination in writing and deliver one copy to each of the parties. The written decision of the arbitrators shall be final and binding upon the parties in respect of all matters relating to the arbitration, the procedure, the conduct of the parties during the proceedings and the final determination of the issues in the arbitration. There shall be no appeal from the determination of the arbitrators to any court. The decision rendered by the arbitrators may be entered into any court for enforcement purposes.

20.6	The arbitrators may determine all questions in law and jurisdiction (including questions as to whether or not a dispute is arbitrable) and all matters of procedure relating to the arbitration.
20.7	A dispute of the parties shall not constitute a delay pursuant to paragraph 15.1.
20.8

The arbitrators shall have the right to grant legal and equitable relief and to award Costs (including legal fees and the Costs of arbitration) and interest. The Costs of any arbitration shall be born by the parties in the manner specified by the arbitrators in their majority determination. The arbitrators may make an interim order, including injunctive relief and other provisional, protective or conservatory measures, as well as orders seeking assistance from a court in taking or compelling evidence or preserving and producing documents regarding the subject matter of the dispute.

20.9	All papers, notices or process pertaining to an arbitration hereunder may be served on a party as provided in paragraph 17.1.

Property Option Agreement Azimut Exploration Inc & Northwestern Mineral Ventures Inc.
20.10

The parties agree to treat as confidential information, in accordance with the provisions of paragraph 14.1, the following: the existence of the arbitral proceedings; written notices, pleadings and correspondence in relation to the arbitration; reports, summaries, witness statements and other documents prepared .in respect of the arbitration; documents exchanged for purposes of the arbitration; the contents of any award or ruling made in respect of the arbitration. Notwithstanding the foregoing part of this paragraph 20.10, a party may disclose such confidential information in judicial proceedings to enforce, nullify, modify or correct an award or ruling and as permitted under paragraph 14.1.

21.	GENERAL TERMS AND CONDITIONS
21.1

The parties hereto hereby covenant and agree that they will execute such further agreements, conveyances and assurances as may be requisite, or which counsel for the parties may deem necessary to effectually carry out the intent of this Agreement;

21.2

This Agreement shall represent the entire understanding between the parties with respect to the subject matter hereof and replaces and supersedes all previous agreements between them with respect to the subject matter hereof. No representations or inducements have been made save as herein set forth. No changes, alterations, or modifications of this Agreement shall be binding upon either party until and unless a memorandum in writing to such effect shall have been signed by both parties hereto;

21.3	The titles to the articles to this Agreement shall not be deemed to form part of this Agreement but shall be regarded as having been used for convenience of reference only;
21.4	The schedules to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein;
21.5	All references to dollar amounts contained in this Agreement are references to Canadian funds;
21.6	This Agreement shall be governed by and interpreted in accordance with the laws in effect in Québec, and is subject to the exclusive jurisdiction of the Courts of Québec;
21.7	This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

Property Option Agreement Azimut Exploration Inc & Northwestern Mineral Ventures Inc.
21.8	This Agreement may be executed in counterparts and by facsimile, and all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

Azimut Exploration Inc.

Jean-Marc Lulin, President and CEO

Northwestern Mineral Ventures Inc.

Marek Kreczmer, President and CEO

SCHEDULE “A”

TO THAT CERTAIN AGREEMENT BETWEEN AZIMUT EXPLORATION INC. OF THE FIRST PART AND NORTHWESTERN MINERAL VENTURES INC. OF THE SECOND PART MADE AS OF THE 24TH DAY OF JANUARY, 2007

Propriété	No titre	SNRC	Statut	Sup. (Ha)	Rangee	Colonne	Date inscription	Date désignation	Date expiration
Daniel Lake	2033576	24I05	Actif	45.3	11	26	2006-11-22		2008-11-21
Daniel Lake	2033577	24I05	Actif	45.3	11	27	2006-11-22		2008-11-21
Daniel Lake	2033578	24I05	Actif	45.3	11	29	2006-11-22		2008-11-21
Daniel Lake	2033579	24I05	Actif	45.3	11	30	2006-11-22		2008-11-21
Daniel Lake	2033580	24I05	Actif	45.3	11	31	2006-11-22		2008-11-21
Daniel Lake	2033581	24I05	Actif	45.3	11	32	2006-11-22		2008-11-21
Daniel Lake	2033582	24I05	Actif	45.3	11	33	2006-11-22		2008-11-21
Daniel Lake	2033583	24I05	Actif	45.3	11	34	2006-11-22		2008-11-21
Daniel Lake	2033584	24I05	Actif	45.3	11	35	2006-11-22		2008-11-21
Daniel Lake	2033585	24I05	Actif	45.3	11	37	2006-11-22		2008-11-21
Daniel Lake	2033586	24I05	Actif	45.3	11	38	2006-11-22		2008-11-21
Daniel Lake	2033587	24I05	Actif	45.3	11	39	2006-11-22		2008-11-21
Daniel Lake	2033588	24I05	Actif	45.3	11	28	2006-11-22		2008-11-21
Daniel Lake	2033589	24I05	Actif	45.3	11	36	2006-11-22		2008-11-21
Daniel Lake	2033590	24I05	Actif	45.29	12	26	2006-11-22		2008-11-21
Daniel Lake	2033591	24I05	Actif	45.29	12	27	2006-11-22		2008-11-21
Daniel Lake	2033592	24I05	Actif	45.29	12	28	2006-11-22		2008-11-21
Daniel Lake	2033593	24I05	Actif	45.29	12	29	2006-11-22		2008-11-21
Daniel Lake	2033594	24I05	Actif	45.29	12	30	2006-11-22		2008-11-21
Daniel Lake	2033595	24I05	Actif	45.29	12	32	2006-11-22		2008-11-21
Daniel Lake	2033596	24I05	Actif	45.29	12	33	2006-11-22		2008-11-21
Daniel Lake	2033597	24I05	Actif	45.29	12	34	2006-11-22		2008-11-21
Daniel Lake	2033598	24I05	Actif	45.29	12	35	2006-11-22		2008-11-21
Daniel Lake	2033599	24I05	Actif	45.29	12	36	2006-11-22		2008-11-21
Daniel Lake	2033600	24I05	Actif	45.29	12	38	2006-11-22		2008-11-21
Daniel Lake	2033601	24I05	Actif	45.29	12	39	2006-11-22		2008-11-21
Daniel Lake	2033602	24I05	Actif	45.29	12	31	2006-11-22		2008-11-21
Daniel Lake	2033603	24I05	Actif	45.29	12	37	2006-11-22		2008-11-21
Daniel Lake	2033604	24I05	Actif	45.28	13	26	2006-11-22		2008-11-21
Daniel Lake	2033605	24I05	Actif	45.28	13	27	2006-11-22		2008-11-21
Daniel Lake	2033606	24I05	Actif	45.28	13	28	2006-11-22		2008-11-21
Daniel Lake	2033607	24I05	Actif	45.28	13	29	2006-11-22		2008-11-21
Daniel Lake	2033608	24I05	Actif	45.28	13	30	2006-11-22		2008-11-21
Daniel Lake	2033609	24I05	Actif	45.28	13	31	2006-11-22		2008-11-21
Daniel Lake	2033610	24I05	Actif	45.28	13	32	2006-11-22		2008-11-21
Daniel Lake	2033611	24I05	Actif	45.28	13	33	2006-11-22		2008-11-21
Daniel Lake	2033612	24I05	Actif	45.28	13	34	2006-11-22		2008-11-21
Daniel Lake	2033613	24I05	Actif	45.28	13	35	2006-11-22		2008-11-21
Daniel Lake	2033614	24I05	Actif	45.28	13	36	2006-11-22		2008-11-21
Daniel Lake	2033615	24I05	Actif	45.28	13	37	2006-11-22		2008-11-21
Daniel Lake	2033616	24I05	Actif	45.28	13	38	2006-11-22		2008-11-21
Daniel Lake	2033617	24I05	Actif	45.28	13	39	2006-11-22		2008-11-21
Daniel Lake	2033618	24I05	Actif	45.27	14	26	2006-11-22		2008-11-21
Daniel Lake	2033619	24I05	Actif	45.27	14	27	2006-11-22		2008-11-21

Propriété	No titre	SNRC	Statut	Sup. (Ha)	Rangee	Colonne	Date inscription	Date désignation	Date expiration
Daniel Lake	2033620	24I05	Actif	45.27	14	28	2006-11-22		2008-11-21
Daniel Lake	2033621	24I05	Actif	45.27	14	30	2006-11-22		2008-11-21
Daniel Lake	2033622	24I05	Actif	45.27	14	31	2006-11-22		2008-11-21
Daniel Lake	2033623	24I05	Actif	45.27	14	32	2006-11-22		2008-11-21
Daniel Lake	2033624	24I05	Actif	45.27	14	33	2006-11-22		2008-11-21
Daniel Lake	2033625	24I05	Actif	45.27	14	34	2006-11-22		2008-11-21
Daniel Lake	2033626	24I05	Actif	45.27	14	35	2006-11-22		2008-11-21
Daniel Lake	2033627	24I05	Actif	45.27	14	36	2006-11-22		2008-11-21
Daniel Lake	2033628	24I05	Actif	45.27	14	37	2006-11-22		2008-11-21
Daniel Lake	2033629	24I05	Actif	45.27	14	38	2006-11-22		2008-11-21
Daniel Lake	2033630	24I05	Actif	45.27	14	39	2006-11-22		2008-11-21
Daniel Lake	2033631	24I05	Actif	45.27	14	29	2006-11-22		2008-11-21
Daniel Lake	2033633	24I07	Actif	45.23	16	1	2006-11-22		2008-11-21
Daniel Lake	2033634	24I07	Actif	45.23	16	2	2006-11-22		2008-11-21
Daniel Lake	2033635	24I07	Actif	45.23	16	3	2006-11-22		2008-11-21
Daniel Lake	2033636	24I07	Actif	45.23	16	4	2006-11-22		2008-11-21
Daniel Lake	2033637	24I07	Actif	45.23	16	5	2006-11-22		2008-11-21
Daniel Lake	2033638	24I07	Actif	45.22	17	1	2006-11-22		2008-11-21
Daniel Lake	2033639	24I07	Actif	45.22	17	2	2006-11-22		2008-11-21
Daniel Lake	2033640	24I07	Actif	45.22	17	3	2006-11-22		2008-11-21
Daniel Lake	2033641	24I07	Actif	45.22	17	4	2006-11-22		2008-11-21
Daniel Lake	2033642	24I07	Actif	45.22	17	5	2006-11-22		2008-11-21
Daniel Lake	2033643	24I07	Actif	45.21	18	1	2006-11-22		2008-11-21
Daniel Lake	2033644	24I07	Actif	45.21	18	2	2006-11-22		2008-11-21
Daniel Lake	2033645	24I07	Actif	45.21	18	3	2006-11-22		2008-11-21
Daniel Lake	2033646	24I07	Actif	45.21	18	4	2006-11-22		2008-11-21
Daniel Lake	2033647	24I07	Actif	45.21	18	5	2006-11-22		2008-11-21
Daniel Lake	2033648	24I07	Actif	45.2	19	1	2006-11-22		2008-11-21
Daniel Lake	2033649	24I07	Actif	45.2	19	2	2006-11-22		2008-11-21
Daniel Lake	2033650	24I07	Actif	45.2	19	3	2006-11-22		2008-11-21
Daniel Lake	2033651	24I07	Actif	45.2	19	4	2006-11-22		2008-11-21
Daniel Lake	2033652	24I07	Actif	45.2	19	5	2006-11-22		2008-11-21
Daniel Lake	2033653	24I07	Actif	45.19	20	1	2006-11-22		2008-11-21
Daniel Lake	2033654	24I07	Actif	45.19	20	2	2006-11-22		2008-11-21
Daniel Lake	2033655	24I07	Actif	45.19	20	3	2006-11-22		2008-11-21
Daniel Lake	2033656	24I07	Actif	45.19	20	5	2006-11-22		2008-11-21
Daniel Lake	2033657	24I07	Actif	45.19	20	4	2006-11-22		2008-11-21
Daniel Lake	2033658	24I07	Actif	45.18	21	1	2006-11-22		2008-11-21
Daniel Lake	2033659	24I07	Actif	45.18	21	2	2006-11-22		2008-11-21
Daniel Lake	2033660	24I07	Actif	45.18	21	3	2006-11-22		2008-11-21
Daniel Lake	2033661	24I07	Actif	45.18	21	4	2006-11-22		2008-11-21
Daniel Lake	2033662	24I07	Actif	45.18	21	5	2006-11-22		2008-11-21
Daniel Lake	2033663	24I07	Actif	45.17	22	1	2006-11-22		2008-11-21
Daniel Lake	2033664	24I07	Actif	45.17	22	2	2006-11-22		2008-11-21

Propriété	No titre	SNRC	Statut	Sup. (Ha)	Rangee	Colonne	Date inscription	Date désignation	Date expiration
Daniel Lake	2033665	24I07	Actif	45.17	22	3	2006-11-22		2008-11-21
Daniel Lake	2033666	24I07	Actif	45.17	22	4	2006-11-22		2008-11-21
Daniel Lake	2033667	24I07	Actif	45.17	22	5	2006-11-22		2008-11-21
Daniel Lake	2033668	24I07	Actif	45.16	23	1	2006-11-22		2008-11-21
Daniel Lake	2033669	24I07	Actif	45.16	23	2	2006-11-22		2008-11-21
Daniel Lake	2033670	24I07	Actif	45.16	23	3	2006-11-22		2008-11-21
Daniel Lake	2033671	24I07	Actif	45.16	23	4	2006-11-22		2008-11-21
Daniel Lake	2033672	24I07	Actif	45.16	23	5	2006-11-22		2008-11-21
Daniel Lake	2033673	24I07	Actif	45.15	24	1	2006-11-22		2008-11-21
Daniel Lake	2033674	24I07	Actif	45.15	24	2	2006-11-22		2008-11-21
Daniel Lake	2033675	24I07	Actif	45.15	24	3	2006-11-22		2008-11-21
Daniel Lake	2033676	24I07	Actif	45.15	24	4	2006-11-22		2008-11-21
Daniel Lake	2033677	24I07	Actif	45.15	24	5	2006-11-22		2008-11-21
Daniel Lake	2033678	24I07	Actif	45.14	25	1	2006-11-22		2008-11-21
Daniel Lake	2033679	24I07	Actif	45.14	25	2	2006-11-22		2008-11-21
Daniel Lake	2033680	24I07	Actif	45.14	25	3	2006-11-22		2008-11-21
Daniel Lake	2033681	24I07	Actif	45.14	25	4	2006-11-22		2008-11-21
Daniel Lake	2033682	24I07	Actif	45.14	25	5	2006-11-22		2008-11-21
Daniel Lake	2033683	24I07	Actif	45.14	25	6	2006-11-22		2008-11-21
Daniel Lake	2033684	24I07	Actif	45.14	25	7	2006-11-22		2008-11-21
Daniel Lake	2033685	24I07	Actif	45.14	25	8	2006-11-22		2008-11-21
Daniel Lake	2033686	24I07	Actif	45.14	25	9	2006-11-22		2008-11-21
Daniel Lake	2033687	24I07	Actif	45.14	25	10	2006-11-22		2008-11-21
Daniel Lake	2033688	24I07	Actif	45.14	25	11	2006-11-22		2008-11-21
Daniel Lake	2033689	24I07	Actif	45.13	26	2	2006-11-22		2008-11-21
Daniel Lake	2033690	24I07	Actif	45.13	26	3	2006-11-22		2008-11-21
Daniel Lake	2033691	24I07	Actif	45.13	26	4	2006-11-22		2008-11-21
Daniel Lake	2033692	24I07	Actif	45.13	26	5	2006-11-22		2008-11-21
Daniel Lake	2033693	24I07	Actif	45.13	26	6	2006-11-22		2008-11-21
Daniel Lake	2033694	24I07	Actif	45.13	26	8	2006-11-22		2008-11-21
Daniel Lake	2033695	24I07	Actif	45.13	26	9	2006-11-22		2008-11-21
Daniel Lake	2033696	24I07	Actif	45.13	26	1	2006-11-22		2008-11-21
Daniel Lake	2033697	24I07	Actif	45.13	26	7	2006-11-22		2008-11-21
Daniel Lake	2033698	24I07	Actif	45.12	27	1	2006-11-22		2008-11-21
Daniel Lake	2033699	24I05	Actif	45.31	10	23	2006-11-22		2008-11-21
Daniel Lake	2033700	24I05	Actif	45.31	10	24	2006-11-22		2008-11-21
Daniel Lake	2033701	24I05	Actif	45.31	10	25	2006-11-22		2008-11-21
Daniel Lake	2033702	24I05	Actif	45.31	10	26	2006-11-22		2008-11-21
Daniel Lake	2033703	24I05	Actif	45.31	10	27	2006-11-22		2008-11-21
Daniel Lake	2033704	24I05	Actif	45.31	10	29	2006-11-22		2008-11-21
Daniel Lake	2033705	24I05	Actif	45.31	10	30	2006-11-22		2008-11-21
Daniel Lake	2033706	24I05	Actif	45.31	10	31	2006-11-22		2008-11-21
Daniel Lake	2033707	24I05	Actif	45.31	10	32	2006-11-22		2008-11-21
Daniel Lake	2033708	24I05	Actif	45.31	10	33	2006-11-22		2008-11-21

Propriété	No titre	SNRC	Statut	Sup. (Ha)	Rangee	Colonne	Date inscription	Date désignation	Date expiration
Daniel Lake	2033709	24I05	Actif	45.31	10	34	2006-11-22		2008-11-21
Daniel Lake	2033710	24I05	Actif	45.31	10	35	2006-11-22		2008-11-21
Daniel Lake	2033711	24I05	Actif	45.31	10	36	2006-11-22		2008-11-21
Daniel Lake	2033712	24I05	Actif	45.31	10	37	2006-11-22		2008-11-21
Daniel Lake	2033713	24I05	Actif	45.31	10	38	2006-11-22		2008-11-21
Daniel Lake	2033714	24I05	Actif	45.31	10	39	2006-11-22		2008-11-21
Daniel Lake	2033715	24I05	Actif	45.31	10	40	2006-11-22		2008-11-21
Daniel Lake	2033716	24I05	Actif	45.31	10	41	2006-11-22		2008-11-21
Daniel Lake	2033717	24I05	Actif	45.31	10	42	2006-11-22		2008-11-21
Daniel Lake	2033718	24I05	Actif	45.31	10	22	2006-11-22		2008-11-21
Daniel Lake	2033719	24I05	Actif	45.31	10	28	2006-11-22		2008-11-21
Daniel Lake	2033720	24I05	Actif	45.3	11	23	2006-11-22		2008-11-21
Daniel Lake	2033721	24I05	Actif	45.3	11	24	2006-11-22		2008-11-21
Daniel Lake	2033722	24I05	Actif	45.3	11	25	2006-11-22		2008-11-21
Daniel Lake	2033723	24I05	Actif	45.3	11	40	2006-11-22		2008-11-21
Daniel Lake	2033724	24I05	Actif	45.3	11	41	2006-11-22		2008-11-21
Daniel Lake	2033725	24I05	Actif	45.3	11	42	2006-11-22		2008-11-21
Daniel Lake	2033726	24I05	Actif	45.3	11	22	2006-11-22		2008-11-21
Daniel Lake	2033727	24I05	Actif	45.29	12	22	2006-11-22		2008-11-21
Daniel Lake	2033728	24I05	Actif	45.29	12	23	2006-11-22		2008-11-21
Daniel Lake	2033729	24I05	Actif	45.29	12	24	2006-11-22		2008-11-21
Daniel Lake	2033730	24I05	Actif	45.29	12	25	2006-11-22		2008-11-21
Daniel Lake	2033731	24I05	Actif	45.29	12	40	2006-11-22		2008-11-21
Daniel Lake	2033732	24I05	Actif	45.29	12	41	2006-11-22		2008-11-21
Daniel Lake	2033733	24I05	Actif	45.29	12	42	2006-11-22		2008-11-21
Daniel Lake	2033734	24I05	Actif	45.28	13	22	2006-11-22		2008-11-21
Daniel Lake	2033735	24I05	Actif	45.28	13	23	2006-11-22		2008-11-21
Daniel Lake	2033736	24I05	Actif	45.28	13	24	2006-11-22		2008-11-21
Daniel Lake	2033737	24I05	Actif	45.28	13	25	2006-11-22		2008-11-21
Daniel Lake	2033738	24I05	Actif	45.28	13	40	2006-11-22		2008-11-21
Daniel Lake	2033739	24I05	Actif	45.28	13	41	2006-11-22		2008-11-21
Daniel Lake	2033740	24I05	Actif	45.28	13	42	2006-11-22		2008-11-21
Daniel Lake	2033741	24I05	Actif	45.27	14	23	2006-11-22		2008-11-21
Daniel Lake	2033742	24I05	Actif	45.27	14	24	2006-11-22		2008-11-21
Daniel Lake	2033743	24I05	Actif	45.27	14	25	2006-11-22		2008-11-21
Daniel Lake	2033744	24I05	Actif	45.27	14	40	2006-11-22		2008-11-21
Daniel Lake	2033745	24I05	Actif	45.27	14	41	2006-11-22		2008-11-21
Daniel Lake	2033746	24I05	Actif	45.27	14	42	2006-11-22		2008-11-21
Daniel Lake	2033747	24I05	Actif	45.27	14	22	2006-11-22		2008-11-21
Daniel Lake	2033825	24I06	Actif	45.38	3	29	2006-11-22		2008-11-21
Daniel Lake	2033826	24I06	Actif	45.38	3	30	2006-11-22		2008-11-21
Daniel Lake	2033827	24I06	Actif	45.37	4	31	2006-11-22		2008-11-21
Daniel Lake	2033828	24I06	Actif	45.37	4	19	2006-11-22		2008-11-21
Daniel Lake	2033829	24I06	Actif	45.37	4	20	2006-11-22		2008-11-21

Propriété	No titre	SNRC	Statut	Sup. (Ha)	Rangee	Colonne	Date inscription	Date désignation	Date expiration
Daniel Lake	2033830	24I06	Actif	45.37	4	22	2006-11-22		2008-11-21
Daniel Lake	2033831	24I06	Actif	45.37	4	23	2006-11-22		2008-11-21
Daniel Lake	2033832	24I06	Actif	45.37	4	24	2006-11-22		2008-11-21
Daniel Lake	2033833	24I06	Actif	45.37	4	25	2006-11-22		2008-11-21
Daniel Lake	2033834	24I06	Actif	45.37	4	26	2006-11-22		2008-11-21
Daniel Lake	2033835	24I06	Actif	45.37	4	27	2006-11-22		2008-11-21
Daniel Lake	2033836	24I06	Actif	45.37	4	28	2006-11-22		2008-11-21
Daniel Lake	2033837	24I06	Actif	45.37	4	29	2006-11-22		2008-11-21
Daniel Lake	2033838	24I06	Actif	45.37	4	30	2006-11-22		2008-11-21
Daniel Lake	2033839	24I06	Actif	45.37	4	21	2006-11-22		2008-11-21
Daniel Lake	2033840	24I06	Actif	45.36	4	32	2006-11-22		2008-11-21
Daniel Lake	2033841	24I06	Actif	45.36	4	33	2006-11-22		2008-11-21
Daniel Lake	2033842	24I06	Actif	45.36	4	34	2006-11-22		2008-11-21
Daniel Lake	2033843	24I06	Actif	45.36	4	35	2006-11-22		2008-11-21
Daniel Lake	2033844	24I06	Actif	45.36	4	36	2006-11-22		2008-11-21
Daniel Lake	2033845	24I06	Actif	45.36	4	37	2006-11-22		2008-11-21
Daniel Lake	2033846	24I06	Actif	45.36	5	19	2006-11-22		2008-11-21
Daniel Lake	2033847	24I06	Actif	45.36	5	20	2006-11-22		2008-11-21
Daniel Lake	2033848	24I06	Actif	45.36	5	21	2006-11-22		2008-11-21
Daniel Lake	2033849	24I06	Actif	45.36	5	22	2006-11-22		2008-11-21
Daniel Lake	2033850	24I06	Actif	45.36	5	23	2006-11-22		2008-11-21
Daniel Lake	2033851	24I06	Actif	45.36	5	24	2006-11-22		2008-11-21
Daniel Lake	2033852	24I06	Actif	45.36	5	25	2006-11-22		2008-11-21
Daniel Lake	2033853	24I06	Actif	45.36	5	26	2006-11-22		2008-11-21
Daniel Lake	2033854	24I06	Actif	45.36	5	27	2006-11-22		2008-11-21
Daniel Lake	2033855	24I06	Actif	45.35	5	31	2006-11-22		2008-11-21
Daniel Lake	2033856	24I06	Actif	45.35	5	32	2006-11-22		2008-11-21
Daniel Lake	2033857	24I06	Actif	45.35	5	33	2006-11-22		2008-11-21
Daniel Lake	2033858	24I06	Actif	45.35	5	34	2006-11-22		2008-11-21
Daniel Lake	2033859	24I06	Actif	45.35	5	35	2006-11-22		2008-11-21
Daniel Lake	2033860	24I06	Actif	45.35	5	36	2006-11-22		2008-11-21
Daniel Lake	2033861	24I06	Actif	45.35	5	37	2006-11-22		2008-11-21
Daniel Lake	2033862	24I06	Actif	45.35	5	28	2006-11-22		2008-11-21
Daniel Lake	2033863	24I06	Actif	45.35	5	29	2006-11-22		2008-11-21
Daniel Lake	2033864	24I06	Actif	45.35	5	30	2006-11-22		2008-11-21
Daniel Lake	2033865	24I06	Actif	45.35	6	19	2006-11-22		2008-11-21
Daniel Lake	2033866	24I06	Actif	45.35	6	20	2006-11-22		2008-11-21
Daniel Lake	2033867	24I06	Actif	45.35	6	21	2006-11-22		2008-11-21
Daniel Lake	2033868	24I06	Actif	45.35	6	22	2006-11-22		2008-11-21
Daniel Lake	2033869	24I06	Actif	45.35	6	23	2006-11-22		2008-11-21
Daniel Lake	2033870	24I06	Actif	45.34	6	31	2006-11-22		2008-11-21
Daniel Lake	2033871	24I06	Actif	45.34	6	32	2006-11-22		2008-11-21
Daniel Lake	2033872	24I06	Actif	45.34	6	33	2006-11-22		2008-11-21
Daniel Lake	2033873	24I06	Actif	45.34	6	34	2006-11-22		2008-11-21

Propriété	No titre	SNRC	Statut	Sup. (Ha)	Rangee	Colonne	Date inscription	Date désignation	Date expiration
Daniel Lake	2033874	24I06	Actif	45.34	6	35	2006-11-22		2008-11-21
Daniel Lake	2033875	24I06	Actif	45.34	6	36	2006-11-22		2008-11-21
Daniel Lake	2033876	24I06	Actif	45.34	6	37	2006-11-22		2008-11-21
Daniel Lake	2033877	24I06	Actif	45.34	6	24	2006-11-22		2008-11-21
Daniel Lake	2033878	24I06	Actif	45.34	6	26	2006-11-22		2008-11-21
Daniel Lake	2033879	24I06	Actif	45.34	6	27	2006-11-22		2008-11-21
Daniel Lake	2033880	24I06	Actif	45.34	6	28	2006-11-22		2008-11-21
Daniel Lake	2033881	24I06	Actif	45.34	6	29	2006-11-22		2008-11-21
Daniel Lake	2033882	24I06	Actif	45.34	6	30	2006-11-22		2008-11-21
Daniel Lake	2033883	24I06	Actif	45.34	6	25	2006-11-22		2008-11-21
Daniel Lake	2033884	24I06	Actif	45.31	9	13	2006-11-22		2008-11-21
Daniel Lake	2033885	24I06	Actif	45.31	9	14	2006-11-22		2008-11-21
Daniel Lake	2033886	24I06	Actif	45.31	9	15	2006-11-22		2008-11-21
Daniel Lake	2033887	24I06	Actif	45.31	9	16	2006-11-22		2008-11-21
Daniel Lake	2033888	24I06	Actif	45.31	9	18	2006-11-22		2008-11-21
Daniel Lake	2033889	24I06	Actif	45.31	9	19	2006-11-22		2008-11-21
Daniel Lake	2033890	24I06	Actif	45.31	9	20	2006-11-22		2008-11-21
Daniel Lake	2033891	24I06	Actif	45.31	9	17	2006-11-22		2008-11-21
Daniel Lake	2033892	24I06	Actif	45.3	10	9	2006-11-22		2008-11-21
Daniel Lake	2033893	24I06	Actif	45.3	10	10	2006-11-22		2008-11-21
Daniel Lake	2033894	24I06	Actif	45.3	10	11	2006-11-22		2008-11-21
Daniel Lake	2033895	24I06	Actif	45.3	10	12	2006-11-22		2008-11-21
Daniel Lake	2033896	24I06	Actif	45.3	10	13	2006-11-22		2008-11-21
Daniel Lake	2033897	24I06	Actif	45.3	10	14	2006-11-22		2008-11-21
Daniel Lake	2033898	24I06	Actif	45.3	10	15	2006-11-22		2008-11-21
Daniel Lake	2033899	24I06	Actif	45.3	10	16	2006-11-22		2008-11-21
Daniel Lake	2033900	24I06	Actif	45.3	10	17	2006-11-22		2008-11-21
Daniel Lake	2033901	24I06	Actif	45.3	10	18	2006-11-22		2008-11-21
Daniel Lake	2033902	24I06	Actif	45.3	10	19	2006-11-22		2008-11-21
Daniel Lake	2033903	24I06	Actif	45.3	10	20	2006-11-22		2008-11-21
Daniel Lake	2033904	24I06	Actif	45.29	11	7	2006-11-22		2008-11-21
Daniel Lake	2033905	24I06	Actif	45.29	11	8	2006-11-22		2008-11-21
Daniel Lake	2033906	24I06	Actif	45.29	11	9	2006-11-22		2008-11-21
Daniel Lake	2033907	24I06	Actif	45.29	11	10	2006-11-22		2008-11-21
Daniel Lake	2033908	24I06	Actif	45.29	11	11	2006-11-22		2008-11-21
Daniel Lake	2033909	24I06	Actif	45.29	11	12	2006-11-22		2008-11-21
Daniel Lake	2033910	24I06	Actif	45.29	11	13	2006-11-22		2008-11-21
Daniel Lake	2033911	24I06	Actif	45.29	11	14	2006-11-22		2008-11-21
Daniel Lake	2033912	24I06	Actif	45.29	11	15	2006-11-22		2008-11-21
Daniel Lake	2033913	24I06	Actif	45.29	11	16	2006-11-22		2008-11-21
Daniel Lake	2033914	24I06	Actif	45.29	11	17	2006-11-22		2008-11-21
Daniel Lake	2033915	24I06	Actif	45.29	11	18	2006-11-22		2008-11-21
Daniel Lake	2033916	24I06	Actif	45.29	11	19	2006-11-22		2008-11-21
Daniel Lake	2033917	24I06	Actif	45.29	11	20	2006-11-22		2008-11-21

Propriété	No titre	SNRC	Statut	Sup. (Ha)	Rangee	Colonne	Date inscription	Date désignation	Date expiration
Daniel Lake	2033918	24I06	Actif	45.28	12	7	2006-11-22		2008-11-21
Daniel Lake	2033919	24I06	Actif	45.28	12	8	2006-11-22		2008-11-21
Daniel Lake	2033920	24I06	Actif	45.28	12	10	2006-11-22		2008-11-21
Daniel Lake	2033921	24I06	Actif	45.28	12	11	2006-11-22		2008-11-21
Daniel Lake	2033922	24I06	Actif	45.28	12	12	2006-11-22		2008-11-21
Daniel Lake	2033923	24I06	Actif	45.28	12	13	2006-11-22		2008-11-21
Daniel Lake	2033924	24I06	Actif	45.28	12	14	2006-11-22		2008-11-21
Daniel Lake	2033925	24I06	Actif	45.28	12	15	2006-11-22		2008-11-21
Daniel Lake	2033926	24I06	Actif	45.28	12	16	2006-11-22		2008-11-21
Daniel Lake	2033927	24I06	Actif	45.28	12	17	2006-11-22		2008-11-21
Daniel Lake	2033928	24I06	Actif	45.28	12	18	2006-11-22		2008-11-21
Daniel Lake	2033929	24I06	Actif	45.28	12	19	2006-11-22		2008-11-21
Daniel Lake	2033930	24I06	Actif	45.28	12	20	2006-11-22		2008-11-21
Daniel Lake	2033931	24I06	Actif	45.28	12	9	2006-11-22		2008-11-21
Daniel Lake	2033932	24I06	Actif	45.27	13	7	2006-11-22		2008-11-21
Daniel Lake	2033933	24I06	Actif	45.27	13	8	2006-11-22		2008-11-21
Daniel Lake	2033934	24I06	Actif	45.27	13	9	2006-11-22		2008-11-21
Daniel Lake	2033935	24I06	Actif	45.27	13	10	2006-11-22		2008-11-21
Daniel Lake	2033936	24I06	Actif	45.27	13	11	2006-11-22		2008-11-21
Daniel Lake	2033937	24I06	Actif	45.27	13	12	2006-11-22		2008-11-21
Daniel Lake	2033938	24I06	Actif	45.27	13	13	2006-11-22		2008-11-21
Daniel Lake	2033939	24I06	Actif	45.27	13	14	2006-11-22		2008-11-21
Daniel Lake	2033940	24I06	Actif	45.27	13	15	2006-11-22		2008-11-21
Daniel Lake	2033941	24I06	Actif	45.27	13	16	2006-11-22		2008-11-21
Daniel Lake	2033942	24I06	Actif	45.27	13	17	2006-11-22		2008-11-21
Daniel Lake	2033943	24I06	Actif	45.27	13	18	2006-11-22		2008-11-21
Daniel Lake	2033944	24I06	Actif	45.27	13	19	2006-11-22		2008-11-21
Daniel Lake	2033945	24I06	Actif	45.27	13	20	2006-11-22		2008-11-21
Daniel Lake	2033946	24I06	Actif	45.26	14	9	2006-11-22		2008-11-21
Daniel Lake	2033947	24I06	Actif	45.26	14	10	2006-11-22		2008-11-21
Daniel Lake	2033948	24I06	Actif	45.26	14	11	2006-11-22		2008-11-21
Daniel Lake	2033949	24I06	Actif	45.26	14	12	2006-11-22		2008-11-21
Daniel Lake	2033950	24I06	Actif	45.26	14	14	2006-11-22		2008-11-21
Daniel Lake	2033951	24I06	Actif	45.26	14	15	2006-11-22		2008-11-21
Daniel Lake	2033952	24I06	Actif	45.26	14	16	2006-11-22		2008-11-21
Daniel Lake	2033953	24I06	Actif	45.26	14	17	2006-11-22		2008-11-21
Daniel Lake	2033954	24I06	Actif	45.26	14	18	2006-11-22		2008-11-21
Daniel Lake	2033955	24I06	Actif	45.26	14	20	2006-11-22		2008-11-21
Daniel Lake	2033956	24I06	Actif	45.26	14	7	2006-11-22		2008-11-21
Daniel Lake	2033957	24I06	Actif	45.26	14	8	2006-11-22		2008-11-21
Daniel Lake	2033958	24I06	Actif	45.26	14	13	2006-11-22		2008-11-21
Daniel Lake	2033959	24I06	Actif	45.26	14	19	2006-11-22		2008-11-21
Daniel Lake	2033960	24I06	Actif	45.25	15	7	2006-11-22		2008-11-21
Daniel Lake	2033961	24I06	Actif	45.25	15	8	2006-11-22		2008-11-21

Propriété	No titre	SNRC	Statut	Sup. (Ha)	Rangee	Colonne	Date inscription	Date désignation	Date expiration
Daniel Lake	2033962	24I06	Actif	45.25	15	9	2006-11-22		2008-11-21
Daniel Lake	2033963	24I06	Actif	45.25	15	10	2006-11-22		2008-11-21
Daniel Lake	2033964	24I06	Actif	45.25	15	11	2006-11-22		2008-11-21
Daniel Lake	2033965	24I06	Actif	45.25	15	12	2006-11-22		2008-11-21
Daniel Lake	2033966	24I06	Actif	45.25	15	13	2006-11-22		2008-11-21
Daniel Lake	2033967	24I06	Actif	45.25	15	14	2006-11-22		2008-11-21
Daniel Lake	2033968	24I06	Actif	45.25	15	15	2006-11-22		2008-11-21
Daniel Lake	2033969	24I06	Actif	45.25	15	16	2006-11-22		2008-11-21
Daniel Lake	2033970	24I06	Actif	45.25	15	18	2006-11-22		2008-11-21
Daniel Lake	2033971	24I06	Actif	45.25	15	19	2006-11-22		2008-11-21
Daniel Lake	2033972	24I06	Actif	45.25	15	20	2006-11-22		2008-11-21
Daniel Lake	2033973	24I06	Actif	45.25	15	17	2006-11-22		2008-11-21
Daniel Lake	2033981	24I05	Actif	45.31	10	51	2006-11-22		2008-11-21
Daniel Lake	2033982	24I05	Actif	45.31	10	52	2006-11-22		2008-11-21
Daniel Lake	2033983	24I05	Actif	45.31	10	53	2006-11-22		2008-11-21
Daniel Lake	2033984	24I05	Actif	45.31	10	54	2006-11-22		2008-11-21
Daniel Lake	2033985	24I05	Actif	45.31	10	55	2006-11-22		2008-11-21
Daniel Lake	2033986	24I05	Actif	45.31	10	56	2006-11-22		2008-11-21
Daniel Lake	2033987	24I05	Actif	45.31	10	57	2006-11-22		2008-11-21
Daniel Lake	2033988	24I05	Actif	45.31	10	58	2006-11-22		2008-11-21
Daniel Lake	2033989	24I05	Actif	45.31	10	59	2006-11-22		2008-11-21
Daniel Lake	2033990	24I05	Actif	45.31	10	60	2006-11-22		2008-11-21
Daniel Lake	2033991	24I05	Actif	45.3	11	51	2006-11-22		2008-11-21
Daniel Lake	2033992	24I05	Actif	45.3	11	52	2006-11-22		2008-11-21
Daniel Lake	2033993	24I05	Actif	45.3	11	53	2006-11-22		2008-11-21
Daniel Lake	2033994	24I05	Actif	45.3	11	54	2006-11-22		2008-11-21
Daniel Lake	2033995	24I05	Actif	45.3	11	56	2006-11-22		2008-11-21
Daniel Lake	2033996	24I05	Actif	45.3	11	57	2006-11-22		2008-11-21
Daniel Lake	2033997	24I05	Actif	45.3	11	58	2006-11-22		2008-11-21
Daniel Lake	2033998	24I05	Actif	45.3	11	59	2006-11-22		2008-11-21
Daniel Lake	2033999	24I05	Actif	45.3	11	60	2006-11-22		2008-11-21
Daniel Lake	2034000	24I05	Actif	45.3	11	55	2006-11-22		2008-11-21
Daniel Lake	2034001	24I05	Actif	45.29	12	51	2006-11-22		2008-11-21
Daniel Lake	2034002	24I05	Actif	45.29	12	52	2006-11-22		2008-11-21
Daniel Lake	2034003	24I05	Actif	45.29	12	53	2006-11-22		2008-11-21
Daniel Lake	2034004	24I05	Actif	45.29	12	54	2006-11-22		2008-11-21
Daniel Lake	2034005	24I05	Actif	45.29	12	55	2006-11-22		2008-11-21
Daniel Lake	2034006	24I05	Actif	45.29	12	56	2006-11-22		2008-11-21
Daniel Lake	2034007	24I05	Actif	45.29	12	57	2006-11-22		2008-11-21
Daniel Lake	2034008	24I05	Actif	45.29	12	58	2006-11-22		2008-11-21
Daniel Lake	2034009	24I05	Actif	45.29	12	59	2006-11-22		2008-11-21
Daniel Lake	2034010	24I05	Actif	45.28	12	60	2006-11-22		2008-11-21
Daniel Lake	2034011	24I05	Actif	45.28	13	51	2006-11-22		2008-11-21
Daniel Lake	2034012	24I05	Actif	45.28	13	52	2006-11-22		2008-11-21

Propriété	No titre	SNRC	Statut	Sup. (Ha)	Rangee	Colonne	Date inscription	Date désignation	Date expiration
Daniel Lake	2034013	24I05	Actif	45.28	13	53	2006-11-22		2008-11-21
Daniel Lake	2034014	24I05	Actif	45.28	13	54	2006-11-22		2008-11-21
Daniel Lake	2034015	24I05	Actif	45.28	13	55	2006-11-22		2008-11-21
Daniel Lake	2034016	24I05	Actif	45.27	13	56	2006-11-22		2008-11-21
Daniel Lake	2034017	24I05	Actif	45.27	13	57	2006-11-22		2008-11-21
Daniel Lake	2034018	24I05	Actif	45.27	13	58	2006-11-22		2008-11-21
Daniel Lake	2034019	24I05	Actif	45.27	13	59	2006-11-22		2008-11-21
Daniel Lake	2034020	24I05	Actif	45.27	13	60	2006-11-22		2008-11-21
Daniel Lake	2034021	24I05	Actif	45.27	14	51	2006-11-22		2008-11-21
Daniel Lake	2034022	24I05	Actif	45.27	14	52	2006-11-22		2008-11-21
Daniel Lake	2034023	24I05	Actif	45.26	14	53	2006-11-22		2008-11-21
Daniel Lake	2034024	24I05	Actif	45.26	14	54	2006-11-22		2008-11-21
Daniel Lake	2034025	24I05	Actif	45.26	14	55	2006-11-22		2008-11-21
Daniel Lake	2034026	24I05	Actif	45.26	14	56	2006-11-22		2008-11-21
Daniel Lake	2034027	24I05	Actif	45.26	14	57	2006-11-22		2008-11-21
Daniel Lake	2034028	24I05	Actif	45.26	14	58	2006-11-22		2008-11-21
Daniel Lake	2034029	24I05	Actif	45.26	14	59	2006-11-22		2008-11-21
Daniel Lake	2034030	24I05	Actif	45.26	14	60	2006-11-22		2008-11-21
Daniel Lake	2034031	24I06	Actif	45.39	2	31	2006-11-22		2008-11-21
Daniel Lake	2034032	24I06	Actif	45.39	2	32	2006-11-22		2008-11-21
Daniel Lake	2034033	24I06	Actif	45.39	2	33	2006-11-22		2008-11-21
Daniel Lake	2034034	24I06	Actif	45.39	2	34	2006-11-22		2008-11-21
Daniel Lake	2034035	24I06	Actif	45.39	2	35	2006-11-22		2008-11-21
Daniel Lake	2034036	24I06	Actif	45.39	2	36	2006-11-22		2008-11-21
Daniel Lake	2034037	24I06	Actif	45.39	2	37	2006-11-22		2008-11-21
Daniel Lake	2034038	24I06	Actif	45.39	2	38	2006-11-22		2008-11-21
Daniel Lake	2034039	24I06	Actif	45.39	2	39	2006-11-22		2008-11-21
Daniel Lake	2034040	24I06	Actif	45.39	2	27	2006-11-22		2008-11-21
Daniel Lake	2034041	24I06	Actif	45.39	2	28	2006-11-22		2008-11-21
Daniel Lake	2034042	24I06	Actif	45.39	2	29	2006-11-22		2008-11-21
Daniel Lake	2034043	24I06	Actif	45.39	2	30	2006-11-22		2008-11-21
Daniel Lake	2034044	24I06	Actif	45.38	3	31	2006-11-22		2008-11-21
Daniel Lake	2034045	24I06	Actif	45.38	3	32	2006-11-22		2008-11-21
Daniel Lake	2034046	24I06	Actif	45.38	3	33	2006-11-22		2008-11-21
Daniel Lake	2034047	24I06	Actif	45.38	3	34	2006-11-22		2008-11-21
Daniel Lake	2034048	24I06	Actif	45.38	3	35	2006-11-22		2008-11-21
Daniel Lake	2034049	24I06	Actif	45.38	3	36	2006-11-22		2008-11-21
Daniel Lake	2034050	24I06	Actif	45.38	3	27	2006-11-22		2008-11-21
Daniel Lake	2034051	24I06	Actif	45.38	3	28	2006-11-22		2008-11-21
Daniel Lake	2034052	24I06	Actif	45.37	3	37	2006-11-22		2008-11-21
Daniel Lake	2034053	24I06	Actif	45.37	3	38	2006-11-22		2008-11-21
Daniel Lake	2034054	24I06	Actif	45.37	3	39	2006-11-22		2008-11-21
Daniel Lake	2034055	24I06	Actif	45.36	4	38	2006-11-22		2008-11-21
Daniel Lake	2034056	24I06	Actif	45.36	4	39	2006-11-22		2008-11-21

Propriété	No titre	SNRC	Statut	Sup. (Ha)	Rangee	Colonne	Date inscription	Date désignation	Date expiration
Daniel Lake	2034057	24I06	Actif	45.35	5	38	2006-11-22		2008-11-21
Daniel Lake	2034058	24I06	Actif	45.35	5	39	2006-11-22		2008-11-21
Daniel Lake	2034059	24I06	Actif	45.34	6	38	2006-11-22		2008-11-21
Daniel Lake	2034060	24I06	Actif	45.34	6	39	2006-11-22		2008-11-21
Daniel Lake	2034061	24I06	Actif	45.34	7	19	2006-11-22		2008-11-21
Daniel Lake	2034062	24I06	Actif	45.33	7	32	2006-11-22		2008-11-21
Daniel Lake	2034063	24I06	Actif	45.33	7	33	2006-11-22		2008-11-21
Daniel Lake	2034064	24I06	Actif	45.33	7	34	2006-11-22		2008-11-21
Daniel Lake	2034065	24I06	Actif	45.33	7	35	2006-11-22		2008-11-21
Daniel Lake	2034066	24I06	Actif	45.33	7	36	2006-11-22		2008-11-21
Daniel Lake	2034067	24I06	Actif	45.33	7	38	2006-11-22		2008-11-21
Daniel Lake	2034068	24I06	Actif	45.33	7	39	2006-11-22		2008-11-21
Daniel Lake	2034069	24I06	Actif	45.33	7	20	2006-11-22		2008-11-21
Daniel Lake	2034070	24I06	Actif	45.33	7	21	2006-11-22		2008-11-21
Daniel Lake	2034071	24I06	Actif	45.33	7	22	2006-11-22		2008-11-21
Daniel Lake	2034072	24I06	Actif	45.33	7	23	2006-11-22		2008-11-21
Daniel Lake	2034073	24I06	Actif	45.33	7	24	2006-11-22		2008-11-21
Daniel Lake	2034074	24I06	Actif	45.33	7	25	2006-11-22		2008-11-21
Daniel Lake	2034075	24I06	Actif	45.33	7	26	2006-11-22		2008-11-21
Daniel Lake	2034076	24I06	Actif	45.33	7	27	2006-11-22		2008-11-21
Daniel Lake	2034077	24I06	Actif	45.33	7	28	2006-11-22		2008-11-21
Daniel Lake	2034078	24I06	Actif	45.33	7	29	2006-11-22		2008-11-21
Daniel Lake	2034079	24I06	Actif	45.33	7	30	2006-11-22		2008-11-21
Daniel Lake	2034080	24I06	Actif	45.33	7	31	2006-11-22		2008-11-21
Daniel Lake	2034081	24I06	Actif	45.33	7	37	2006-11-22		2008-11-21
Daniel Lake	2034082	24I06	Actif	45.32	8	19	2006-11-22		2008-11-21
Daniel Lake	2034083	24I06	Actif	45.32	8	20	2006-11-22		2008-11-21
Daniel Lake	2034084	24I06	Actif	45.32	8	21	2006-11-22		2008-11-21
Daniel Lake	2034085	24I06	Actif	45.32	8	22	2006-11-22		2008-11-21
Daniel Lake	2034086	24I06	Actif	45.32	8	23	2006-11-22		2008-11-21
Daniel Lake	2034087	24I06	Actif	45.32	8	24	2006-11-22		2008-11-21
Daniel Lake	2034088	24I06	Actif	45.32	8	25	2006-11-22		2008-11-21
Daniel Lake	2034089	24I06	Actif	45.32	8	26	2006-11-22		2008-11-21
Daniel Lake	2034090	24I06	Actif	45.32	9	3	2006-11-22		2008-11-21
Daniel Lake	2034091	24I06	Actif	45.32	9	4	2006-11-22		2008-11-21
Daniel Lake	2034092	24I06	Actif	45.32	9	5	2006-11-22		2008-11-21
Daniel Lake	2034093	24I06	Actif	45.32	9	6	2006-11-22		2008-11-21
Daniel Lake	2034094	24I06	Actif	45.32	9	7	2006-11-22		2008-11-21
Daniel Lake	2034095	24I06	Actif	45.32	9	8	2006-11-22		2008-11-21
Daniel Lake	2034096	24I06	Actif	45.32	9	9	2006-11-22		2008-11-21
Daniel Lake	2034097	24I06	Actif	45.32	9	10	2006-11-22		2008-11-21
Daniel Lake	2034098	24I06	Actif	45.31	9	12	2006-11-22		2008-11-21
Daniel Lake	2034099	24I06	Actif	45.31	9	21	2006-11-22		2008-11-21
Daniel Lake	2034100	24I06	Actif	45.31	9	22	2006-11-22		2008-11-21

Propriété	No titre	SNRC	Statut	Sup. (Ha)	Rangee	Colonne	Date inscription	Date désignation	Date expiration
Daniel Lake	2034101	24I06	Actif	45.31	9	24	2006-11-22		2008-11-21
Daniel Lake	2034102	24I06	Actif	45.31	10	1	2006-11-22		2008-11-21
Daniel Lake	2034103	24I06	Actif	45.31	10	2	2006-11-22		2008-11-21
Daniel Lake	2034104	24I06	Actif	45.31	10	3	2006-11-22		2008-11-21
Daniel Lake	2034105	24I06	Actif	45.31	10	4	2006-11-22		2008-11-21
Daniel Lake	2034106	24I06	Actif	45.31	10	5	2006-11-22		2008-11-21
Daniel Lake	2034107	24I06	Actif	45.31	10	6	2006-11-22		2008-11-21
Daniel Lake	2034108	24I06	Actif	45.31	10	7	2006-11-22		2008-11-21
Daniel Lake	2034109	24I06	Actif	45.31	9	11	2006-11-22		2008-11-21
Daniel Lake	2034110	24I06	Actif	45.31	9	23	2006-11-22		2008-11-21
Daniel Lake	2034111	24I06	Actif	45.3	10	8	2006-11-22		2008-11-21
Daniel Lake	2034112	24I06	Actif	45.3	11	1	2006-11-22		2008-11-21
Daniel Lake	2034113	24I06	Actif	45.3	11	2	2006-11-22		2008-11-21
Daniel Lake	2034114	24I06	Actif	45.3	11	3	2006-11-22		2008-11-21
Daniel Lake	2034115	24I06	Actif	45.29	11	4	2006-11-22		2008-11-21
Daniel Lake	2034116	24I06	Actif	45.29	11	5	2006-11-22		2008-11-21
Daniel Lake	2034117	24I06	Actif	45.29	11	6	2006-11-22		2008-11-21
Daniel Lake	2034118	24I06	Actif	45.28	12	1	2006-11-22		2008-11-21
Daniel Lake	2034119	24I06	Actif	45.28	12	2	2006-11-22		2008-11-21
Daniel Lake	2034120	24I06	Actif	45.28	12	4	2006-11-22		2008-11-21
Daniel Lake	2034121	24I06	Actif	45.28	12	5	2006-11-22		2008-11-21
Daniel Lake	2034122	24I06	Actif	45.28	12	6	2006-11-22		2008-11-21
Daniel Lake	2034123	24I06	Actif	45.28	12	3	2006-11-22		2008-11-21
Daniel Lake	2034124	24I06	Actif	45.27	13	1	2006-11-22		2008-11-21
Daniel Lake	2034125	24I06	Actif	45.27	13	2	2006-11-22		2008-11-21
Daniel Lake	2034126	24I06	Actif	45.27	13	3	2006-11-22		2008-11-21
Daniel Lake	2034127	24I06	Actif	45.27	13	4	2006-11-22		2008-11-21
Daniel Lake	2034128	24I06	Actif	45.27	13	5	2006-11-22		2008-11-21
Daniel Lake	2034129	24I06	Actif	45.27	13	6	2006-11-22		2008-11-21
Daniel Lake	2034130	24I06	Actif	45.26	14	1	2006-11-22		2008-11-21
Daniel Lake	2034131	24I06	Actif	45.26	14	2	2006-11-22		2008-11-21
Daniel Lake	2034132	24I06	Actif	45.26	14	3	2006-11-22		2008-11-21
Daniel Lake	2034133	24I06	Actif	45.26	14	4	2006-11-22		2008-11-21
Daniel Lake	2034134	24I06	Actif	45.26	14	5	2006-11-22		2008-11-21
Daniel Lake	2034135	24I06	Actif	45.26	14	6	2006-11-22		2008-11-21
Daniel Lake	2034136	24I06	Actif	45.25	15	3	2006-11-22		2008-11-21
Daniel Lake	2034137	24I06	Actif	45.25	15	4	2006-11-22		2008-11-21
Daniel Lake	2034138	24I06	Actif	45.25	15	5	2006-11-22		2008-11-21
Daniel Lake	2034139	24I06	Actif	45.25	15	6	2006-11-22		2008-11-21
Daniel Lake	2038365	24I05	Actif	45.32	9	50	2006-12-08		2008-12-07
Daniel Lake	2038366	24I05	Actif	45.32	9	51	2006-12-08		2008-12-07
Daniel Lake	2038367	24I05	Actif	45.32	9	52	2006-12-08		2008-12-07
Daniel Lake	2038368	24I05	Actif	45.32	9	53	2006-12-08		2008-12-07
Daniel Lake	2038369	24I05	Actif	45.32	9	54	2006-12-08		2008-12-07

Propriété	No titre	SNRC	Statut	Sup. (Ha)	Rangee	Colonne	Date inscription	Date désignation	Date expiration
Daniel Lake	2038370	24I05	Actif	45.31	10	50	2006-12-08		2008-12-07
Daniel Lake	2038371	24I05	Actif	45.3	11	50	2006-12-08		2008-12-07
Daniel Lake	2038372	24I05	Actif	45.29	12	50	2006-12-08		2008-12-07
Daniel Lake	2038373	24I05	Actif	45.28	13	50	2006-12-08		2008-12-07
Daniel Lake	2038374	24I05	Actif	45.27	14	50	2006-12-08		2008-12-07
Daniel Lake	2038375	24I05	Actif	45.26	15	22	2006-12-08		2008-12-07
Daniel Lake	2038376	24I05	Actif	45.26	15	23	2006-12-08		2008-12-07
Daniel Lake	2038377	24I05	Actif	45.26	15	24	2006-12-08		2008-12-07
Daniel Lake	2038378	24I05	Actif	45.26	15	25	2006-12-08		2008-12-07
Daniel Lake	2038379	24I05	Actif	45.26	15	26	2006-12-08		2008-12-07
Daniel Lake	2038380	24I05	Actif	45.26	15	27	2006-12-08		2008-12-07
Daniel Lake	2038381	24I05	Actif	45.26	15	28	2006-12-08		2008-12-07
Daniel Lake	2038382	24I05	Actif	45.26	15	29	2006-12-08		2008-12-07
Daniel Lake	2038383	24I05	Actif	45.26	15	30	2006-12-08		2008-12-07
Daniel Lake	2038384	24I05	Actif	45.26	15	31	2006-12-08		2008-12-07
Daniel Lake	2038385	24I05	Actif	45.26	15	32	2006-12-08		2008-12-07
Daniel Lake	2038386	24I05	Actif	45.26	15	33	2006-12-08		2008-12-07
Daniel Lake	2038387	24I05	Actif	45.26	15	34	2006-12-08		2008-12-07
Daniel Lake	2038388	24I05	Actif	45.26	15	35	2006-12-08		2008-12-07
Daniel Lake	2038389	24I05	Actif	45.26	15	36	2006-12-08		2008-12-07
Daniel Lake	2038390	24I05	Actif	45.26	15	37	2006-12-08		2008-12-07
Daniel Lake	2038391	24I05	Actif	45.26	15	38	2006-12-08		2008-12-07
Daniel Lake	2038392	24I05	Actif	45.26	15	39	2006-12-08		2008-12-07
Daniel Lake	2038393	24I05	Actif	45.26	15	40	2006-12-08		2008-12-07
Daniel Lake	2038394	24I05	Actif	45.26	15	41	2006-12-08		2008-12-07
Daniel Lake	2038395	24I05	Actif	45.26	15	42	2006-12-08		2008-12-07
Daniel Lake	2038396	24I05	Actif	45.25	15	50	2006-12-08		2008-12-07
Daniel Lake	2038397	24I05	Actif	45.25	15	51	2006-12-08		2008-12-07
Daniel Lake	2038398	24I05	Actif	45.25	15	52	2006-12-08		2008-12-07
Daniel Lake	2038399	24I05	Actif	45.25	15	53	2006-12-08		2008-12-07
Daniel Lake	2038400	24I05	Actif	45.25	15	54	2006-12-08		2008-12-07
Daniel Lake	2038401	24I05	Actif	45.25	15	55	2006-12-08		2008-12-07
Daniel Lake	2038402	24I05	Actif	45.25	15	56	2006-12-08		2008-12-07
Daniel Lake	2038403	24I05	Actif	45.25	15	57	2006-12-08		2008-12-07
Daniel Lake	2038404	24I05	Actif	45.25	15	58	2006-12-08		2008-12-07
Daniel Lake	2038405	24I05	Actif	45.25	15	59	2006-12-08		2008-12-07
Daniel Lake	2038406	24I05	Actif	45.25	15	60	2006-12-08		2008-12-07
Daniel Lake	2038407	24I05	Actif	45.25	16	22	2006-12-08		2008-12-07
Daniel Lake	2038408	24I05	Actif	45.25	16	23	2006-12-08		2008-12-07
Daniel Lake	2038409	24I05	Actif	45.25	16	24	2006-12-08		2008-12-07
Daniel Lake	2038410	24I05	Actif	45.25	16	25	2006-12-08		2008-12-07
Daniel Lake	2038411	24I05	Actif	45.25	16	26	2006-12-08		2008-12-07
Daniel Lake	2038412	24I05	Actif	45.25	16	27	2006-12-08		2008-12-07
Daniel Lake	2038413	24I05	Actif	45.25	16	28	2006-12-08		2008-12-07

Propriété	No titre	SNRC	Statut	Sup. (Ha)	Rangee	Colonne	Date inscription	Date désignation	Date expiration
Daniel Lake	2038414	24I05	Actif	45.25	16	29	2006-12-08		2008-12-07
Daniel Lake	2038415	24I05	Actif	45.25	16	30	2006-12-08		2008-12-07
Daniel Lake	2038416	24I05	Actif	45.25	16	31	2006-12-08		2008-12-07
Daniel Lake	2038417	24I05	Actif	45.25	16	32	2006-12-08		2008-12-07
Daniel Lake	2038418	24I05	Actif	45.25	16	33	2006-12-08		2008-12-07
Daniel Lake	2038419	24I05	Actif	45.25	16	34	2006-12-08		2008-12-07
Daniel Lake	2038420	24I05	Actif	45.25	16	35	2006-12-08		2008-12-07
Daniel Lake	2038421	24I05	Actif	45.25	16	36	2006-12-08		2008-12-07
Daniel Lake	2038422	24I05	Actif	45.25	16	37	2006-12-08		2008-12-07
Daniel Lake	2038423	24I05	Actif	45.25	16	38	2006-12-08		2008-12-07
Daniel Lake	2038424	24I05	Actif	45.25	16	39	2006-12-08		2008-12-07
Daniel Lake	2038425	24I05	Actif	45.25	16	40	2006-12-08		2008-12-07
Daniel Lake	2038426	24I05	Actif	45.25	16	41	2006-12-08		2008-12-07
Daniel Lake	2038427	24I05	Actif	45.25	16	42	2006-12-08		2008-12-07
Daniel Lake	2038428	24I05	Actif	45.24	16	60	2006-12-08		2008-12-07
Daniel Lake	2038429	24I05	Actif	45.24	17	22	2006-12-08		2008-12-07
Daniel Lake	2038430	24I05	Actif	45.24	17	23	2006-12-08		2008-12-07
Daniel Lake	2038431	24I05	Actif	45.24	17	24	2006-12-08		2008-12-07
Daniel Lake	2038432	24I05	Actif	45.24	17	25	2006-12-08		2008-12-07
Daniel Lake	2038433	24I05	Actif	45.24	17	26	2006-12-08		2008-12-07
Daniel Lake	2038434	24I05	Actif	45.24	17	27	2006-12-08		2008-12-07
Daniel Lake	2038435	24I05	Actif	45.24	17	28	2006-12-08		2008-12-07
Daniel Lake	2038436	24I05	Actif	45.24	17	29	2006-12-08		2008-12-07
Daniel Lake	2038437	24I05	Actif	45.24	17	30	2006-12-08		2008-12-07
Daniel Lake	2038438	24I05	Actif	45.24	17	31	2006-12-08		2008-12-07
Daniel Lake	2038439	24I05	Actif	45.24	17	32	2006-12-08		2008-12-07
Daniel Lake	2038440	24I05	Actif	45.24	17	33	2006-12-08		2008-12-07
Daniel Lake	2038441	24I05	Actif	45.24	17	34	2006-12-08		2008-12-07
Daniel Lake	2038442	24I05	Actif	45.24	17	35	2006-12-08		2008-12-07
Daniel Lake	2038443	24I05	Actif	45.24	17	36	2006-12-08		2008-12-07
Daniel Lake	2038444	24I05	Actif	45.24	17	37	2006-12-08		2008-12-07
Daniel Lake	2038445	24I05	Actif	45.24	17	38	2006-12-08		2008-12-07
Daniel Lake	2038447	24I05	Actif	45.24	17	39	2006-12-08		2008-12-07
Daniel Lake	2038449	24I05	Actif	45.23	17	60	2006-12-08		2008-12-07
Daniel Lake	2038451	24I05	Actif	45.23	18	22	2006-12-08		2008-12-07
Daniel Lake	2038453	24I05	Actif	45.23	18	23	2006-12-08		2008-12-07
Daniel Lake	2038455	24I05	Actif	45.23	18	24	2006-12-08		2008-12-07
Daniel Lake	2038457	24I05	Actif	45.23	18	25	2006-12-08		2008-12-07
Daniel Lake	2038459	24I05	Actif	45.23	18	26	2006-12-08		2008-12-07
Daniel Lake	2038461	24I05	Actif	45.23	18	27	2006-12-08		2008-12-07
Daniel Lake	2038464	24I05	Actif	45.23	18	28	2006-12-08		2008-12-07
Daniel Lake	2038466	24I05	Actif	45.23	18	29	2006-12-08		2008-12-07
Daniel Lake	2038468	24I05	Actif	45.23	18	30	2006-12-08		2008-12-07
Daniel Lake	2038470	24I05	Actif	45.23	18	31	2006-12-08		2008-12-07

Propriété	No titre	SNRC	Statut	Sup. (Ha)	Rangee	Colonne	Date inscription	Date désignation	Date expiration
Daniel Lake	2038472	24I05	Actif	45.23	18	32	2006-12-08		2008-12-07
Daniel Lake	2038473	24I05	Actif	45.23	18	33	2006-12-08		2008-12-07
Daniel Lake	2038474	24I05	Actif	45.23	18	34	2006-12-08		2008-12-07
Daniel Lake	2038475	24I05	Actif	45.23	18	35	2006-12-08		2008-12-07
Daniel Lake	2038476	24I05	Actif	45.23	18	36	2006-12-08		2008-12-07
Daniel Lake	2038477	24I05	Actif	45.22	18	37	2006-12-08		2008-12-07
Daniel Lake	2038478	24I05	Actif	45.22	18	38	2006-12-08		2008-12-07
Daniel Lake	2038479	24I05	Actif	45.22	18	39	2006-12-08		2008-12-07
Daniel Lake	2038480	24I06	Actif	45.25	15	1	2006-12-08		2008-12-07
Daniel Lake	2038481	24I06	Actif	45.25	15	2	2006-12-08		2008-12-07
Daniel Lake	2038482	24I06	Actif	45.24	16	1	2006-12-08		2008-12-07
Daniel Lake	2038483	24I06	Actif	45.24	16	2	2006-12-08		2008-12-07
Daniel Lake	2038484	24I06	Actif	45.24	16	3	2006-12-08		2008-12-07
Daniel Lake	2038485	24I06	Actif	45.24	16	4	2006-12-08		2008-12-07
Daniel Lake	2038486	24I06	Actif	45.24	16	5	2006-12-08		2008-12-07
Daniel Lake	2038487	24I06	Actif	45.24	16	6	2006-12-08		2008-12-07
Daniel Lake	2038488	24I06	Actif	45.24	16	7	2006-12-08		2008-12-07
Daniel Lake	2038489	24I06	Actif	45.24	16	8	2006-12-08		2008-12-07
Daniel Lake	2038490	24I06	Actif	45.24	16	9	2006-12-08		2008-12-07
Daniel Lake	2038491	24I06	Actif	45.24	16	10	2006-12-08		2008-12-07
Daniel Lake	2038492	24I06	Actif	45.24	16	11	2006-12-08		2008-12-07
Daniel Lake	2038493	24I06	Actif	45.23	17	1	2006-12-08		2008-12-07
Daniel Lake	2038494	24I06	Actif	45.23	17	2	2006-12-08		2008-12-07
Daniel Lake	2038495	24I06	Actif	45.23	17	3	2006-12-08		2008-12-07
Daniel Lake	2038496	24I06	Actif	45.23	17	4	2006-12-08		2008-12-07
Daniel Lake	2038497	24I06	Actif	45.23	17	5	2006-12-08		2008-12-07
Daniel Lake	2038498	24I06	Actif	45.23	17	6	2006-12-08		2008-12-07
Daniel Lake	2038499	24I06	Actif	45.23	17	7	2006-12-08		2008-12-07
Daniel Lake	2038500	24I06	Actif	45.23	17	8	2006-12-08		2008-12-07
Daniel Lake	2038501	24I06	Actif	45.23	17	9	2006-12-08		2008-12-07
Daniel Lake	2038502	24I06	Actif	45.23	17	10	2006-12-08		2008-12-07
Daniel Lake	2038503	24I06	Actif	45.23	17	11	2006-12-08		2008-12-07
Daniel Lake	2038542	24I06	Actif	45.24	15	60	2006-12-08		2008-12-07
Daniel Lake	2038543	24I06	Actif	45.23	16	60	2006-12-08		2008-12-07
Daniel Lake	2038544	24I06	Actif	45.22	17	60	2006-12-08		2008-12-07
Daniel Lake	2038545	24I06	Actif	45.21	18	60	2006-12-08		2008-12-07
Daniel Lake	2038546	24I06	Actif	45.2	19	60	2006-12-08		2008-12-07
Daniel Lake	2038547	24I06	Actif	45.19	20	60	2006-12-08		2008-12-07
Daniel Lake	2038548	24I06	Actif	45.18	21	60	2006-12-08		2008-12-07
Daniel Lake	2038549	24I06	Actif	45.17	22	60	2006-12-08		2008-12-07
Daniel Lake	2038550	24I06	Actif	45.16	23	60	2006-12-08		2008-12-07
Daniel Lake	2038551	24I06	Actif	45.15	24	60	2006-12-08		2008-12-07
Daniel Lake	2038552	24I06	Actif	45.14	25	60	2006-12-08		2008-12-07
Daniel Lake	2038553	24I06	Actif	45.13	26	60	2006-12-08		2008-12-07

Propriété	No titre	SNRC	Statut	Sup. (Ha)	Rangee	Colonne	Date inscription	Date désignation	Date expiration
Daniel Lake	2038554	24I06	Actif	45.12	27	60	2006-12-08		2008-12-07
Daniel Lake	2038555	24I07	Actif	45.24	15	1	2006-12-08		2008-12-07
Daniel Lake	2038556	24I07	Actif	45.24	15	2	2006-12-08		2008-12-07
Daniel Lake	2038557	24I07	Actif	45.24	15	3	2006-12-08		2008-12-07
Daniel Lake	2038558	24I07	Actif	45.24	15	4	2006-12-08		2008-12-07
Daniel Lake	2040366	24I05	Actif	45.32	9	48	2006-12-12		2008-12-11
Daniel Lake	2040367	24I05	Actif	45.32	9	49	2006-12-12		2008-12-11
Daniel Lake	2040368	24I05	Actif	45.32	9	55	2006-12-12		2008-12-11
Daniel Lake	2040369	24I05	Actif	45.32	9	56	2006-12-12		2008-12-11
Daniel Lake	2040370	24I05	Actif	45.32	9	57	2006-12-12		2008-12-11
Daniel Lake	2040371	24I05	Actif	45.32	9	58	2006-12-12		2008-12-11
Daniel Lake	2040372	24I05	Actif	45.32	9	59	2006-12-12		2008-12-11
Daniel Lake	2040373	24I05	Actif	45.32	9	60	2006-12-12		2008-12-11
Daniel Lake	2040374	24I05	Actif	45.31	10	21	2006-12-12		2008-12-11
Daniel Lake	2040375	24I05	Actif	45.31	10	48	2006-12-12		2008-12-11
Daniel Lake	2040376	24I05	Actif	45.31	10	49	2006-12-12		2008-12-11
Daniel Lake	2040377	24I05	Actif	45.3	11	21	2006-12-12		2008-12-11
Daniel Lake	2040378	24I05	Actif	45.3	11	48	2006-12-12		2008-12-11
Daniel Lake	2040379	24I05	Actif	45.3	11	49	2006-12-12		2008-12-11
Daniel Lake	2040380	24I05	Actif	45.29	12	21	2006-12-12		2008-12-11
Daniel Lake	2040381	24I05	Actif	45.29	12	48	2006-12-12		2008-12-11
Daniel Lake	2040382	24I05	Actif	45.29	12	49	2006-12-12		2008-12-11
Daniel Lake	2040383	24I05	Actif	45.28	13	21	2006-12-12		2008-12-11
Daniel Lake	2040384	24I05	Actif	45.28	13	48	2006-12-12		2008-12-11
Daniel Lake	2040385	24I05	Actif	45.28	13	49	2006-12-12		2008-12-11
Daniel Lake	2040386	24I05	Actif	45.27	14	21	2006-12-12		2008-12-11
Daniel Lake	2040387	24I05	Actif	45.27	14	48	2006-12-12		2008-12-11
Daniel Lake	2040388	24I05	Actif	45.27	14	49	2006-12-12		2008-12-11
Daniel Lake	2040389	24I05	Actif	45.26	15	21	2006-12-12		2008-12-11
Daniel Lake	2040390	24I05	Actif	45.26	15	48	2006-12-12		2008-12-11
Daniel Lake	2040391	24I05	Actif	45.25	15	49	2006-12-12		2008-12-11
Daniel Lake	2040392	24I05	Actif	45.25	16	21	2006-12-12		2008-12-11
Daniel Lake	2040393	24I05	Actif	45.24	16	48	2006-12-12		2008-12-11
Daniel Lake	2040394	24I05	Actif	45.24	16	49	2006-12-12		2008-12-11
Daniel Lake	2040395	24I05	Actif	45.24	16	50	2006-12-12		2008-12-11
Daniel Lake	2040396	24I05	Actif	45.24	16	51	2006-12-12		2008-12-11
Daniel Lake	2040397	24I05	Actif	45.24	16	52	2006-12-12		2008-12-11
Daniel Lake	2040398	24I05	Actif	45.24	16	53	2006-12-12		2008-12-11
Daniel Lake	2040399	24I05	Actif	45.24	16	54	2006-12-12		2008-12-11
Daniel Lake	2040400	24I05	Actif	45.24	16	55	2006-12-12		2008-12-11
Daniel Lake	2040401	24I05	Actif	45.24	16	56	2006-12-12		2008-12-11
Daniel Lake	2040402	24I05	Actif	45.24	16	57	2006-12-12		2008-12-11
Daniel Lake	2040403	24I05	Actif	45.24	16	58	2006-12-12		2008-12-11
Daniel Lake	2040404	24I05	Actif	45.24	16	59	2006-12-12		2008-12-11

Propriété	No titre	SNRC	Statut	Sup. (Ha)	Rangee	Colonne	Date inscription	Date désignation	Date expiration
Daniel Lake	2040405	24I05	Actif	45.24	17	21	2006-12-12		2008-12-11
Daniel Lake	2040406	24I05	Actif	45.24	17	40	2006-12-12		2008-12-11
Daniel Lake	2040407	24I05	Actif	45.23	17	41	2006-12-12		2008-12-11
Daniel Lake	2040408	24I05	Actif	45.23	17	42	2006-12-12		2008-12-11
Daniel Lake	2040409	24I05	Actif	45.23	17	48	2006-12-12		2008-12-11
Daniel Lake	2040410	24I05	Actif	45.23	17	49	2006-12-12		2008-12-11
Daniel Lake	2040411	24I05	Actif	45.23	17	50	2006-12-12		2008-12-11
Daniel Lake	2040412	24I05	Actif	45.23	17	51	2006-12-12		2008-12-11
Daniel Lake	2040413	24I05	Actif	45.23	17	52	2006-12-12		2008-12-11
Daniel Lake	2040414	24I05	Actif	45.23	17	53	2006-12-12		2008-12-11
Daniel Lake	2040415	24I05	Actif	45.23	17	54	2006-12-12		2008-12-11
Daniel Lake	2040416	24I05	Actif	45.23	17	55	2006-12-12		2008-12-11
Daniel Lake	2040417	24I05	Actif	45.23	17	56	2006-12-12		2008-12-11
Daniel Lake	2040418	24I05	Actif	45.23	17	57	2006-12-12		2008-12-11
Daniel Lake	2040419	24I05	Actif	45.23	17	58	2006-12-12		2008-12-11
Daniel Lake	2040420	24I05	Actif	45.23	17	59	2006-12-12		2008-12-11
Daniel Lake	2040421	24I05	Actif	45.23	18	21	2006-12-12		2008-12-11
Daniel Lake	2040422	24I05	Actif	45.22	18	40	2006-12-12		2008-12-11
Daniel Lake	2040423	24I05	Actif	45.22	18	41	2006-12-12		2008-12-11
Daniel Lake	2040424	24I05	Actif	45.22	18	42	2006-12-12		2008-12-11
Daniel Lake	2040425	24I06	Actif	45.32	9	1	2006-12-12		2008-12-11
Daniel Lake	2040426	24I06	Actif	45.32	9	2	2006-12-12		2008-12-11
Daniel Lake	2040427	24I06	Actif	45.22	18	3	2006-12-12		2008-12-11
Daniel Lake	2040428	24I06	Actif	45.22	18	4	2006-12-12		2008-12-11
Daniel Lake	2040429	24I06	Actif	45.22	18	5	2006-12-12		2008-12-11
Daniel Lake	2040430	24I06	Actif	45.22	18	6	2006-12-12		2008-12-11
Daniel Lake	2040431	24I06	Actif	45.22	18	7	2006-12-12		2008-12-11
Daniel Lake	2040432	24I06	Actif	45.22	18	8	2006-12-12		2008-12-11
Daniel Lake	2040433	24I06	Actif	45.22	18	9	2006-12-12		2008-12-11
Daniel Lake	2040434	24I06	Actif	45.22	18	10	2006-12-12		2008-12-11
Daniel Lake	2043027	24I06	Actif	45.3	10	21	2006-12-15		2008-12-14
Daniel Lake	2043028	24I06	Actif	45.3	10	22	2006-12-15		2008-12-14
Daniel Lake	2043029	24I06	Actif	45.3	10	23	2006-12-15		2008-12-14
Daniel Lake	2043030	24I06	Actif	45.29	11	21	2006-12-15		2008-12-14
Daniel Lake	2043031	24I06	Actif	45.29	11	22	2006-12-15		2008-12-14
Daniel Lake	2043032	24I06	Actif	45.28	12	21	2006-12-15		2008-12-14
Daniel Lake	2043033	24I06	Actif	45.28	12	22	2006-12-15		2008-12-14
Daniel Lake	2043034	24I06	Actif	45.27	13	21	2006-12-15		2008-12-14
Daniel Lake	2043035	24I06	Actif	45.27	13	22	2006-12-15		2008-12-14
Daniel Lake	2043036	24I06	Actif	45.26	14	21	2006-12-15		2008-12-14
Daniel Lake	2043037	24I06	Actif	45.26	14	22	2006-12-15		2008-12-14
Daniel Lake	2043038	24I06	Actif	45.25	15	21	2006-12-15		2008-12-14
Daniel Lake	2043039	24I06	Actif	45.25	15	22	2006-12-15		2008-12-14
Daniel Lake	2043094	24I05	Actif	45.32	9	27	2006-12-15		2008-12-14

Propriété	No titre	SNRC	Statut	Sup. (Ha)	Rangee	Colonne	Date inscription	Date désignation	Date expiration
Daniel Lake	2043095	24I05	Actif	45.32	9	28	2006-12-15		2008-12-14
Daniel Lake	2043096	24I05	Actif	45.32	9	29	2006-12-15		2008-12-14
Daniel Lake	2043097	24I05	Actif	45.32	9	30	2006-12-15		2008-12-14
Daniel Lake	2043098	24I05	Actif	45.32	9	31	2006-12-15		2008-12-14
Daniel Lake	2043099	24I05	Actif	45.32	9	32	2006-12-15		2008-12-14
Daniel Lake	2043100	24I05	Actif	45.32	9	33	2006-12-15		2008-12-14
Daniel Lake	2043101	24I05	Actif	45.32	9	34	2006-12-15		2008-12-14
Daniel Lake	2043102	24I05	Actif	45.32	9	35	2006-12-15		2008-12-14
Daniel Lake	2043103	24I05	Actif	45.32	9	36	2006-12-15		2008-12-14
Daniel Lake	2043104	24I05	Actif	45.32	9	37	2006-12-15		2008-12-14
Daniel Lake	2043105	24I05	Actif	45.32	9	38	2006-12-15		2008-12-14
Daniel Lake	2043106	24I05	Actif	45.32	9	39	2006-12-15		2008-12-14
Daniel Lake	2043107	24I05	Actif	45.32	9	47	2006-12-15		2008-12-14
Daniel Lake	2043108	24I05	Actif	45.31	10	47	2006-12-15		2008-12-14
Daniel Lake	2043109	24I05	Actif	45.3	11	47	2006-12-15		2008-12-14
Daniel Lake	2043110	24I05	Actif	45.29	12	46	2006-12-15		2008-12-14
Daniel Lake	2043111	24I05	Actif	45.29	12	47	2006-12-15		2008-12-14
Daniel Lake	2043112	24I05	Actif	45.28	13	46	2006-12-15		2008-12-14
Daniel Lake	2043113	24I05	Actif	45.28	13	47	2006-12-15		2008-12-14
Daniel Lake	2043114	24I05	Actif	45.27	14	46	2006-12-15		2008-12-14
Daniel Lake	2043115	24I05	Actif	45.27	14	47	2006-12-15		2008-12-14
Daniel Lake	2043116	24I05	Actif	45.26	15	47	2006-12-15		2008-12-14
Daniel Lake	2043117	24I05	Actif	45.24	16	47	2006-12-15		2008-12-14
Daniel Lake	2043118	24I05	Actif	45.23	17	47	2006-12-15		2008-12-14
Daniel Lake	2043119	24I05	Actif	45.22	18	48	2006-12-15		2008-12-14
Daniel Lake	2043120	24I05	Actif	45.22	18	49	2006-12-15		2008-12-14
Daniel Lake	2043121	24I05	Actif	45.22	18	50	2006-12-15		2008-12-14
Daniel Lake	2043122	24I05	Actif	45.22	18	51	2006-12-15		2008-12-14
Daniel Lake	2043123	24I05	Actif	45.22	18	52	2006-12-15		2008-12-14
Daniel Lake	2043124	24I05	Actif	45.22	18	53	2006-12-15		2008-12-14
Daniel Lake	2043125	24I05	Actif	45.22	18	54	2006-12-15		2008-12-14
Daniel Lake	2043126	24I05	Actif	45.22	18	55	2006-12-15		2008-12-14
Daniel Lake	2043236	24I06	Actif	45.39	2	40	2006-12-18		2008-12-17
Daniel Lake	2043238	24I06	Actif	45.37	3	40	2006-12-18		2008-12-17
Daniel Lake	2043240	24I06	Actif	45.36	4	40	2006-12-18		2008-12-17
Daniel Lake	2043243	24I06	Actif	45.35	5	40	2006-12-18		2008-12-17
Daniel Lake	2043245	24I06	Actif	45.34	6	40	2006-12-18		2008-12-17
Daniel Lake	2043247	24I06	Actif	45.33	7	40	2006-12-18		2008-12-17
Daniel Lake	2043249	24I06	Actif	45.32	8	31	2006-12-18		2008-12-17
Daniel Lake	2043250	24I06	Actif	45.32	8	32	2006-12-18		2008-12-17
Daniel Lake	2043251	24I06	Actif	45.32	8	33	2006-12-18		2008-12-17
Daniel Lake	2043252	24I06	Actif	45.32	8	34	2006-12-18		2008-12-17
Daniel Lake	2043253	24I06	Actif	45.32	8	35	2006-12-18		2008-12-17
Daniel Lake	2043254	24I06	Actif	45.32	8	36	2006-12-18		2008-12-17

Propriété	No titre	SNRC	Statut	Sup. (Ha)	Rangee	Colonne	Date inscription	Date désignation	Date expiration
Daniel Lake	2043255	24I06	Actif	45.32	8	37	2006-12-18		2008-12-17
Daniel Lake	2043256	24I06	Actif	45.32	8	38	2006-12-18		2008-12-17
Daniel Lake	2043257	24I06	Actif	45.32	8	39	2006-12-18		2008-12-17
Daniel Lake	2043258	24I06	Actif	45.32	8	40	2006-12-18		2008-12-17
Daniel Lake	2043259	24I06	Actif	45.31	9	31	2006-12-18		2008-12-17
Daniel Lake	2043260	24I06	Actif	45.31	9	32	2006-12-18		2008-12-17
Daniel Lake	2043261	24I06	Actif	45.31	9	33	2006-12-18		2008-12-17
Daniel Lake	2043262	24I06	Actif	45.31	9	34	2006-12-18		2008-12-17
Daniel Lake	2043263	24I06	Actif	45.31	9	35	2006-12-18		2008-12-17
Daniel Lake	2043264	24I06	Actif	45.31	9	36	2006-12-18		2008-12-17
Daniel Lake	2043265	24I06	Actif	45.31	9	37	2006-12-18		2008-12-17
Daniel Lake	2043266	24I06	Actif	45.31	9	38	2006-12-18		2008-12-17
Daniel Lake	2043267	24I06	Actif	45.31	9	39	2006-12-18		2008-12-17
Daniel Lake	2043268	24I06	Actif	45.31	9	40	2006-12-18		2008-12-17
Daniel Lake	2043269	24I06	Actif	45.29	11	23	2006-12-18		2008-12-17
Daniel Lake	2043270	24I06	Actif	45.28	12	23	2006-12-18		2008-12-17
Daniel Lake	2043271	24I06	Actif	45.27	13	23	2006-12-18		2008-12-17
Daniel Lake	2043272	24I06	Actif	45.26	14	23	2006-12-18		2008-12-17
Daniel Lake	2043273	24I06	Actif	45.25	15	23	2006-12-18		2008-12-17
Daniel Lake	2043274	24I06	Actif	45.24	16	16	2006-12-18		2008-12-17
Daniel Lake	2043275	24I06	Actif	45.24	16	17	2006-12-18		2008-12-17
Daniel Lake	2043276	24I06	Actif	45.24	16	18	2006-12-18		2008-12-17
Daniel Lake	2043277	24I06	Actif	45.24	16	19	2006-12-18		2008-12-17
Daniel Lake	2043278	24I06	Actif	45.24	16	20	2006-12-18		2008-12-17
Daniel Lake	2043279	24I06	Actif	45.24	16	21	2006-12-18		2008-12-17
Daniel Lake	2043280	24I06	Actif	45.24	16	22	2006-12-18		2008-12-17
Daniel Lake	2043281	24I06	Actif	45.24	16	23	2006-12-18		2008-12-17
Daniel Lake	2046306	24I05	Actif	45.32	9	46	2007-01-09		2009-01-08
Daniel Lake	2046307	24I05	Actif	45.31	10	46	2007-01-09		2009-01-08
Daniel Lake	2046308	24I05	Actif	45.3	11	46	2007-01-09		2009-01-08
Daniel Lake	2046309	24I05	Actif	45.26	15	46	2007-01-09		2009-01-08
Daniel Lake	2046310	24I05	Actif	45.24	16	46	2007-01-09		2009-01-08
Daniel Lake	2046311	24I05	Actif	45.23	17	46	2007-01-09		2009-01-08
Daniel Lake	2046312	24I05	Actif	45.22	18	46	2007-01-09		2009-01-08
Daniel Lake	2046313	24I05	Actif	45.22	18	47	2007-01-09		2009-01-08
Daniel Lake	2046314	24I06	Actif	45.4	1	26	2007-01-09		2009-01-08
Daniel Lake	2046315	24I06	Actif	45.4	1	27	2007-01-09		2009-01-08
Daniel Lake	2046316	24I06	Actif	45.4	1	28	2007-01-09		2009-01-08
Daniel Lake	2046317	24I06	Actif	45.4	1	29	2007-01-09		2009-01-08
Daniel Lake	2046318	24I06	Actif	45.4	1	30	2007-01-09		2009-01-08
Daniel Lake	2046319	24I06	Actif	45.4	1	31	2007-01-09		2009-01-08
Daniel Lake	2046320	24I06	Actif	45.4	1	32	2007-01-09		2009-01-08
Daniel Lake	2046321	24I06	Actif	45.4	1	33	2007-01-09		2009-01-08
Daniel Lake	2046322	24I06	Actif	45.4	1	34	2007-01-09		2009-01-08

Propriété	No titre	SNRC	Statut	Sup. (Ha)	Rangee	Colonne	Date inscription	Date désignation	Date expiration
Daniel Lake	2046323	24I06	Actif	45.4	1	35	2007-01-09		2009-01-08
Daniel Lake	2046324	24I06	Actif	45.4	1	36	2007-01-09		2009-01-08
Daniel Lake	2046325	24I06	Actif	45.4	1	37	2007-01-09		2009-01-08
Daniel Lake	2046326	24I06	Actif	45.4	1	38	2007-01-09		2009-01-08
Daniel Lake	2046327	24I06	Actif	45.4	1	39	2007-01-09		2009-01-08
Daniel Lake	2046328	24I06	Actif	45.4	1	40	2007-01-09		2009-01-08
Daniel Lake	2046329	24I06	Actif	45.39	2	26	2007-01-09		2009-01-08
Daniel Lake	2046330	24I06	Actif	45.38	3	26	2007-01-09		2009-01-08

Schedule “A” - Continued

NORTH RAE AND
DANIEL LAKE PROPERTIES
10 km area of Common Interest around the North Rae Property as of March 3, 2006
Area of Common Interest around the Daniel Lake Property as of January 15, 2007
Exploration prohibited
Exploration with restrictions
1:500 000
0 5 10 15 20
km
UNGAVA BAY
24J15
24J16
24I13
24I14
24J10
24J09
24I12
24I11
24J07
24J08
24I05
24I06
24I07
24I04
24I03
24I02
North Rae
B Block
Claims: 145
North Rae
A Block
Claims: 333
North Rae
C Block
Claims: 190
Daniel Lake
AB Block
Claims: 779
Daniel Lake
C Block
Claims: 83
A
B
C
D
E
F
G
H
I
J
K
L
M
N
O
P
VERTEX
LONG (DMS)
LAT (DMS)
66°30'W
66°W
65°30'W
65°W
64°30'W
58°45'N
58°30'N
58°15'N
AZIMUT
Exploration Azimut Inc.

SCHEDULE “B”

TO THAT CERTAIN AGREEMENT BETWEEN AZIMUT EXPLORATION INC. OF THE

FIRST PART AND NORTHWESTERN MINERAL VENTURES INC. OF THE SECOND

PART MADE AS OF THE 24TH DAY OF JANUARY, 2007

WORK EXPENDITURES

“Work Expenditures” means all expenses, obligations, Costs and liabilities of whatever kind or nature spent or incurred directly or indirectly by the Operator up to the implementation of the production program, in connection with the exploration and development of the Property, including, without limiting the generality of the foregoing, moneys expended in maintaining the Property in good standing and in applying for and securing one or more mining leases in respect of the Property, moneys expended in doing and filing assessment work, expenses paid for or incurred in connection with any program of surface or underground prospecting, exploring, geophysical, geochemical and geological surveying, diamond drilling and trenching, drifting, raising and other underground work, assaying and metallurgical testing and engineering, environmental studies, data preparation and analysis, data processing services, submissions to government agencies with respect to production permits, in acquiring facilities, in making contributions to a contingency fund required by the Operator in paying the fees, wages, salaries, travelling expenses, and fringe benefits (whether or not required by law) of all persons engaged in work with respect to and for the benefit of the Property, in paying for the food, lodging and other reasonable needs of such persons and including a charge in lieu of overhead, management and other unallocatable costs, equal to the amounts determined (including administration fees payable to the Operator).

Work Expenditures shall be deemed to be incurred upon the earlier of (a) the date of payment of same; or (b) the date upon which such Work Expenditures become due and payable pursuant to the applicable contractual obligation.

SCHEDULE “C”

TO THAT CERTAIN AGREEMENT BETWEEN AZIMUT EXPLORATION INC. OF THE

FIRST PART AND NORTHWESTERN MINERAL VENTURES INC. OF THE SECOND

PART MADE AS OF THE 24TH DAY OF JANUARY, 2007

BANKABLE FEASIBILITY STUDY

“Bankable Feasibility Report” means a detailed report approved by an independent consultant, showing the feasibility of placing the Property or any part thereof into commercial production at an acceptable rate of return on capital, in such form and detail and using such assumptions as to metal prices as are customarily required by institutional lenders of major stand alone non-recourse financing for mining projects, including a price sensitivity analysis of costs and metal prices, and will include a reasonable assessment of the mineable ore reserves and their amenability to metallurgical treatment, a complete description of the work, equipment and supplies required to bring such part of the Property into commercial production and the estimated cost thereof, a description of the mining methods to be employed and a financial appraisal of the proposed operations supported by all reasonably necessary information and data including at least the following:

(i)	a description of that part of the Property to be covered by the proposed mine;
(ii)	the estimated recoverable reserves of minerals and the estimated composition and content thereof;
(iii)	the proposed procedure for development, mining and production;
(iv)	results of ore amenability tests (if any);
(v)

the nature and extent of the facilities proposed to be acquired and constructed which may include mill facilities, if the size, extent and location of the ore body makes such mill facilities feasible, in which event the study will also include a preliminary design for such mill;

(vi)

the total costs, including capital budget, which are reasonably required to purchase, construct and install all structures, machinery and equipment required for the proposed mine, including a schedule of timing of such requirements;

(vii)	all environmental impact studies and costs and an analysis of the permitting and environmental liability implications of the projects;
(viii)	the period in which it is proposed the Property will be brought to commercial production;
(ix)

such other data and information as are reasonably necessary to substantiate the existence of an ore deposit of sufficient size and grade to justify development of a mine, taking into account all relevant business, tax and other economic considerations; and

(x)	working capital requirements for the initial four month operations of the Property as a mine or such longer period as may be reasonably justified in the circumstances.

SCHEDULE “D”

TO THAT CERTAIN AGREEMENT BETWEEN AZIMUT EXPLORATION INC. OF THE FIRST

PART AND NORTHWESTERN MINERAL VENTURES INC. OF THE SECOND PART MADE AS

OF THE 24th DAY OF JANUARY, 2007

DANIEL LAKE PROPERTY

JOINT VENTURE AGREEMENT

APPENDIX I	Accounting Procedure
APPENDIX II	Net Smelter Returns Royalty and Yellow Cake Royalty

JOINT VENTURE AGREEMENT

THIS AGREEMENT made the ____ day of ________, 20___;

BETWEEN:	AZIMUT EXPLORATION INC., a company duly incorporated under the laws of the province of Quebec and having a place of business at Suite 214, 110 rue De La Barre, Longueuil, Québec, J4K 1A3;

(hereinafter called “AZIMUT”)
ON THE FIRST PART

AND:	NORTHWESTERN MINERAL VENTURES INC., a company duly existing under the laws of Ontario and having its head office at Suite 1000, 36 Toronto Street, Toronto, Ontario, M5C 2C5;

(hereinafter referred to as “NORTHWESTERN”)

OF THE SECOND PART

WHEREAS the parties hereto entered into the Head Agreement (as hereinafter defined) whereby NORTHWESTERN was granted an option to acquire up to a 65% undivided interest in and on to the Property;

WHEREAS NORTHWESTERN has exercised the First Option, or both the First Option and the Second Option, (as defined in the Head Agreement) in compliance with terms of the Head Agreement;

WHEREAS the purpose of this Agreement is to establish a joint-venture between AZIMUT and NORTHWESTERN to jointly undertake further mineral exploration and, if warranted, development and mining operations on and in respect of the Property on the terms and conditions set out in this Agreement;

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

1.	INTERPRETATION
1.1	In this Agreement the following word, phrases and expressions shall have the following meanings:
(a)	“Accounting Procedure” means the procedure attached to this Agreement as Appendix I.

Joint-Venture Agreement Azimut Exploration Inc. & Northwestern Mineral Ventures Inc.

(b)	“Affiliate” shall have the meaning attributed to it in the Canada Business Corporation Act, as amended.
(c)

“Assets” means all tangible and intangible goods, chattels, improvements or other items including, without limiting generality, land, buildings, and equipment but excluding the Property, acquired for or made to the Property under the Head Agreement or this Agreement in connection with the Mining Operations.

(d)	“Business day” means a day which is not Saturday or Sunday or a legal holiday in the Provinces of either Québec or Ontario.
(e)

“Commercial Production” means the first day following the first fifteen (15) consecutive days during which (i) in the case of Minerals which are required to be processed or refined, Minerals have been processed (excluding bulk sampling) from the Property at an average rate not less than 70% of the initial rated mine production as specified in the Feasibility Report pursuant to which the Property was developed as a mine and (ii) in the case of Minerals which do not require processing or refining following extraction, Minerals are extracted on a commercial basis.

(f)	“Completion Date” means the date on which it is demonstrated to the satisfaction of the Management Committee that the preparing and equipping of the Mine for Commercial Production is complete.
(g)	“Construction” means every kind of work carried out during the Construction Period by the Operator in accordance with any Feasibility Report approved by the Management Committee.
(h)	“Construction Period” means, unless the Production Notice is subsequently withdrawn, the period beginning on the date a Production Notice is given and ending on the Completion Date.
(i)

“Costs” means, except as to Prior Exploration Costs, all items of outlay and expense whatsoever, direct or indirect, with respect to Mining Operations, recorded by the Operator in accordance with this Agreement. Without limiting generality, the following categories of Costs shall have the following meanings:

(i)	“Construction Costs” means those Costs recorded by the Operator during the Construction Period, including, without limiting generality, the Operator’s fee contemplated in article 11;
(ii)	“Exploration Costs” means those Costs recorded by the Operator during the Exploration Period, including, without limiting generality, the Operator’s fee contemplated in article 11;
(iii)	“Mine Costs” means Construction Costs and Operating Costs;

Joint-Venture Agreement Azimut Exploration Inc. & Northwestern Mineral Ventures Inc.

(iv)	“Operating Costs” means those Costs recorded by the Operator subsequent to the Completion Date, including, without limiting generality, the Operator’s fee contemplated in article 11; and
(v)	“Prior Exploration Costs” means the deemed expenditures of the parties under paragraph 7.12.
(j)	“Exploration Period” means the period beginning on the Operative Date and ending the date an effective Production Notice is given.
(k)	“Feasibility Report” means a Bankable Feasibility Report as defined in Schedule “C” of the Head Agreement.
(l)	“Head Agreement” means the Property Option Agreement made between AZIMUT and NORTHWESTERN dated for reference January 24, 2007.
(m)

“Interest” means an undivided beneficial percentage interest in the Property, the Assets and any Mine calculated, during the Exploration Period, according to article 3 and to article 7 and, subsequent to the Exploration Period, according to article 10.

(n)	“Joint Operation” shall have the meaning attributed to it in paragraph 2.1.
(o)	“Management Committee” means the committee established pursuant to article 4.
(p)

“Mine” means the workings established and Assets acquired, including, without limiting generality, development headings, plant and concentrator installations, infrastructure, housing, airport and other facilities in or in order to bring the Property into commercial production in accordance with the Production Notice.

(q)

“Minerals” means any and all ores (and concentrates derived therefrom) and minerals, precious and base, metallic and non-metallic, in, on or under the Property which may lawfully be explored for, mined or sold.

(r)	“Mining Operations” means every kind of work done by the Operator:
(i)	on or in respect of the Property in accordance with a Program or Production Notice; or
(ii)

if not provided for in a Program or Production Notice, unilaterally and in good faith to maintain the Property in good standing, to prevent waste or to otherwise discharge any obligation which is imposed upon it pursuant to this Agreement and in respect of which the Management Committee has not given it directions;

Joint-Venture Agreement Azimut Exploration Inc. & Northwestern Mineral Ventures Inc.

including, without limiting generality, investigating, prospecting, exploring, mapping, assessing, drilling, bulk sampling, property maintenance, preparing reports, estimates and studies, designing, equipping, improving, surveying, Construction and mining, milling, concentrating, rehabilitation, reclamation, and environmental protection and all other work usually considered to be prospecting, exploration, development and mining work including paying wages and salaries of persons engaged in such work and in supplying food, lodging, transportation and other reasonable needs of such persons, and paying rentals, renewal fees, taxes, insurance, and other governmental charges required to keep the Property in good standing.

(s)	“Net Smelter Returns Royalty” will have the meaning attributed to that term in Appendix II.
(t)	“Operating Plan” means the annual plan of Mining Operations submitted pursuant to paragraph 14.2.
(u)	“Operative Date” means the date upon which this Agreement becomes effective.
(v)	“Operator” means the party appointed as the operator of the Mining Operations in accordance with article 5.
(w)	“Participant” means a party that is contributing to Exploration Costs or Mine Costs, as the case may be.
(x)	“party” or “parties” means the parties to this Agreement and their respective successors and permitted assigns which become parties pursuant to this Agreement.
(y)

“Prime Rate” means the rate of interest stated by the National Bank of Canada Main Office, Montreal, Québec, as being charged by it on Canadian Dollar demand loans to its most creditworthy domestic commercial customers.

(z)	“Production Notice” means a notice which is given to each of the parties pursuant to paragraph 9.2.
(aa)	“Program” means the work plan and budget of Mining Operations conducted during the Exploration Period and adopted pursuant to paragraph 7.2.
(bb)

“Property” means the mineral properties that become subject to this Agreement on the Operative Date pursuant to the terms of the Head Agreement, any additional mineral properties that become part of the Property pursuant to this Agreement, the Minerals thereon, all information obtained from Mining Operations and those rights and benefits appurtenant to the Property that are acquired for the purpose of conducting Mining Operations.

Joint-Venture Agreement Azimut Exploration Inc. & Northwestern Mineral Ventures Inc.

(cc)	“Proportionate Share” means that share which is equal to a party’s percentage Interest, as adjusted from time to time hereunder.
(dd)	“Simple Majority” means a decision made by the Management Committee by more than 50 percent of the votes represented and entitled to be cast at a meeting thereof.
(ee)	“Yellow Cake Royalty” will have the meaning attributed to that term in Appendix II.
(ff)	“$” means Canadian Dollars.
(gg)

The words “article”, “paragraph”, “subparagraph”, “herein” and “hereunder” refer to this Agreement. The words “this Agreement” include every schedule or appendix attached hereto but exclude the Head Agreement.

All other capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Head Agreement.

1.2	The captions and the emphases of the defined terms have been inserted for convenience and do not define the scope of any provision.
2.	FORMATION OF THE JOINT VENTURE
2.1

The parties hereby agree to associate and participate in a joint operation (herein called the “Joint Operation”) effective on the Operative Date for the purpose of exploring the Property and, if deemed warranted, bringing the Property or a portion thereof into Commercial Production by establishing and operating a Mine;

2.2

Except as expressly provided in this Agreement or the Head Agreement, each party shall have the right independently to engage in and receive full benefits from business activities, whether or not competitive with the Joint Operation, without consulting any other party. The doctrines of “corporate opportunity” or “business opportunity” shall not be applied to any other activity, venture or operation of any party and no party shall have any obligation to another party with respect to any opportunity to acquire any assets outside of the Property at any time, or within the Property after the termination of this Agreement, other than as expressly provided herein or in the Head Agreement. Unless otherwise agreed in writing, no party shall have any obligation to mill, beneficiate or otherwise treat any Minerals or any other party’s share of Minerals in any facility owned or controlled by such party.

Joint-Venture Agreement Azimut Exploration Inc. & Northwestern Mineral Ventures Inc.

3.	INTERESTS
3.1

Except as otherwise provided herein, the parties shall bear all Costs and all liabilities arising under this Agreement and shall own the Property, the Assets and any Mine all in proportion to their respective Interest.

3.2

On the Operative Date the respective Interests of the parties shall be equal to the respective Interests which the parties held under the Head Agreement as of the Operative Date. Following the exercise of the Second Option by Northwestern, the respective Interests of the parties shall be adjusted, as appropriate.

4.	MANAGEMENT COMMITTEE
4.1

A Management Committee shall be established on or forthwith after the Operative Date. Except as herein otherwise provided, the Management Committee shall make all decisions in respect of Mining Operations;

4.2	Each party shall forthwith appoint one (1) representative to the Management Committee;
4.3	The Operator shall call a Management Committee meeting at least once every twelve (12) months, and, in any event within fourteen (14) days of being requested to do so by any representative;
4.4

The Operator shall give notice, specifying the time and place of, and the agenda for, each meeting of the Management Committee, to all representatives at least 20 days before the time appointed for the meeting;

4.5	Notice of a meeting of the Management Committee shall not be required if representatives of all the parties are present and unanimously agree upon the agenda;
4.6

A quorum for any Management Committee meeting shall be present if representatives of all the parties hereto are present. If a quorum is present at the meeting, the Management Committee shall be competent to exercise all of the authorities, powers and discretions herein bestowed upon it hereunder. The Management Committee shall not transact any business at a meeting unless a quorum is present at the commencement of the meeting. If no quorum is present at any meeting of the Management Committee, the meeting can be adjourned for a minimum of seven (7) days to a maximum of twenty-one (21) days, at which reconvened meeting, the presence of the representative of either party, will constitute quorum; A Program proposal shall be submitted by the Operator at least 7 business days before the date of the Management Committee meeting;

4.7

The Management Committee shall decide every question submitted to it by a vote with each representative being entitled to cast such number of votes as is equal to the Interest held by the party such representative represents. Other than as is expressly set out herein to the contrary, the Management Committee shall make decisions by Simple Majority. In the event of an equality of votes on any matter which cannot be resolved by agreement of

Joint-Venture Agreement Azimut Exploration Inc. & Northwestern Mineral Ventures Inc.

the parties within a reasonable time not to exceed seven (7) days, a representative of an independent professional engineering firm acceptable to both parties, or failing an agreement, an individual appointed by the Canadian Commercial Arbitration Centre (or a successor or equivalent thereof) shall have a second and casting vote, provided the Management Committee shall have first placed before the person so appointed, all relevant submissions, documentation and data, which had been placed before the Management Committee in regard to the decision to be made. All proceedings shall be conducted in the English language;

4.8	The representative of the Operator shall be chairman and secretary of each Management Committee meeting;
4.9	The secretary of the Management Committee meeting shall take minutes of that meeting and circulate copies thereof to each representative;
4.10

The Management Committee may make decisions by obtaining the consent in writing of the representatives of each party. Any decision so made shall be as valid as a decision made at a duly called and held meeting of the Management Committee;

4.11	Management Committee decisions made in accordance with this Agreement shall be binding upon all parties;
4.12	Each party shall bear the expenses incurred by its representatives in attending meetings of the Management Committee;
4.13

The Management Committee may, by agreement of the representatives of all the parties, establish such other rules of procedure, not inconsistent with this Agreement, as the Management Committee deems fit;

5.	OPERATOR
5.1

NORTHWESTERN shall act as Operator for as long as its Interest is 50% or more, subject to the provisions of subparagraph 12.3(ii) of the Head Agreement. If NORTHWESTERN’s Interest is less than 50%, the party with the highest Interest shall be the Operator;

5.2

The party acting as Operator may resign as Operator on at least 90 days’ notice to all the parties, in which case the other party may, in its sole discretion, elect to become Operator. If the other party does not make such election, then the Management Committee shall thereupon select another party to be Operator no later than the 90th day after receipt of the Operator’s notice of resignation;

5.3

The new Operator shall assume all of the rights, duties, liabilities and status of the previous Operator as provided in this Agreement. The new Operator shall have no obligation to hire any other employees of the former Operator resulting from this change of Operator;

Joint-Venture Agreement Azimut Exploration Inc. & Northwestern Mineral Ventures Inc.

5.4

Upon ceasing to be Operator, the former Operator shall forthwith deliver to the person nominated for that purpose by the Management Committee, the custody of all Assets, Property, books, records, and other property both real and personal relating to this Agreement.

6.	RIGHTS, DUTIES AND STATUS OF OPERATOR
6.1

The Operator in its operations hereunder shall be deemed to be an independent contractor. The Operator shall not act or hold itself out as agent for any of the parties nor make any commitments on their individual behalf unless specifically permitted by this Agreement or the Management Committee or directed in writing by a party;

6.2

Subject to any specific provision of this Agreement and subject to it having the right to reject any direction on reasonable ground by virtue of its status as an independent contractor, the Operator shall perform its duties hereunder in accordance with the directions of the Management Committee and in accordance with this Agreement;

6.3

The Operator shall manage and carry out such Mining Operations as the Management Committee may direct and in connection therewith shall, in advance if reasonably possible, notify the Management Committee of any change in Mining Operations which the Operator considers material;

6.4

The Operator shall have the sole and exclusive right and authority to manage and carry out all Mining Operations and to incur the Costs required for that purpose, including but not limited to the cost of retaining such subcontractors as its deems fit. In so doing the Operator shall (or shall through sub-contractors), unless it obtains the approval of the Management Committee to do otherwise:

(a)	comply with the provision of all agreements or instruments of title under which the Property and/or Assets are held;
(b)	pay all Costs properly incurred promptly as and when due;
(c)

subject to article 36, keep the Property and Assets free of all liens and encumbrances (other than those, if any, in effect on the Operative Date, those the creation of which are permitted pursuant to this Agreement, or builder’s or mechanic’s liens) arising out of the Mining Operations and, in the event of any lien being filed as aforesaid, proceed with diligence to contest or discharge the same;

(d)	prosecute claims or, where a defence is available, defend litigation arising out of the Mining Operations, provided that any Participant may join in the prosecution or defence at its own expense;

Joint-Venture Agreement Azimut Exploration Inc. & Northwestern Mineral Ventures Inc.

(e)

subject to paragraph 20.6, perform such assessment work or make payments in lieu thereof and pay such rentals, taxes or other payments and to all such other things as may be necessary to maintain the Property in good standing, including, without limiting generality, staking and restaking mineral claims, and applying for licenses, leases, grants, concessions, permits, patents and other rights to and interest in the Minerals;

(f)

maintain accounts in accordance with the Accounting Procedure, provided that the judgement of the Operator as to matters related to the accounting, for which provision is not made in the Accounting Procedure, shall govern if the Operator’s accounting practices are in accordance with accounting principles generally accepted in the mining industry in Canada;

(g)

perform its duties and obligations hereunder in a sound and workmanlike manner, in accordance with sound mining and engineering practices and in substantial compliance with all applicable federal, provincial, territorial and municipal laws, by-laws, ordinances, rules and regulations and this Agreement;

(h)	submit draft Programs for each calendar year during the Exploration Period for consideration by the Management Committee by the November 30th of the year preceding such calendar year;
(i)	report to the other party verbally on an as needed basis or if requested submit and deliver to the other party summary quarterly reports; and
(j)	make such expenditures as it deems necessary for the protection of life, limb or property.
7.	EXPLORATION PROGRAMS
7.1

The Operator shall prepare draft Programs for consideration by the Management Committee during the Exploration Period in accordance with subparagraph 6.4 (h) above. Each draft Program shall contain a statement in reasonable detail of the proposed Mining Operations and estimates of all Exploration Costs to be incurred during the calendar year in question. If the Operator has not submitted a Program within sixty (60) days of any calendar year end, the non-Operator will be entitled to prepare, at its own expense (unless such Program is subsequently adopted by the Management Committee, with or without modifications), and the non-Operator will submit such a Program to the Management Committee for its consideration;

7.2

The Management Committee shall review the Program prepared and, if it deems fit, adopt the Program with such modifications, if any, as the Management Committee deems necessary. The Operator shall be entitled to an allowance for a Cost overrun of 10 percent in addition to any budgeted Exploration Costs and any Costs so incurred shall be deemed to be included in the Program, as adopted;

Joint-Venture Agreement Azimut Exploration Inc. & Northwestern Mineral Ventures Inc.

7.3

The Operator shall forthwith submit the adopted Program to the parties. Each party may, within 30 days of receipt of the Program, give notice to the Operator committing to contribute all or less than all of its Proportionate Share of the Exploration Costs on that Program. A party which fails to give that notice within the 30 day period shall be deemed to have elected not to contribute;

7.4

If any party has elected not to contribute to a Program or has elected to contribute less than its Proportionate Share to a Program, the amount to be contributed by the party who elected to contribute its respective full Proportionate Share shall be increased pro rata, subject to the right of such party to elect not to contribute more than the amount initially committed pursuant to paragraph 7.3 hereof, and the provisions of paragraph 7.12 shall apply;

7.5	The Operator shall be entitled to invoice each Participant:
(a)

no more frequently than monthly, for its Proportionate Share of Exploration Costs incurred and paid by the Operator. The Operator may also submit other invoices relating to reconciliations, bills, accounts or other requests for payment in respect of any Exploration Costs made by the Operator under the Program or otherwise in accordance with this Agreement. Such invoices must set out the total amount incurred and/or paid, multiplied by the non-Operator’s Proportionate Share. Within 30 days of receipt of such invoice, the non-Operator shall pay the Operator the invoice amount;

(b)

If the non-Operator elects to participate in a Program, the Operator may submit an invoice to the non-Operator 60 days preceding a calendar quarter in which Exploration Costs are to be incurred under a Program. The invoice must set out the estimated Exploration Costs under the Program for the immediately following calendar quarter, multiplied by the non-Operator’s Proportionate Share. Within 30 days of receipt of such invoice, the non-Operator shall pay the Operator the invoice amount;

(c)

If the non-Operator fails to make any payment to the Operator under this paragraph 7.5 within any applicable 30 day payment period, the non-Operator shall make such payment together with an interest payment, calculated at the rate equal to the prime lending rate of the Royal Bank of Canada, Montreal Main Branch, on Canadian dollar commercial loans in effect at the date of default in payment, plus 5% per annum, for the period commencing on the expiry of 30 day payment period and terminating on the date that full payment is made. If the non-Operator fails to make full payment within 60 days of the payment period, paragraph 7.6 applies.

If a Participant protests the correctness of an invoice it shall nevertheless be required to make the payment.

Joint-Venture Agreement Azimut Exploration Inc. & Northwestern Mineral Ventures Inc.

7.6	Default in Making Contributions
(a)

If a Participant elects to contribute to an approved Program’s budget and then defaults in making a contribution or cash call under an approved Program, the non-defaulting Participant may, but is not obligated to, advance the defaulted contribution on behalf of the defaulting Participant and treat the same, together with any accrued interest, as a demand loan bearing interest from the date of the advance at the rate provided in subparagraph 7.5(c). The failure to repay said loan upon demand shall be a default.

(b)

The Participants acknowledge that if a Participant defaults in making a contribution to an approved Program or an invoice under paragraph 7.5, or in repaying a demand loan under subparagraph 7.6(a), as required hereunder, it will be difficult to measure the damages resulting from such default. The Participants acknowledge that the damage to the non-defaulting Participant could be significant. In the event of such default, and provided that the non-defaulting Participant has contributed, but was not obligated to do so, at least 80% of the defaulting Participant’s share of the costs of the Program’s budget which amount has not been treated as a demand loan pursuant to Section 7.6(a) above, as reasonable liquidated damages, the non-defaulting Participant may, with respect to any such default not cured within thirty (30) days after notice to the defaulting Participant of such default, declare that the respective Interests of the Participants will be adjusted, in which event the Interest of the defaulting Participant will be recalculated first by reducing it by One Hundred and Fifty Percent (150%) of the amount that it would have been reduced pursuant to paragraph 7.12, if such Participant had elected not to contribute the amount by which it is in default. The Interest of the non-defaulting Participant shall thereupon become the difference between 100% and the recalculated Interest of the defaulting Participant.

7.7	Grant of Lien or Security Interest
(a)

Each Participant grants to the other Participant a lien upon and a security interest in its Interest, including all of its right, title and interest in the Assets and the Participant’s share of products produced from the Property, whenever acquired or arising, and the proceeds from and accessions to the foregoing.

(b)

The liens and security interests granted by subparagraph 7.7(a) above shall secure every obligation or liability of the Participant granting such lien or security interest created under this Agreement, including the obligation to repay a loan granted under subparagraph 7.6(a) above if applicable. Each Participant hereby agrees to take all action necessary to perfect such lien and security interests and hereby appoints the other Participant, its attorney in-fact, to execute, file and record all financing statements and other documents necessary to perfect or maintain such lien and security interests.

Joint-Venture Agreement Azimut Exploration Inc. & Northwestern Mineral Ventures Inc.

7.8	Subordination of Interests

Each Participant shall, from time to time, take all necessary actions, including execution of appropriate agreements, to pledge and subordinate its Interest, any liens it may hold which are created under this Agreement, other than those created pursuant to paragraph 7.7 hereof, and any other right or interest it holds with respect to the Assets (other than any statutory lien of the Operator) to any secured borrowings for operations approved by the Management Committee.

7.9

The Operator shall expend all monies advanced by a Participant rateably with the advances of the other Participants. If the Operator suspends or prematurely terminates a Program, any funds advanced by a Participant in excess of that Participant’s Proportionate Share of Exploration Costs incurred prior to the suspension or premature termination shall be refunded forthwith;

7.10

If any Program is altered, suspended or terminated prematurely so that the Exploration Costs incurred on that Program as altered, suspended or terminated are less than 80 percent of the Exploration Costs originally proposed, any party which elected not to contribute to that Program shall be given notice of the alteration, suspension or termination by the Operator and shall be entitled to contribute its Proportionate Share of the Exploration Costs incurred on that Program by the payment thereof to the Operator within 30 days after receipt of the notice. If payment is not made by that party within the 30 days aforesaid it shall forfeit its right to contribute to that Program without a demand for payment being required to be made thereafter by the Operator or Management Committee;

7.11

Exploration Costs made by the Operator exceeding the Exploration Costs contemplated by the Program by less than 10% will be funded by the Participants in proportion to their Proportionate Shares. Exploration Costs made by the Operator exceeding the Exploration Costs contemplated by the Program by more than 10% will be funded solely by the Operator to the extent of any such excess over and above 10% of the Exploration Costs contemplated by the Program, unless otherwise agreed by the Participants in writing, or if deemed necessary by the Operator, acting reasonably, for protection of life, limb or property. Unless otherwise agreed by the Participants in writing or if deemed necessary by the Operator, acting reasonably, for protection of life, limb or property, any such payments exceeding the Exploration Costs contemplated by the Program by more than 10% which are made by either the Operator or non-Operator will not form part of the calculations used to determine the Proportionate Shares of the Participants in accordance with paragraph 7.12;

7.12

If a party elected not to contribute to the Exploration Costs of any Program, or elected to contribute less than its full Proportionate Share of such Program, or fails to contribute its full Proportionate Share of such Program, the Interest of that party shall be decreased and the Interest of each Participant contributing in excess of its Proportionate Share of the Exploration Costs shall be increased so that, subject to paragraph 7.13, at all times during the Exploration Period the Interest of each party will be that percentage which is

Joint-Venture Agreement Azimut Exploration Inc. & Northwestern Mineral Ventures Inc.

equivalent to its Exploration Costs and Prior Exploration Costs expressed as a percentage of the Exploration Costs and Prior Explorations Costs of all parties. Notwithstanding the foregoing but subject to paragraph 7.13 hereof, the party whose Interest has been reduced shall be entitled to receive details of and to contribute to future Programs to the extent of its then Interest. On the Operative Date, the parties’ respective Interest and Prior Exploration Costs shall be deemed to be as follows:

(a)	if NORTHWESTERN has exercised the First Option as set forth in paragraph 1.1 of the Head Agreement:

	Prior Exploration and Exploration Costs	Interest
NORTHWESTERN	$2,600,000	50%
AZIMUT	$2,600,000	50%
(b)	if NORTHWESTERN has exercised the Second Option as set forth in paragraph 2.6 of the Head Agreement:

	Prior Exploration Costs	Interest
NORTHWESTERN	$4,828,571	65%
AZIMUT	$2,600,000	35%
7.13

(a) If the effect of the application of paragraph 7.12 is to reduce the Interest of any party to less than 10%, the Joint Venture will terminate, such party shall then be deemed to have assigned and conveyed its Interest to the other Participant and shall be entitled to receive as its sole remuneration and benefit in consideration of that assignment and conveyance, either a two percent (2%) Net Smelter Returns Royalty (in the case of precious or base metals) or a one percent (1%) Yellow Cake Royalty (in the case of uranium oxide) calculated and paid in accordance with Appendix II. The Joint Operation shall be automatically terminated upon such assignment and conveyance, and the party whose Interest has thereby been assigned and conveyed shall then have no further opportunity or obligation to contribute to any Program.

(b) The party that owns the royalty interests contemplated herein, hereby agrees to grant to the other party the exclusive option to purchase, either or both,

(i) one-half (1/2) of the Net Smelter Returns Royalty (being a 1% Net Smelter Returns Royalty), and

(ii) the one percent (1%) Yellow Cake Royalty referred to this paragraph 7.13 in consideration of the payment of $1,000,000 for each such one percent (1%) royalty interest.

The royalties contemplated herein are separate and in addition to the 2% Yellow Cake Royalty retained by AZIMUT pursuant to paragraph 2.4 of the Head Agreement.

Joint-Venture Agreement Azimut Exploration Inc. & Northwestern Mineral Ventures Inc.

8.	FEASIBILITY REPORT
8.1

Upon the completion of a Feasibility Report which recommends commencement of Commercial Production, the Operator shall present the Feasibility Report to the Participants. A meeting of the Management Committee shall be convened to approve the Program and budget based on the Feasibility Report (the “FR Program and Budget”). At least sixty (60) days prior to such meeting of the Management Committee, the proposed FR Program and Budget shall be prepared by the Operator and submitted to the Participants. Within thirty (30) days of receipt of the FR Program and Budget, the Participants may submit written comments to the Operator detailing revisions or modifications that they would like to have made to the FR Program and Budget. If such written comments are received, the Operator, working with the other Participant and the authors of the Feasibility Report, shall seek for a period of time not to exceed twenty (20) days, to develop a revised FR Program and Budget acceptable to both Participants. The Operator shall submit any revised FR Program and Budget to the Participants at least ten (10) days prior to the meeting of the Management Committee to consider the proposed FR Program and Budget. The adoption of the FR Program and Budget shall require a vote of at least sixty percent (60%) approval.

8.2	Feasibility Report Alternate Program and Budget

If the Participants do not approve the FR Program and Budget as set out in paragraph 8.1, a Participant may propose further revisions or modifications to the FR Program and Budget (the “Alternate FR Program and Budget”) and repeat the procedure set out in paragraph 8.1 and if no approval is then obtained, the Participant who proposed the Alternate FR Program and Budget may then proceed at its own cost and expense to place the Property into Commercial Production based on the Alternate FR Program and Budget. If the Property is placed into Commercial Production based on the Alternate FR Program and Budget, the Participant who pays all the costs and expenses of placing the Property into Commercial Production shall be entitled to recover two hundred percent (200%) of its costs, and after recovery of such costs the Participating Interests of the Participants shall revert to the amounts held by each Participant prior to the commencement of the Alternate FR Program and Budget.

8.3	Operator Given Authority to Arrange Project Financing

Upon approval of a FR Program and Budget, the Management Committee will authorize the Operator to use its commercially reasonable efforts to arrange the financing relating to placing the Property, or a portion thereof, into Commercial Production (the “Project Financing”) on behalf of all the Participants, but subject to their separate approval as to the terms of such Project Financing, such approval not to be unreasonably withheld.

8.4	Encumbrances

Neither of the Participants shall pledge, mortgage, nor otherwise create an encumbrance on its Interest in this Agreement or the Assets except for the purpose of securing the Project Financing

Joint-Venture Agreement Azimut Exploration Inc. & Northwestern Mineral Ventures Inc.

as set forth in article 12, including its share of funds for development or Mining Operations. The right of a Participant to grant such encumbrance shall be subject to the condition that the holder of the encumbrance (“Chargee”) first enters into a written agreement with the other Participant, in a form acceptable to that Participant, acting reasonably, which provides:

1.1.1.

the Chargee shall not enter into possession or institute any proceedings for foreclosure or partition of the encumbering Interest and that such encumbrance shall be subject to the provisions of this Agreement;

1.1.2.

the Chargee’s remedies under the encumbrance shall be limited to the sale of the whole (but only of the whole) of the encumbering Participant’s Interest to the other Participant, or, failing such a sale, at a public auction to be held at least 45 days after prior notice to the other Participant, such sale to be subject to the purchaser entering into a written agreement with the other Participant whereby such purchaser assumes all obligations of the encumbering Participant under the terms of this Agreement. The price of any pre-emptive sale to the other Participant shall be the remaining principal amount of the loan plus accrued interest and related expenses, and such pre-emptive sale shall occur within sixty (60) days of the Chargee’s notice to the other Participant of its intent to sell the encumbering Participant’s Interest. Failure of a sale to the other Participant to close by the end of such period, unless failure is caused by the encumbering Participant or by the Chargee, shall permit the Chargee to sell the encumbering Participant’s Interest at a public sale; and

1.1.3.	the charge shall be subordinate to any then-existing debt, including Project Financing previously approved by the Management Committee, encumbering the transferring Participant’s Interest.
8.5	Financing

The Participants agree to cooperate fully with each other and the Operator to assist in securing all financings necessary to carry out any FR Program and Budget that has been approved by the Management Committee.

9.	PRODUCTION NOTICE
9.1	The Operator shall call a Management Committee meeting to consider the Feasibility Report for a date no later than six months after the Feasibility Report was provided to each of the parties;
9.2

The Management Committee shall consider the Feasibility Report prepared and may approve the FR Program and Budget, with such modifications, if any, as it considers necessary or desirable. If a FR Program and Budget is approved as aforesaid and the Operator has been successful in arranging the Project Financing, the Management Committee shall forthwith cause a Production Notice to be given to each of the parties by

Joint-Venture Agreement Azimut Exploration Inc. & Northwestern Mineral Ventures Inc.

the Operator stating that the Management Committee intends to establish and bring a Mine into production in conformity with the FR Program and Budget as so approved.

10.	ELECTION TO CONTRIBUTE
10.1	Each party with an Interest may, within 120 days of the receipt of the Production Notice, give the Operator notice committing to contribute its Proportionate Share of Mine Costs;
10.2

If any party fails to give notice pursuant to paragraph 10.1, that party shall forfeit the right to contribute to Mine Costs and shall suffer dilution and conversion of its Interest as provided in this paragraph. Those parties which elected to contribute as aforesaid may thereupon elect to increase their contribution to the Mine Costs, if more than one party then in proportion to their respective Interest, by the amount which any party has declined to contribute. If elections are made so that Mine Costs are fully committed:

(a)	the Interest of each Participant shall be increased and that of each non-Participant shall be decreased so that the Interest of each party at all times is that percentage which is equivalent to
(i)	the sum of its Exploration Costs, its Prior Exploration Costs and its contribution to Mine Costs;

divided by

(ii)	the sum of the total Exploration Costs, total Prior Exploration Costs and the total Mine Costs of all the parties;

multiplied by

(iii)	100;

each non-Participant shall have its Interest adjusted accordingly. A Party whose Interest has been reduced but is still 10% or more will be entitled to receive details and will be offered the right to contribute to future Programs to the extent of its Proportionate Share.

10.3	If, after the operation of paragraph 10.2, Mine Costs are not fully committed the Production Notice shall be deemed to be withdrawn.
11.	OPERATOR’S FEE
11.1	The Operator may charge the following sums in return for its head office overhead functions which are not charges directly:
(a)	with respect to Programs during the Exploration Period, an administrative fee of five percent (5%) on contract work and ten percent (10%) on internal work;

Joint-Venture Agreement Azimut Exploration Inc. & Northwestern Mineral Ventures Inc.

(b)	with respect to Mine development during the Construction Period: two percent (2%) of all Construction Costs;
(c)	Subsequent to the Completion Date: two percent (2%) of all Costs incurred after the Completion Date.
12.	MINE FINANCING
12.1	The contributions of the Participants toward the Mine Costs shall be individually and separately provided by them.
12.2

Any party may pledge, mortgage, charge or otherwise encumber its Interest in order to secure moneys borrowed and used by that party for the sole purpose of enabling it to finance its participation under this Agreement or in order to secure by way of floating charge as a part of the general corporate assets of that party moneys borrowed for its general corporate purposes, provided that the pledgee, mortgagee, holder of the charge or encumbrance (in this paragraph called the “Chargee”) shall hold the same subject to the provisions of this Agreement and that if the Chargee realises upon any of its security it will comply with this Agreement. Upon delivery to the Operator of evidence reasonably satisfactory to the Operator that the Chargee requires to record its charge against the Interest of the borrower, the Operator shall cause title to the Property to be recorded in the names of the individual parties. All costs of such a reconveyance, and the subsequent additional costs if the respective Interests should vary, shall be borne by the borrower alone. The agreement between the party hereto, as borrower, and the Chargee shall contain specific provisions to the same effect as the provisions of this paragraph.

13.	CONSTRUCTION
13.1

Subject to paragraphs 10.2 and 10.3 the Management Committee shall cause the Operator to, and the Operator shall, proceed with Construction with all reasonable dispatch after a Production Notice has been given. Construction shall be substantially in accordance with the Feasibility Study subject to any variations proposed in the Production Notice, and subject also to the right of the Management Committee to cause such other reasonable variations in Constructions to be made as the Management Committee deems advisable.

14.	OPERATION OF THE MINE
14.1	Commencing on the Completion Date, all Mining Operations shall be planned and conducted and all estimates, reports and statements shall be prepared and made on the basis of a calendar year;
14.2

With the exception of the year in which the Completion Date occurs, an Operating Plan for each calendar year shall be submitted by the Operator to the Participants not later than September 30 in the year immediately preceding the calendar year to which the Operating Plan relates. Each Operating Plan shall contain the following:

Joint-Venture Agreement Azimut Exploration Inc. & Northwestern Mineral Ventures Inc.

(a)	a plan for the proposed Mining Operations;
(b)	a detailed estimate of all Mine Costs plus a reasonable allowance for contingencies;
(c)	an estimate of the quantity and quality of the ore to be mined and the concentrates or metals or other products and by-products to be produced; and
(d)

such other facts as may be necessary to reasonably illustrate the results intended to be achieved by the Operating Plan during the year. Upon request of any Participant the Operator shall meet with that Participant to discuss the Operating Plan and shall provided such additional or supplemental information as that Participant may reasonably require with respect thereto.

14.3

The Management Committee shall adopt each Operating Plan, with such changes as it deems necessary, by October 31 in the year immediately preceding the calendar year to which the Operating Plan relates; provided, however, that the Management Committee may from time to time and at any time amend any Operating Plan;

14.4

The Operator shall be entitled to include in the estimate of Mine Costs referred to in subparagraph 14.2(b) hereof the reasonably estimated costs of satisfying continuing obligations that may remain after this Agreement terminates, in excess of amounts actually expended. Such continuing obligations are or will be incurred as a result of the Joint Operation and shall include such things as monitoring, stabilisation, reclamation or restoration obligations, severance and other employee benefit costs, costs relating to environmental protection, rehabilitation and de-commissioning and all other obligation incurred or imposed as a result of the Joint Operation which continue or arise after termination of this Agreement and settlement of all accounts. The amount accrued from time to time for the satisfaction of such continuing obligations shall be classified as Costs hereunder but shall be segregated into a separate account.

15.	PAYMENT OF MINE COSTS
15.1

The Operator may invoice each Participant, from time to time, for that Participant’s Proportionate Share of Mine Costs incurred to the date of the invoice, or at the beginning of each month for an advance equal to the Participant’s Proportionate Share of the estimated cash disbursements to be made during the month. Each Participant shall pay its Proportionate Share of Mine Costs or the estimated cash disbursements aforesaid to the Operator within 30 days after receipt of the invoice. If the payment or advance requested is not so made, the amount of the payment or advance shall bear interest calculated monthly not in advance from the 30th day after the date of receipt of the invoice thereof by that Participant at a rate equivalent to the weighted average Prime Rate for the month plus two percent until paid. The Operator shall have a lien on each Participant’s Interest in order to secure that payment or advance together with interest which has accrued thereon, until such payment or advance together with accrued interest has been repaid in full;

Joint-Venture Agreement Azimut Exploration Inc. & Northwestern Mineral Ventures Inc.

15.2

If any Participant fails to pay an invoice contemplated in paragraph 15.1 within the 30-day period aforesaid, the Operator may, by notice, demand payment. If no payment is made within 60 days of the Operator’s demand notice, the Operator may enforce its lien and realize on the security without any further notice to or demand on the defaulting Participant.

16.	DISTRIBUTION IN KIND
16.1

It is expressly intended that, upon implementation of any Production Notice hereunder, the association of the parties hereto shall be limited to the efficient production of Minerals from the Property and that each of the parties shall be entitled to use, dispose of or otherwise deal with its Proportionate Share of Minerals as it sees fit. Each Participant shall take in kind, f.o.b. truck or railcar on the Property, and separately dispose of its Proportionate Share of the Minerals produced from the Mine. Extra costs and expenses incurred by reason of the Participants taking in kind and making separate dispositions shall be paid by each Participant directly and not through the Operator or Management Committee;

16.2

Each Participant shall construct, operate and maintain, all at its own cost and expense, any and all facilities which may be necessary to receive and store and dispose of its Proportionate Share of the Minerals at the rate the same are produced;

16.3

If a Participant has not made the necessary arrangement to take in kind and store its share of production as aforesaid the Operator shall, at the sole cost and risk of that Participant store, in any location where it will not interfere with Mining Operations, the production owned by the Participant. The Operator and the other parties shall be under no responsibility with respect thereto. All of the costs involved in arranging and providing storage shall be billed directly to, and be the sole responsibility of the Participant whose share of production is so stored. The Operator’s charges for such assistance and any other related matters shall be billed directly to and be the sole responsibility of the Participant. All such billings shall be subject to the provisions of paragraphs 15.1 and 15.2 hereof.

17.	SURRENDER OF INTEREST
17.1	Any party may, at any time upon notice, surrender its entire Interest to the other parties by giving those parties notice of surrender;

The notice of surrender shall:

(a)	indicate a date for surrender not less than three months after the date on which the notice is given; and
(b)	contain an undertaking that the surrendering party will:

Joint-Venture Agreement Azimut Exploration Inc. & Northwestern Mineral Ventures Inc.

(i)	satisfy its Proportionate Share, based on its then Interest, of all obligations and liabilities which arose at any time prior to the date of surrender;
(ii)

if the Operator has not included in Mine Costs the costs of continuing obligations as set out in paragraph 14.4 hereof, pay on the date of surrender its reasonably estimated Proportionate Share, based on the surrendering party’s then Interest, of the Costs of rehabilitating the Mine site and of reclamation as at the date of surrender; and

(iii)	hold in confidence, for a period of two years from the date of surrender, all information and data which it acquired pursuant to this Agreement.
17.2

Upon the surrender of its entire Interest as contemplated in paragraph 17.1 and upon delivery of a release in writing, in form acceptable to counsel for the Operator, releasing the other parties from all claims and demands hereunder, the surrendering party shall be relieved of all obligations or liabilities hereunder except for those which arose or accrued or were accruing due on or before the date of the surrender.

17.3

A party to whom a notice of surrender has been given as contemplated in paragraph 17.1 may elect, by notice within 90 days to the party which first gave the notice to accept the surrender, in which case paragraphs 17.1 and 17.2 shall apply, or to join in the surrender. If all of the parties join in the surrender the Joint Operation shall be terminated in accordance with article 18.

18.	TERMINATION OF MINING OPERATIONS
18.1

The Operator may, at any time subsequent to the Completion Date, on at least 30 days notice to all Participants, recommend that the Management Committee approve that the Mining Operations be suspended. The Operator’s recommendation shall include a plan and budget (in this article 18 called the “Mine Maintenance Plan”), in reasonable detail, of the activities to be performed to maintain the Assets and Property during the period of suspension and the Costs to be incurred. The Management Committee may, at any time subsequent to the Completion Date, cause the Operator to suspend Mining Operations in accordance with the Operator’s recommendation with such changes to the Mine Maintenance Plan as the Management Committee deems necessary. The Participants shall be committed to contribute their Proportionate Share of the Costs incurred in connection with the Mine Maintenance Plan. The Management Committee may cause Mining Operations to be resumed at any time;

18.2

The Operator may, at any time following a period of at least 90 days during which Mining Operations have been suspended, upon at least 30 days notice to all Participants, recommend that the Management Committee approve the permanent termination of Mining Operations. The Operator’s recommendation shall include a plan and budget (in this article 18 called the “Mine Closure Plan”), in reasonable detail, of the activities to be performed to close the Mine and reclaim the Property. The Management Committee may, by unanimous approval of the representatives of all Participants, approve the

Joint-Venture Agreement Azimut Exploration Inc. & Northwestern Mineral Ventures Inc.

Operator’s recommendation with such changes to the Mine Closure Plan as the Management Committee deems necessary;

18.3	If the Management Committee approves the Operator’s recommendation as aforesaid in section 18.2, it shall cause the Operator to:
(a)	implement the Mine Closure Plan, whereupon the Participants shall be committed to pay, in proportion to their respective Interests, such Costs as may be required to implement that Mine Closure Plan;
(b)

remove, sell and dispose of such Assets as may reasonably be removed and disposed of profitably and such other Assets as the Operator may be required to remove pursuant to applicable environmental and mining laws; and

(c)	sell, abandon or otherwise dispose of the Property.

The disposal price for the Assets and the Property shall be the best price obtainable and the net revenues, if any, from the removal and sale shall be credited to the Participants in proportion to their respective Interests at such time;

18.4

If the Management Committee does not approve the Operator’s recommendation contemplated in paragraph 18.2, the Operator shall suspend Mining Operations in accordance with the Mine Maintenance Plan as pursuant to paragraph 18.1.

19.	THE PROPERTY
19.1

Title to the Property shall be held in the name of the Operator in trust for the parties in proportion to their Interests as adjusted from time to time during the currency of this Agreement. Each of the parties shall have the right to receive, forthwith upon making demand therefor from the Operator, such documents as it may reasonably require to confirm its Interest. A non-Operator shall be entitled to record a memorandum of this Agreement in the office of the applicable governmental agency in order to provide public notice of its Interest and of its interest in this Agreement.

20.	AREA OF COMMON INTEREST
20.1	The area of common interest shall be the Area of Common Interest as defined in paragraph 18.1 of the Head Agreement;
20.2

Except as to renewals or improvements entitled to mineral claims or mineral rights held by a party prior to the Operative Date which have not been added to the Property, at any time during the currency of this Agreement, any party (in this paragraph only called the “Acquiring Party”) stakes or otherwise acquires, directly or indirectly, any right to or interest in any claim, license, lease, grant, concession, permit, patent, or other mineral property interest located wholly or partly within the Area of Common Interest referred to in subparagraph 20.1, the Acquiring Party shall forthwith give notice to the other party of

Joint-Venture Agreement Azimut Exploration Inc. & Northwestern Mineral Ventures Inc.

that staking or acquisition, the total cost thereof and all details in the possession of that party with respect to the details of the acquisition, the nature of the property and the known mineralization;

20.3

The other party may, within thirty (30) days of receipt of the Acquiring Party’s notice, elect, by notice to the Acquiring Party, to require that the mineral properties and the right or interest acquired be included in and thereafter form part of the Property for all purposes of this Agreement;

20.4	If the election aforesaid is made, the other party shall reimburse the Acquiring Party for that portion of the cost of acquisition which is equivalent to their respective Interests;
20.5

If the other party does not make the election aforesaid within that period of thirty (30) days, the right or interest acquired shall not form part of the Property and the Acquiring Party shall be solely entitled thereto;

20.6

Notwithstanding subparagraph 6.4(e), the Operator shall be entitled, at any time and from time to time to surrender all or any part of the Property or to permit the same to lapse, but only upon first either obtaining the unanimous consent of the Management Committee, or giving sixty (60) days notice of its intention to do so to the other party. In this later event, the other party shall be entitled to receive from the Operator, on request prior to the date of the surrender or lapse, a conveyance of that portion of the Property intended for surrender or lapse, together with copies of any plans, essay maps, drill records and factual engineering data in the Operator’s possession and relevant thereto. Any part of the Property so acquired shall cease to be subject to this Agreement and shall not be subject to paragraph 20.2. Any part of the Property which has not be so acquired by the other party shall remain subject to paragraph 20.2.

21.	INFORMATION DATA
21.1

At all times during the currency of this Agreement the duly authorised representatives of each Participant shall, at its and their sole risk and expense and at reasonable intervals and times, have access to the Property and to all technical records and other factual engineering data and information relating to the Property which is in the possession of the Operator;

21.2

During the Exploration Period while Programs are being carried out, the Operator shall furnish the Participants with quarterly summary reports and with a final report at the conclusion of each Program. At the end of the Mining Operations period, a final report shall be submitted showing the Mining Operations performed and the results obtained and shall be accompanied by a statement of Costs and copies of pertinent plans, assay maps, diamond drill records and other factual engineering data. During the Construction Period the Operator shall provide quarterly summary reports to the Participants, which reports shall include information on any changes or developments affecting the Mine that the Operator considers are material;

Joint-Venture Agreement Azimut Exploration Inc. & Northwestern Mineral Ventures Inc.

21.3

All information and data concerning or derived from the Property shall be kept confidential and, except to the extent required by law or by regulation of any stock exchange, securities regulatory authority or commission, or other government authority shall not disclosed to any person other than an Affiliate or a legal, financial, mining or accounting advisor without the prior consent of all the Participants, which consent shall not unreasonably be withheld;

21.4

The text of any news release or other public statements which a party desires to make with respect to the Property shall be made available to the other parties prior to publication and the other parties shall have the right to make suggestions for changes therein. If no comment is received within 24 hours, the news release shall be deemed approved. Notwithstanding any other provision hereof, nothing here shall operate so as to restrict a party from taking any action required by applicable law or the rules of any applicable Stock Exchange.

22.	LIABILITY OF THE OPERATOR
22.1

Subject to paragraph 22.2, each party shall indemnify and save the Operator harmless from and against any loss, liability, claim, demand, damage, expense, injury, or death (including, without limiting the generality of the foregoing, legal fees) resulting from any acts or omissions of the Operator or its officers, employees or agents;

22.2

Notwithstanding paragraph 22.1, the Operator shall not be indemnified nor held harmless by any of the parties for any loss, liability, claim, damage, expense, injury or death, (including, without limiting the generality of the foregoing, legal fees) resulting from the gross negligence or wilful misconduct of the Operator or its officers, employee or agents;

22.3	An act or omission of the Operator or its officers, employees or agents done or omitted to be done:
(a)	at the direction, or within the scope of the direction, of the Management Committee; or
(b)	with the concurrence of the Management Committee; or
(c)	unilaterally and in good faith by the Operator to protect life or property;

shall be deemed not to be gross negligence or wilful misconduct.

22.4

The obligation of the other parties to indemnify and save the Operator harmless pursuant to paragraph 22.1 shall be in proportion to its Interest as at the date that the loss, liability, claim, demand, damage, expense, injury or death occurred or arose;

22.5

The Operator shall not be liable to any other party nor shall any party be liable to the Operator in contract, tort or otherwise for special or consequential damages, including without limiting the generality of the foregoing, loss of profits or revenues.

Joint-Venture Agreement Azimut Exploration Inc. & Northwestern Mineral Ventures Inc.

23.	INSURANCE
23.1

Commencing on the Operative Date, the Management Committee shall cause the Operator to place and maintain with a reputable insurer or insurers such insurance, as the Management Committee in its discretion deems advisable in order to protect the parties together with such other insurance as any Participant may by notice reasonably request. The certificate of insurance shall show the non-Operator as a named insured and the Operator shall provide each Participant with a copy of such certificate;

23.2	Paragraph 23.1 shall not preclude any party from placing, for its own account insurance for greater or other coverage than that placed by the Operator.
24.	RELATIONSHIP OF PARTIES
24.1

The rights, duties, obligations and liabilities of the parties shall be several and not joint nor joint and several, it being the express purpose and intention of the parties that their respective Interests shall be held as tenants in common;

24.2	Nothing herein contained shall be construed as creating a partnership of any kind or as imposing upon any party any partnership duty, obligation or liability to any other party hereto;
24.3

No party shall, except when required by this Agreement or by any law, by-law, ordinance, rule, order or regulation, use, suffer or permit to be used, directly or indirectly, the name of any other party for any purpose related to the Property, nor shall any party have the authority to act for or to assume any obligation or responsibility on behalf of the other party other than as expressly set forth herein.

25.	PARTITION
25.1

Each of the parties hereto waives, during the term of this Agreement, any right to partition of the Property or Assets or any part thereof and no party shall seek to be entitled to partition of the Property or the Assets whether by way of physical partition, judicial sale or otherwise during the term of this Agreement.

26.	TAXATION
26.1

All Costs incurred hereunder shall be for the account of the party or parties making or incurring the same, if more than one then in proportion to their respective Interests, and each party on whose behalf any Costs have been incurred shall be entitled to claim all tax benefits, write-offs, and deductions with respect thereto.

Joint-Venture Agreement Azimut Exploration Inc. & Northwestern Mineral Ventures Inc.

27.	FORCE MAJEURE
27.1	(a)

Notwithstanding anything herein contained to the contrary, if any Participant is prevented from or delayed in performing any obligation under this Agreement, and such failure is occasioned by an act of Force Majeure, as hereinafter defined, then, subject to paragraph 27.2, the time for the observance of the condition or performance of the obligation in question shall be extended for a period equivalent to the total period the cause of the prevention or delay persists or remains in effect regardless of the length of such total period;

(b)

An act of Force Majeure shall mean a circumstance where the performance of an obligation by a party is prevented by any cause, whether foreseeable or unforeseeable, beyond the reasonable control of the party (except for the inability of the party to raise financing or the financial circumstances of the party), including without limitation, labour disputes, strikes, lockouts or other labour unrest (howsoever arising and whether or not employee demands are reasonable or within the power of the party concerned to grant), acts of God, laws, regulations, orders, proclamations, instructions or requests of any government entity that significantly affect the capacity of the party to conduct its exploration or development activities on the Property, failure or inability to obtain on reasonably acceptable terms any mining licence or other necessary authorisations or approvals from public authorities, curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of any environmental requirements, acts of a public enemy, acts of public violence, civil disorder, acts of war or conditions arising out of or attributable to war whether declared or undeclared, riot, civil war, insurrection or rebellion, fire, explosion, natural disaster or other adverse conditions, or acts of state or any act of a political nature that affects or may affect the successful exploration or development of the Property or the financing thereof;

27.2

Any party hereto claiming suspension of its obligations as aforesaid shall promptly notify the other parties to that effect and shall take all reasonable steps to remove or remedy the cause and effect of the Force Majeure described in the said notice insofar as it is reasonably able to do and as soon as possible; provided that the terms of settlement of any labour disturbance or dispute, strike or lockout shall be wholly in the discretion of the party claiming suspension of its obligations by reason thereof; and that party shall not be required to accede to the demands of its opponents in any such labour disturbance or dispute, strike, or lockout solely to remedy or remove the Force Majeure thereby constituted;

27.3

The extension of time for the observance of conditions or performance of obligations as a result of Force Majeure shall not relieve the Operator from its obligations to keep the Property in good standing.

Joint-Venture Agreement Azimut Exploration Inc. & Northwestern Mineral Ventures Inc.

28.	NOTICE
28.1

All invoices, notices, consents and demands under this Agreement shall be in writing and may be delivered personally, sent by telegram, fax or telex or may be forwarded by first class prepaid registered mail to the address for each party set out herein or to such addresses as each party set out herein, any notice delivered or sent by telegraph, fax or telex shall be deemed to have been given and received on the business day next following the date of delivery. Any notice mailed as aforesaid shall be deemed to have been given and received on the fifth business day following the date it is posted, provided that if between the time of mailing and the actual receipt of the notice there shall be a mail strike, slowdown or other labour dispute which affects delivery of the notice by mails, then the notice shall be effective only if actually delivered.

29.	WAIVER
29.1

No waiver of any breach of this Agreement shall be binding unless evidenced in writing executed by the party against whom charged. Any waiver shall extend only to the particular breach so waived and shall not limit any rights with respect to any future breach.

30.	AMENDMENTS
30.1

Except for the Head Agreement, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and any amendment or variation of this Agreement shall only be binding upon a party if evidenced in writing executed by that party. In the event of a conflict between the provision of this agreement and the Head Agreement, the provisions of the Head Agreement shall prevail.

31.	TERM
31.1

Unless earlier terminated by: (i) agreement of all parties having an Interest, (ii) as a result of one party acquiring a 100 percent Interest and a 100 percent interest in the net proceeds of production or (iii) pursuant to section 7.13 hereof, the Joint Operation and this Agreement shall remain in full force and effect for so long as any party has any right, title or interest in the Property. Termination of this Agreement shall not, however, relieve any party from any obligations theretofore accrued but unsatisfied, nor from its obligations with respect to rehabilitation of the Mine site and reclamation costs, if any.

32.	TIME OF ESSENCE
32.1	Time is of the essence in the performance of this Agreement.
33.	SUCCESSORS AND ASSIGNS
33.1	This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

Joint-Venture Agreement Azimut Exploration Inc. & Northwestern Mineral Ventures Inc.

34.	GOVERNING LAW
34.1	This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Québec.
35.	ARBITRATION
35.1

If there is any disagreement, dispute or controversy (hereinafter collectively called a “dispute”) between the parties with respect to any matter arising under this Agreement or the construction hereof, then the dispute shall be determined by arbitration in accordance with the following procedures:

(a)

the parties to the dispute shall appoint a single mutually acceptable arbitrator. If the parties cannot agree upon a single arbitrator, then the party on one side of the dispute shall name an arbitrator, and give notice thereof to the party on the other side of the dispute;

(b)	the party on the other side of the dispute shall within 14 days of the receipt of notice, name an arbitrator; and
(c)	the two arbitrators so named shall, within seven days of the naming of the later of them, name a third arbitrator.

If the party on either side of the dispute fails to name its arbitrator within the allotted time, then the arbitrator named may make a determination of the dispute except as expressly provided in this paragraph, the arbitration shall be conducted in English in Montreal, Québec and in accordance with the Code of Civil Procedure (Québec). The decision shall be made within 30 days following the naming of the latest of them, and shall be conclusive and binding upon the parties. The costs of arbitration shall be borne by the parties to the dispute unless otherwise determined by the arbitrator(s) in the award.

36.	ASSIGNMENT – RIGHT OF FIRST REFUSAL
36.1

No party shall sell, assign, mortgage, pledge, encumber or transfer all or part of its Interest under this Agreement, except: (a) to secure a loan to fund Project Financing as set out in paragraph 8.4, expenditures hereunder; or, (b) as otherwise expressly permitted under this Agreement, without first having offered same to the other party in writing on terms (“Offering Notice”) which shall include a cash consideration or a consideration which has a cash alternative. If the other party does not elect to acquire the offering party’s interest hereunder within sixty (60) days thereafter, the offering party shall then have the right to transfer its Interest to a third party without further restriction on the same terms as offered to the other party hereunder within sixty (60) days following such declination, failing which the terms of this subparagraph 36.1 shall again come into effect with respect to the offering party’s Interest hereunder;

Joint-Venture Agreement Azimut Exploration Inc. & Northwestern Mineral Ventures Inc.

36.2

Any permitted transfer under this article 36, if to a transferee who is not a party, shall not be effective until execution by that transferee of a Deed of Assumption assuming all rights, obligations, duties and liabilities of the transferor under this Agreement from the date of transfer. Such assumption shall not affect the transferor’s antecedent liability hereunder unless otherwise agreed in writing by all of the other parties;36.3 Subparagraph 36.1 hereof shall not apply to a transfer where such transfer is (a) made by any party to an Affiliate of such party of all or part of such party’s Interest; (b) made by any party of all or part of such party’s Interest as a result of a merger, consolidation, amalgamation or reorganization of such party; or (c) the acquisition by a third party of greater than 50% of the total outstanding voting securities of either party hereto;

36.3

Subparagraph 36.1 hereof shall not apply to a transfer where such transfer is (a) made by any party to an Affiliate of such party of all or part of such party’s Interest; (b) made by any party of all or part of such party’s Interest as a result of a merger, consolidation, amalgamation or reorganization of such party; or (c) the acquisition by a third party of greater than 50% of the total outstanding voting securities of either party hereto;

36.4	Neither party shall create any encumbrance on the Property or Assets without consent of other, which shall not be unreasonably withheld.
37.	REPRESENTATIONS AND WARRANTIES OF THE PARTIES
37.1	Each party represents and warrants to the other as follows:
(a)

it is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation, amalgamation or continuance, as the case may be, and has all necessary corporate power, authority and capacity to own its property and assets and to carry on its business as presently conducted;

(b)

the execution, delivery and performance of this Agreement do not, and the fulfillment and compliance with the terms and conditions hereof by it (to the extent required herein) and the consummation of the transactions contemplated hereby will not, conflict with any of, or require the consent or waiver of rights of any person under, its constating documents or by-laws, nor to the best of its knowledge do or will any of the foregoing:

(i)	violate any provision of or require any consent, authorization or approval under any applicable law;
(ii)

conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval which has not been obtained under any agreement or instrument to which it is a party or by which it is bound or to which any of its property is subject; or

(iii)	result in the creation of any encumbrance upon its Interest in the Property;
(c)

it has all necessary power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement and the execution and delivery of this Agreement and the consummation of the transactions contemplated in this

Joint-Venture Agreement Azimut Exploration Inc. & Northwestern Mineral Ventures Inc.

Agreement have been duly authorized by all necessary corporate action on its part; and

(d)

this Agreement constitutes a valid and binding obligation of it, enforceable against it in accordance with the terms of this Agreement, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

37.2

No investigations made by or on behalf of a party at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty made by the other party in or pursuant to this Agreement. No waiver by a party of any condition or other provision, in whole or in part, shall constitute a waiver of any other condition or provision.

37.3

The representations and warranties contained in this Article 37 shall survive the execution and delivery of this Agreement and shall continue in full force and effect for a period of two years following the conclusion of the Mining Operations.

38.	MUTUAL IDEMNIFICATIONS
38.1

Each of the parties covenants and agrees to indemnify the other party (the party so covenanting being referred to in this Section as the “Indemnifying Party”, and the other party being referred to in this Section as the “Indemnified Party”) such that the Indemnifying Party shall:

(a)

be solely liable and responsible for any and all claims which the Indemnified Party or any of its respective directors, officers, servants, agents and employees, together with the successors, assigns, administrators, executors, heirs and all other legal representatives of the foregoing, may suffer, sustain, pay or incur; and

(b)

indemnify and save the Indemnified Party and its respective directors, officers, servants, agents and employees, together with the successors, assigns, administrators, executors, heirs and all other legal representatives of the foregoing, harmless from any and all claims which may be brought against or suffered by such persons or which they may sustain, pay or incur, as a result of, arising out of, attributable to or connected with any breach or non-fulfillment of any representation, warranty, covenant or agreement on the part of the Indemnifying Party under this Agreement (other than a breach or non-fulfillment of any optional matter hereunder) or any misstatement or inaccuracy of or any other incorrectness in or breach of any representation or warranty of the Indemnifying Party contained in this Agreement or in any certificate or other document furnished by the Indemnifying Party pursuant to this Agreement.

Joint-Venture Agreement Azimut Exploration Inc. & Northwestern Mineral Ventures Inc.

38.2

For greater certainty and without limiting the generality of the foregoing, the parties acknowledge and agree that the NORTHWESTERN shall not be responsible for any environmental or other liabilities accrued on the Property prior to the effective date of the Head Agreement, and AZIMUT hereby agrees to indemnify and hold harmless NORTHWESTERN and all of its directors, officers, servants, agents and employees, together with the successors, assigns, administrators, executors, heirs and all other legal representatives of NORTHWESTERN, in connection with such matters.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

Azimut Exploration Inc.

Authorized Signing Officer

Northwestern Mineral Ventures Inc.

Authorized Signing Officer

This is page 30 to an agreement made as of the day of ______, 200___ between Azimut Exploration Inc. of the first part, and Northwestern Mineral Ventures Inc. of the second part.

THIS IS APPENDIX I TO THAT CERTAIN AGREEMENT

AZIMUT EXPLORATION INC. OF THE FIRST

PART AND NORTHWESTERN MINERAL VENTURES INC. OF THE

SECOND PART AS OF THE _______ DAY

OF ______________, 200

ACCOUNTING PROCEDURE

1.	INTERPRETATION
1.1	In this Appendix I the following words, phrases and expressions shall have the following meanings:
(a)	“Agreement” means the Agreement to which this Accounting Procedure is attached as Appendix I.
(b)	“Count” means a physical inventory count.
(c)	“Employee” means those employees of the Operator who are assigned to and directly engaged in the conduct of Mining Operations, whether on a full-time or part-time basis.
(d)

“Employee Benefits” means the Operator’s cost of holiday, vacation, sickness, disability benefits, field bonuses, amounts paid to and the Operator’s cost of established plans for employee’s group life insurance, hospitalisation, pension, retirement and other customary plans maintained for the benefit of Employees and Personnel, as the case may be which costs may be charges as a percentage assessment on the salaries and wages of Employees or Personnel, as the case may be , on a basis consistent with Operator’s cost experience.

(e)	“Field Offices” means the necessary sub-office or sub-offices in each place where a Program or Construction is being conducted or a Mine is being operated.
(f)	“Joint Account” means the books of account maintained by the Operator to record all costs, expenses, credits and other transactions arising out of or in connection with the Mining Operations.
(g)

“Material” means the personal property, equipment and supplies acquired or held, at the direction or with the approval of the Management Committee, for use in the Mining Operations and, without limiting the generality, more particularly “Controllable Material” means such Material which is ordinarily classified as Controllable Material, as that classification is determined or approved by the Management Committee, and controlled in mining operations.

(h)

“Personnel” means those management, supervisory, administrative, clerical or other personnel of the Operator normally associated with the Supervision Offices whose salaries and wages are charged directly to the Supervision Office in question.

(i)

“Reasonable Expenses” means the reasonable expenses of Employees or Personnel, as the case may be, for which those Employees or Personnel may be reimbursed under the Operator’s usual expense account practice; including without limiting generality, any relocation expenses necessarily incurred in order to properly staff the Mining Operations if the relocation is approved by the Management Committee.

(j)	“Supervision Offices” means the Operator’s offices or department within the Operator’s offices from which the Mining Operations are generally supervised.
2.	STATEMENTS AND BILLINGS
2.1	The Operator shall, by invoice, charge each Participant with its Proportionate Share of Exploration Costs and Mines Costs in the manner provided in paragraphs 7 and 15 of the Agreement respectively;
2.2	The Operator shall deliver, with each invoice rendered for Costs incurred a statement indicating:
(a)	all charges or credits to the Joint Account relating to Controllable Material in detail;
(b)	all other charges and credits to the Joint Account summarised by appropriate classification indicative of the nature of the charges and credits; and
(c)	such additional information as may be reasonably necessary in order for the Participant to understand the nature of the charges and credits.
2.3	The Operator shall deliver with each invoice for an advance of Costs a statement indicating:
(a)	the estimated Exploration Costs or, in the case of Mine Costs, the estimated cash disbursements, to be made during the next succeeding month;
(b)

the addition thereto or subtraction therefrom, as the case may be, made in respect of Exploration Costs or Mine Costs actually having been incurred in an amount greater or lesser than the advance which was made by each Participant for the penultimate month preceding the month of the invoice; and

(c)	the advances made by each Participant to date and the Exploration Costs or Mine Costs incurred to the end of the penultimate month preceding the month of the invoice.
3.	DIRECT CHARGES
3.1	The Operator shall charge the Joint Account with the following items:
(a)	Contractor’s Charges:

All proper costs relative to the Mining Operations incurred under contracts entered into by the Operator with third parties.

(b)	Labour Charges:
(i)

The salaries and wages of Employees in an amount calculated by taking the full salary or wage of each Employee multiplied by that fraction which has as it numerator the total time for the month that the Employees were directly engaged in the conduct of Mining Operations and as its denominator the total normal working time for the month of the Employee;

(ii)	the Reasonable Expenses of the Employees; and
(iii)	Employee Benefits and Government Contributions in respect of the Employees in an amount proportionate to the charge made to the Joint Account in respect to their salaries and wages.
(c)	Office Maintenance:
(i)	The cost or a pro rata portion of the costs, as the case may be, of maintaining and operating the Offices. The basis for charging the Joint Account for Office maintenance costs shall be as follows:
1.	the expense of maintaining and operating Field Offices, less any revenue therefrom; and
2.	that position of maintaining and operating the Supervision Offices which is equal to
a.	the anticipated total operating expenses of the Supervision Offices;
b.	the anticipated total staff man days for the Employees whether in connection with the Mining Operations or not;

multiplied by

c.	the actual total time spent on the Mining Operations by the Employee expressed in man days.
(ii)	Without limiting generality, the anticipated total operating expenses of the Supervision Offices shall include:
(A)	the salaries and wages of the Operator’s Personnel which have been directly charged to those Offices;
(B)	the Reasonable Expense of the Personnel; and
(C)	Employee Benefits.
(iii)

The Operator shall make an adjustment in respect of the Office Maintenance costs forthwith after the end of each Operating Year upon having determined the actual operating expenses and actual total staff man days referred to in clause 3.1(c) (i) (B) of this Appendix I.

(d)	Material:

Material purchased or furnished by the Operator for use on a Property as provided under paragraph 6 of this Appendix I.

(e)	Transportation Charges:

The cost of transporting Employees and Material necessary for the Mining Operations.

(f)	Service Charges:
i.

The cost of services and utilities procured from outside sources other than services covered by paragraph 3.1(h). The cost of consulting services shall not be charged to the Joint Account unless the retaining of the consultant is approved in advance by the Management Committee; and

ii.	Use and service of equipment and facilities furnished by the Operator as provided in subparagraph 4.5 of this Appendix I.

(g)	Damage and Losses to Joint Property:

All costs necessary for the repair or replacement of Assets made necessary because of damages or losses by fire, flood, storms, theft, accident or other cause. The Operator shall furnish each Participant with written particulars of the damages or losses incurred as soon as practicable after the damage or loss has been discovered. The proceeds, if any, received on mineral claims against any policies of insurance in respect of those damages or losses shall be credited to the Joint Account.

(h)	Legal Expense:

All costs of handling, investigating and settling litigation or recovering the Assets, including, without limiting generality, attorney’s fees, court costs, costs of investigation or procuring evidence and amounts paid in settlement or satisfaction of any litigation or claims; provided, however, that, unless otherwise approved in advance by the Management Committee, no charge shall be made for the services of the Operator’s legal staff or the fees and expenses of outside solicitors.

(i)	Taxes:

All taxes, duties or assessments of every kind and nature (except income taxes) assessed or levied upon or in connection with the Property, the Mining Operations thereon, or the production therefrom, which have been paid by the Operator for the benefit of the parties.

(j)	Insurance:

Net premiums paid for

(i)	such policies of insurance on or in connection with Mining Operations as may be required to be carried by law; and
(ii)	such other policies of insurance as the Operator may carry for the protection of the parties in accordance with this Agreement; and

the applicable deductibles in event of an insured loss.

(k)	Rentals:

Fees, rentals and other similar charges required to be paid for acquiring, recording and maintaining permits, mineral claims and mining leases and rentals and royalties which are paid as a consequence of the Mining Operations.

(l)	Permits:

Permit costs, fees and other similar charges which are assessed by various governmental agencies.

(m)	Other Expenditures:

Such other costs and expenses which are not covered or dealt with in the foregoing provisions of this subparagrapgh 3.01 of this Appendix I as are incurred with the approval of the Management Committee for Mining Operations or as may be contemplated in this Agreement.

4.	PURCHASE OF MATERIAL
4.1	Subject to subparagraph 4.04 of this Appendix I the Operator shall purchase all Material and procure all services required in the Mining Operations;
4.2

Materials purchased and services procured by the Operator directly for the Mining Operations shall be charges to the Joint Account at the price paid by the Operator less all discounts actually received;

4.3

So far as it is reasonably practical and consistent with efficient and economical operations, the Operator shall purchase, furnish or otherwise acquire only such Material and Assets as may be required for immediate use. The Operator shall attempt to minimise the accumulation of surplus stocks of Material;

4.4	Any Participant may sell Material or services required in the Mining Operations to the Operator for such price and upon such terms and conditions as the Management Committee may approve;
4.5

Notwithstanding the foregoing provisions of this paragraph 4, the Operator shall be entitled to supply for use in connection with the Mining Operations equipment and facilities which are owned by the Operator and to charge the Joint Account with such reasonable costs as are commensurate with the ownership and use thereof.

5.	DISPOSAL OF MATERIAL
5.1

The Operator, with the approval of the Management Committee may, from time to time, sell any Material which has become surplus to the foreseeable needs of the Mining Operations for the best price and upon the most favourable terms and conditions available;

5.2

Any Participant may purchase from the Operator any Material which may from time to time become surplus to the foreseeable need of the Mining Operations for such price and upon such terms and conditions as the Management Committee may approve;

5.3

Upon termination of this Agreement, the Management Committee, acting reasonably, may approve the division of any Material held by the Operator at that date may be taken by the Participant in lieu of a portion of its Proportionate Share of the net revenues received from the disposal of the Assets and Property. If the division to a Participant be in lieu, it shall be for such price and on such terms and conditions as the Management Committee, acting reasonably, may approve;

5.4	The net revenues received from the sale of any Material to third parties or to a Participant shall be credited to the Joint Account.
6.	INVENTORIES
6.1	The Operator shall maintain records of Material in reasonable detail and records of Controllable Material in detail;
6.2

The Operator shall perform Counts from time to time at reasonable intervals and in connection therewith shall give notice of its intention to perform a Count to each Participant at least 30 days in advance of the date set for performing of the Count. Each Participant shall be entitled to be represented at the performing of a Count upon giving notice thereof to the Operator within 20 days of the Operator’s notice. A Participant who is not represented at the performing of the Count shall be deemed to have approved the Count as taken;

6.3

Forthwith after performing a Count, the Operator shall reconcile the inventory with the Joint Account and provide each Participant with a statement listing the overages and shortages. The Operator shall not be held accountable for any shortages of inventory except such shortages as may have arisen due to a lack of diligence on the part of the Operator.

7.	ADJUSTMENTS
7.1

Payment of any invoice by a Participant shall not prejudice the right of that Participant to protest the correctness of the statement supporting the payment; provided, however, that all invoices and statements presented to each Participant by the Operator during any Operating Year shall conclusively be presumed to be true and correct upon the expiration of 12 months following the end of the Operating Year to which the invoice or statements relates, unless within that 12 month period that Participant gives notice to the Operator making claim on the Operator for an adjustment to the invoice or statement.

7.2	The Operator shall not adjust any invoice or statement in favour of itself after the expiration of 12 months following the end of the Operating Year to which the invoice or statement relates.

7.3	Notwithstanding subparagraphs 7.1 and 7.2 of this Appendix I, the Operator may make adjustments to an invoice or statement which arises out of a physical inventory of Material or Assets.
7.4

A Participant shall be entitled upon notice to the Operator to request that the independent external auditor of the Operator provide that Participant with its opinion that any invoice or statement delivered pursuant to this Agreement in respect of the period referred to in subparagraph 7.1 of this Appendix I has been prepared in accordance with this Agreement;

7.4

The time for giving the audit opinion contemplated in subparagraph 7.4 of this Appendix I shall not extend the time for the taking of exception to and making claims on the Operator for adjustment as provided in subparagraph 7.1 of this Appendix I;

7.5

The cost of the auditor’s opinion referred to in subparagraph 7.4 of this Appendix shall be solely for the account of the Participant requesting the auditor’s opinion, unless the audit disclosed a material error adverse to that Participant, in which case the cost shall be solely for the account of the Operator.

THIS IS APPENDIX II TO THAT CERTAIN AGREEMENT

AZIMUT EXPLORATION INC. OF THE FIRST

PART AND NORTHWESTERN MINERAL VENTURES INC. OF THE

SECOND PART AS OF THE _______ DAY

OF _________________, 200

NET SMELTER RETURNS ROYALTY

1.

For the purpose of this Appendix II, “Agreement” shall mean the Agreement to which this Appendix II is attached, “Owner” shall mean the party paying a percentage of Net Smelter Returns pursuant to the Agreement, “Holder” shall mean the party or parties receiving a percentage of Net Smelter Returns pursuant to the Agreement and other capitalized terms shall have the meanings assigned to them in the Agreement;

2.

For the purposes hereof, the term “Net Smelter Returns” shall, subject to paragraph 3, 4, 5, and 6 below, mean gross revenues received from the sale by the Owner of all ore mined from the Property and from the sale by the Owner of concentrate, doré, metal and products derived from ore mined from the Property, after deduction of the following:

(a)

all smelting and refining costs, sampling, assaying and treatment charges and penalties including but not limited to metal losses, penalties for impurities and charges for refining, selling and handling by the smelter, refinery or other purchaser (including price participation charges by smelters and/or refiners); and

(b)

costs of handling, transporting, securing and insuring such material from the Property or from a concentrator, whether situated on or off the Property, to a smelter, refinery or other place of treatment, and in the case of gold or silver concentrates or doré, security costs; and

(c)	sales and other taxes based upon sales or production, but not income taxes pursuant to federal, provincial or territorial tax legislation; and
(d)	marketing costs, including sales commissions, incurred in selling ore mined from the Property and from concentrate, doré, metal and products derived from ore mined from the Property.
3.	(a)

Where revenue otherwise to be included under this Schedule is received by the Owner in a transaction with a party with whom it is not dealing at arm’s length, the revenue to be included shall be based on the fair market value under the circumstances and at the time of the transaction.

(b)

Where a cost otherwise deductible under this Schedule is incurred by the Owner in a transaction with a party with whom it is not dealing at arm’s length, the cost to be deducted shall be the fair market cost under the circumstance and at the time of the transaction.

4.

For the purpose of determining Net Smelter Returns, all receipts and major disbursements in a currency other than Canadian shall be converted into Canadian currency on the day of receipt or disbursement, as the case may be, and all other disbursements in a currency other than Canadian shall be converted into Canadian currency at the average rate for the month of disbursement determined using the Bank of Canada noon rates.

5.

The Owner may, but shall not be under any duty to, engage in price protection (hedging) or speculative transactions such as futures contracts and commodity options in its sole discretion covering all or part of production from the Property. None of the revenues, costs, profits or losses from such transactions shall be taken into account in calculating Net Smelter Returns or any interest therein.

6.

If the Property is brought into production, it may be operated as a single operation with other mining properties owned by third parties or in which the Owner has an interest, in which event, the parties agree that (notwithstanding separate ownership thereof) ores mined from the mining properties (including the Property) may be blended at the time of mining or at any time thereafter, provided, however, that the respective mining properties shall bear and have allocated to them their proportionate part of costs described in paragraph 2(a) to 2(d) above incurred relating to the single operation, and shall have allocated to each of them the proportionate part of the revenues earned relating to such single operation. In making any such allocation, effect shall be given to the tonnages and location of ore and other material mined and beneficiated and the characteristics of such material including the metal content of ore removed from, and to any special charges relating particularly to ore, concentrates or other products or the treatment thereof derived from, any of such mining properties.

The Owner shall ensure that practices and procedures in accordance with industry practice are adopted and employed for weighing, determining moisture content, sampling and assaying and determining recovery factors.

7.

Payments of a percentage of Net Smelter Returns shall be made to the Holder within 30 days after the end of each calendar quarter in which Net Smelter Returns, as determined on the basis of final adjusted invoices, are received by the Owner. All such payments shall be made in Canadian dollars.

8.

After the year in which production is commenced on the Property, the Holder receiving a percentage of Net Smelter Returns from the Owner shall be provided annually on or before March 31st with a copy of the calculation of Net Smelter Returns, determined in accordance with this Schedule, for the preceding calendar year, certified correct by a senior officer of the Owner.

9.

The Holder may, on or before April 30th of any year, give written notice to the Owner requiring an audit. The Owner shall then arrange for the external auditors of the Owner to carry out an audit at the sole expense of the Holder subject to reimbursement as described below and a copy of the auditor’s report shall be provided to the Owner and Holder promptly upon completion of the audit. The auditor’s report shall be subject to such qualifications the auditor wishes to make, if any, and shall cover the calendar year ending on December 31 of the year immediately preceding the year of the notice.

If it is determined that the amount of Net Smelter Returns which should have been paid by the Owner to the Holder is different from the amount of Net Smelter Returns determined and paid to the Holder in accordance with this paragraph, the calculation of Net Smelter Returns for the audited period shall be amended to agree with the auditor’s determination; and:

(a)	if the result is a net increase in payment due to the Holder in respect of the interest in Net Smelter Returns, the Owner shall pay promptly the amount of such net increase to the Holder; and
(b)	if the result is a net decrease in payment due to the Holder the Holder shall refund promptly such overpayment to the Owner.

The Owner shall retain the books and records relating to the Property for the current year and for the three calendar years prior to the current year. In the event of the termination of the interest in Net Smelter Returns, the Owner shall, for a period of thirty-six months following the date of such termination, retain the books and records relating to the Property for the year in which termination occurs and the three immediately prior calendar years. The Owner’s books and records no longer required to meet the obligations of this paragraph may be destroyed.

10.

Nothing contained in the Agreement or any Schedule attached thereto shall be construed as conferring upon the Holder any right to or beneficial interest in the Property. The right to receive a percentage of Net Smelter Returns from the Owner as and when due is and shall be deemed to be a contractual right only. Furthermore, the right to receive a percentage of Net Smelter Returns by the Holder from the Owner as and when due shall not be deemed to constitute the Owner the partner, agent or legal representative of the Holder or to create any fiduciary relationship between them for any purpose whatsoever.

11.

The Owner shall be entitled to (i) make all operational decisions with respect to the methods and extend of mining and processing of ore, concentrate, doré, metal and products produced from the Property (for example, without limitation, the decision to process by heap leaching rather than conventional milling), (ii) make all decisions relating to sales of such ore, concentrate, doré, metal and products produced and (iii) make all decisions concerning temporary or long-term cessation of operations.

YELLOW CAKE ROYALTY

For the purpose of this Appendix II, “Owner” shall mean the party paying a percentage of the proceeds from the sale or other disposition of uranium oxide (“Yellow Cake”); “Holder” shall mean the party or parties receiving a percentage of Yellow Cake and other capitalized terms shall have the meaning assigned to them in the Agreement to which this Appendix II is attached.

The Holder shall be entitled to a royalty (the “Royalty”) from the proceeds from the sale or other disposition of all uranium oxide (commonly called “Yellow Cake”), received from any purchaser of any Yellow Cake derived from the ore mined from the Property after deducting therefrom all charges and penalties (imposed by the purchaser) and the cost of transportation to any processing facility after creation of Yellow Cake, insurance premiums, sampling and assaying charges incurred after the Yellow Cake concentrates have left the concentrator and all appropriate sales taxes. In no case shall the cost of mining, transportation or concentrating costs prior to the creation of the first marketable produced be deducted from the selling price in the calculation of Royalty. If any portion of the Yellow Cake or other minerals extracted and derived from the ore mined from the Property are sold to a purchaser owned or controlled by the Owner or treated by a facility owned or controlled by the Owner, the actual proceeds received shall be deemed to be an amount equal to what could be obtained from a purchaser or facility not so owned or controlled by the Owner after deducting therefrom a charge equal to the transportation cost which would have been incurred had the material been transported to such third party.

The Royalty reserved herein shall be subject to the following:

1.	Payment of Royalty

a. Frequency of Payment of Royalty. Payment of Royalty hereunder shall be due and payable within thirty (30) business days after the sale proceeds are received from any purchaser of Yellow Cake or other minerals mined from the Property.

b. Method of Making Payments. All payments required hereunder may be mailed or delivered to any single depository as the Holder may instruct. If the Owner makes a payment or payments on account of the Royalty in accordance with the provisions of this instrument, it will have no further responsibility for distribution of the Royalty. All charges of the agent, trustee or depository will be borne solely by the parties receiving payments of Royalty. The delivery or the deposit in the mail of any payment hereunder on or before the due date thereof shall be deemed timely payment hereunder.

2.	Records and Reports

a. Records, Inspection and Audit. Within ninety (90) days following the end of each calendar year, commencing with the year in which the Property is brought into commercial production (not inclusive of any bulk sampling programs), the Owner shall deliver to the Holder a statement of the Royalty paid for said calendar year. The Holder shall have the right within a period of three (3) months from receipt of such statements to inspect the Owner’s books and records relating thereto and to conduct an independent audit of such books and records at its own cost and expense.

b. Objections. If the Holder does not request an inspection of Owner’s books and records during the three-month period referred to in the preceding paragraph, all payments of Royalty for the annual period will be considered final and in full satisfaction of all obligations of the Owner with respect thereto. If the Holder disputes any calculation of Royalty, the Holder shall deliver to the Owner a written notice (the “Objection Notice”) describing and setting forth a specific objection within sixty (60) days after receipt by the Holder of the final statement. If such audit determines that there has been a deficiency or an excess in the payment made to the Holder, such deficiency or excess will be resolved by adjusting the next payment due hereunder. The Holder will pay all the costs and expenses of such audit unless a deficiency of five (5%) percent or more of the amount due is determined to exist.

The Owner will pay the costs and expenses of such audit if a deficiency of five (5%) percent or more of the amount due is determined to exist. All books and records used and kept by the Owner to calculate the Royalty due hereunder will be kept in accordance with generally accepted accounting principles.

c. Evidence of Maintenance of the Mineral Claims comprising the Property. Owner shall deliver to the Holder, not later than the date two weeks prior to the date for the payment of annual claim maintenance fees, evidence that the fee has been timely paid.

3.	Inurement

The Royalty reserved herein shall run with the land and be binding on all subsequent owners of the Property, including any amendments, relocations, patents of the same or additional or alternative rights to mine as may be conferred by any changes in the mineral laws of the Province of Quebec.

5.	Assignments by Holder

Holder may transfer, pledge, mortgage, charge or otherwise encumber all or any part of its right, title and interest in and to its Royalty reserved hereunder; provided, however, that Owner shall be under no obligation to make its payments hereunder to such assignee, transferee, pledgee or other third party until Owner’s receipt of Notice concerning the assignment or transfer.